Registration No. 333-127547

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM SB-2
                              (Amendment Number 3)
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                             ----------------------
                         LEGEND MOTORS WORLDWIDE, INC.
                (Name of Small Business Issuer in its Charter)


	NEVADA		    	 	5010			 20-1625144
------------------------------------------------------------------------------
(State of Other Jurisdiction of (Primary Standard Industrial (IRS Employer Incorporation or Organization) Classification Code Number) Identification No.)

                    1995 East US 20, LaGrange, Indiana 46761
                                 (260) 463-4060
          (Address and telephone number of principal executive offices and principal place of business)


                               Mr. John Pendl, CFO
                                17924 US 31 North
                            Westfield, Indiana 46074
                                 (317) 867-2852
            (Name, address and telephone number of agent for service)

                                   Copies to:
                    The Law Office of James G. Dodrill II, PA
                            James G. Dodrill II, Esq.
                                5800 Hamilton Way
                               Boca Raton, FL 33496
                                 (561) 862-0529
                             ----------------------

Approximate date of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

                             ----------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule
462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ).

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( ).


                   CALCULATION OF REGISTRATION FEE



                                            PROPOSED      PROPOSED
TITLE OF EACH CLASS                         MAXIMUM       MAXIMUM
OF                        QUANTITY TO       OFFERING      AGGREGATE      AMOUNT OF
SHARES TO BE                  BE            PRICE PER     OFFERING       REGISTRATION
REGISTERED                REGISTERED        SHARE <F1>      PRICE            FEE
-------------------       ----------        ---------     ---------      ------------



Common Stock,
$.0001 par value
to be sold by
selling
shareholders               12,000,000        $3.00        $36,000,000     $4,237.20


TOTAL                      12,000,000        $3.00        $36,000,000     $4,237.20
----------------------

<F1>

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                                   PROSPECTUS
                 SUBJECT TO COMPLETION, DATED JANUARY 11, 2006


                       12,000,000 Shares of Common Stock

                         LEGEND MOTORS WORLDWIDE, INC.

     The Offering:


     This is our initial public offering. We are registering a total of 12,000,000 shares of our common stock all of which are being offered by selling shareholders and are being registered for sale at a price per share of $3.00 per share until our shares are quoted on the Over The Counter Bulletin Board maintained by NASDAQ and thereafter at prevailing market prices or in privately negotiated transactions.

     There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board which is maintained by NASDAQ, our common stock is not currently listed or quoted on any quotation service. Because NASDAQ has no business relationship with the issuers quoted on the OTC Bulletin Board we are not able to apply directly for quotation. Only Market Makers may apply to quote securities on this market. Our Board of Directors has pre-existing relationships with various Market Makers who have indicated a desire to apply for such
quotation.  Issuers are not charged a fee for this service.   There
can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop.



         Proposed Trading Symbol:        OTC Bulletin Board - "LMWW"
                       _________________________________

         Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 6 of this prospectus.

     We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.
                            ______________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                            ______________________

	The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                The date of this prospectus is January 11, 2006.

                              TABLE OF CONTENTS

                                                           Page
                                                           ----


Prospectus Summary                                          3
The Offering                                                4
Summary Financial Information                               5
Risk Factors                                                6
Forward-looking Statements                                  11
Penny Stock Regulations                                     12
Use of Proceeds                                             13
Determination of Offering Price                             13
Dividend Policy                                             13
Management's Discussion and Analysis of Financial Condition
 and Results of Operations                                  14
Business                                                    25
Directors, Executive Officers, Promoters and
 Control Persons                                            37
Principal Shareholders                                      40
Selling Security Holders                                    41
Certain Relationships and Related Transactions              45
Description of Securities                                   48
Indemnification                                             50
Plan of Distribution                                        51
Legal Matters                                               52
Experts                                                     52
Where You Can Find More Information                         53
Index to Financial Statements                               F-1



     As used in this prospectus, the terms "we," "us," "our," "the Company," and "Legend Motors" mean Legend Motors Worldwide, Inc., a Nevada corporation. The term "selling shareholders" means our shareholders who are offering to sell their shares of Legend Motors common stock that are being registered through this prospectus. The term "common stock" means our common stock, par value $0.0001 per share and the term "shares" means the 12,000,000 shares of common stock being offered through this prospectus.

                              PROSPECTUS SUMMARY


     Because this is a summary, you should read the entire prospectus. You should specifically consider the information set forth under "Risk Factors" and our financial statements and accompanying notes that appear elsewhere in this prospectus.

Legend Motors Worldwide, Inc.

     We provide the highest quality cars for the automobile enthusiast. Our primary sources of revenue are luxury van, truck and SUV conversions and assembly and sale of exotic supercar and roadster replicas.

     We perform luxury van, truck and SUV conversions through our wholly owned subsidiary, LA West, Inc. (LA West). LA West offers exclusive luxury van conversions, sport truck conversions, and SUV conversions. LA West has been in operation for 17 years and has produced up to 1,800 conversions annually.

     We assemble specially constructed replicas of supercars and roadsters from the 1930's through the 1970's through our wholly-owned subsidiary, GT 40 North America, Inc. (GT 40). GT 40 is a specialty motor vehicle assembler that handcrafts replica vehicles from in-house designed chassis, wiring, plumbing, brakes, interior wheels, tires and other components.

     We operate in our state-of-the-art 78,000 square foot manufacturing, R&D and training facility which includes an in-house paint line that allows for custom painting of all vehicles. In addition to the quality paintwork performed at the facility, vans, trucks and SUVs are modified to suit customer ideas. These vehicles can be equipped with trim upgrades such as captain chairs, paneling, raised roofs, sofa chairs, television sets, fold out beds and even kitchens and bathrooms.

     We were incorporated in Nevada on September 14, 2004. We currently sell products in 40 states. For the fiscal year ended
December 31, 2004, we achieved pro forma revenues of approximately
$14,739,000.

     Our office is located at 1995 East US 20, LaGrange, Indiana 46761. Our telephone number is (260) 463-4060 and our Internet address is www.legendmotorsww.com.

                                  The Offering
                                  ------------

Securities Offered                                 12,000,000 shares of
                                                   common stock, all of
                                                   which are being offered
                                                   by the selling
                                                   shareholders; See
                                                   "Description of
                                                   Securities"


Common Stock Outstanding, before offering          10,000,000
Common Stock Outstanding, after offering (1)       12,000,000


Proposed OTC Bulletin Board Symbol                  LMWW


Use of Proceeds                                     We will not receive any
                                                    proceeds from the sale of
                                                    common stock by our
                                                    selling shareholders.  We
                                                    will receive proceeds to
                                                    the extent that any of
                                                    the warrants are
                                                    exercised and intend to
                                                    use the proceeds from the
                                                    exercise of any of the
                                                    warrants for an
                                                    acquisition(s) and for
                                                    general corporate
                                                    purposes.  See "Use of
                                                    Proceeds."


Dividend Policy                                     We do not intend to pay
                                                    dividends on our common
                                                    stock.  We plan to retain
                                                    any earnings for use in
                                                    the operation of our
                                                    business and to fund
                                                    future growth.



(1) Assumes the exercise of all 2,000,000 Warrants.

                         Summary Financial Information

The following is a summary of our unaudited Pro Forma Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our unaudited Pro Forma Financial Statements and the notes therewith.


                                                Nine Months      Nine Months
                                                Ended            Ended
                                                September 30,    September 30,
                                                2005             2004
                                                ------------     ------------
Statement of Operations Data:

Total Revenue                                   $7,892,508        $11,790,286
                                                ==========        ===========

Cost Of Goods Sold                              $5,320,517        $8,215,054
                                                ==========        ==========

Net Loss                                        $(736,576)        $(64,435)
                                                ==========        =========


Balance Sheet Data:

Cash and cash equivalents                       $94,403           $170,794
                                                =======           ========

Total current assets                            $6,695,256        $6,624,761
                                                ==========        ==========

Total assets                                    $9,609,563        $9,219,527
                                                ==========        ==========

Total current liabilities                       $6,539,113        $7,417,887
                                                ==========        ==========

Total stockholders' equity                      $3,046,006        $1,763,122
                                                ==========        ==========

Total liabilities and stockholders' equity      $9,609,563        $9,219,527
                                                ==========        ==========

                                  RISK FACTORS


     The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. The Company's management believes that the following risk factors discuss all material risks faced by the company. Please carefully consider these risk factors, as well as all other information in this prospectus.


     Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

Our businesses are highly cyclical and this can lead to fluctuations in our operating results.
====================================================================

     The industries in which we operate are highly cyclical and there can be substantial fluctuations in our manufacturing, sales and operating results. Consequently, the results for any prior period may not be indicative of results for any future period. Companies within the replica automobile sales and luxury truck and van conversion industries are subject to volatility in operating results due to external factors such as general economic conditions, including consumer confidence, employment rates, prevailing interest rates, inflation, and other economic conditions affecting consumer attitudes and disposable consumer income generally, demographic changes and political changes. Specific factors affecting our industries include:

        - Overall consumer confidence and the level of discretionary consumer spending;

        - general economic conditions, particularly in our targeted markets;

        -      interest rates;

        -      employment trends;

        -      fuel availability and prices.


Our business would be very detrimentally impacted if our
relationship with Ford, Chrysler or General Motors were to be terminated.
====================================================================

     The vast majority of our revenue is at least to some degree dependent on our relationship with Ford, Chrysler or General Motors. The loss of one or more of these relationships would immediately diminish our ability to achieve revenues. There is no assurance that we will be able to maintain these relationships.

Our business is affected by the availability and terms of financing to dealers and retail purchasers.
====================================================================

      Our business is affected by the availability and terms of financing to dealers and retail purchasers. Substantial increases in interest rates and decreases in the general availability of credit would have an adverse impact upon our business and results of operations.


The holders of our convertible notes received their shares at lower prices than the shares are being offered at through this prospectus.
=====================================================================

     Certain related parties previously converted outstanding notes held by us into shares of our common stock at a price of $2.00 per share. Accordingly, these shareholders were able to acquire shares at lower prices than our shares are being offered at through this prospectus. Future sales of these securities may have an adverse effect on the market price of our common stock should a public trading market develop for such shares.

We have limited operating results from the combined businesses of GT 40 and LA West under our current management structure and may determine that we need to hire additional employees to efficiently manage the businesses.
=====================================================================

     We have only recently acquired GT 40 and LA West and at this time have only limited operating results for the combined businesses. Because of this we do not presently have significant information regarding our current management's ability to effectively run the combined businesses. We may ultimately determine that we need to hire additional personnel to effectively manage the businesses.
There can be no assurance we will be successful in identifying, attracting, creating and maintaining relationships with such personnel.


Fuel shortages, or higher prices for fuel, could have a negative effect on sales of our recreation vehicles.
====================================================================

     Gasoline is required for the operation of all motor vehicles we produce. Recently gasoline prices have risen dramatically in the United States. There can be no assurance that the supply of gasoline will continue uninterrupted, that rationing will not be imposed or that the price of or tax on gasoline will not significantly increase in the future. Shortages of gasoline and substantial increases in the price of gasoline have had a material adverse effect on the motor vehicle industry as a whole in the past and could have a material adverse effect on our business in the future.

Although we have not been involved in any litigation, product liability and other claims against companies in our industries are fairly common and if the frequency and size of product liability and other claims against us increase, our business, results of operations and financial condition may be harmed.
====================================================================


      We may in the future be subject, in the ordinary course of business, to litigation involving product liability and other claims, including wrongful death, against us related to personal injury and warranties. We purchase product liability insurance in the commercial insurance market. We cannot be certain that our insurance coverage will be sufficient to cover all future claims against us. Any increase in the frequency and size of these claims, as compared to our experience in prior years, may cause the premium that we are required to pay for insurance to increase significantly. It may also increase the amounts we pay in punitive damages, not all of which are covered by our insurance. Adverse determination of material product liability claims made against us could have a material adverse effect on our financial condition and results of operations.





We are dependent on the services of our CEO and on the President of LA West and the loss of those services would have a material adverse effect on our business.
=================================================================

      We are highly dependent on the services of Lowell G. Hancher, Jr., our interim CEO and Chairman of the Board and on Vern
Kauffman, the President of LA West. Mr. Kauffman contributes to our overall corporate strategy. Mr. Kauffman's business endeavors include nearly 20 years of experience in the automobile industry. The loss of the services of Mr. Kauffman would have a material adverse effect upon our business and prospects. Without Mr. Kauffman's services we would likely not be able to execute our business plan unless and until we found a replacement with similar experience. There can be no assurance that we could find such a replacement or that if we did that we could persuade such individual to accept employment with us on acceptable terms, or at all. We do not currently have "key man" insurance on Mr. Kauffman and we do not anticipate purchasing such insurance in the near future, if ever. Mr. Kauffman does have life insurance but the company is not a beneficiary.



The luxury truck, van and SUV conversion and exotic supercar replica production industries require substantial industry-specific knowledge and failure to secure productive key personnel may adversely affect our performance and revenue objectives.
====================================================================

     In addition to our reliance on Messrs. Hancher and Kauffman, our success depends to a significant extent upon our ability to retain key personnel and to attract talented new personnel. We anticipate that Messrs. Hancher and Kauffman's leadership and expertise will play a significant factor in any future success. The loss of the services of either of Messrs. Hancher or Kauffman or our failure to retain or attract talented new employees could have a material adverse effect on our business.

Our interim CEO and the President of LA West have the voting power to control our affairs and may make decisions that do not necessarily benefit all shareholders equally.
====================================================================

     As of the date of this prospectus, Mr. Hancher is the indirect holder of approximately 13.2% of our outstanding common stock and of warrants to purchase 800,000 additional shares, bringing his percentage to approximately 19.9%. Additionally, Kauffman owns approximately 15% of our outstanding common stock and owns warrants to purchase 1,000,000 additional shares bringing his percentage to approximately 23%. Consequently, Messrs.
Hancher and Kauffman are in a position to substantially influence matters submitted for shareholder votes, including the ability to elect a majority of our Board of Directors and to exercise control over our affairs in general. Messrs. Hancher and Kauffman's decisions may not necessarily reflect those of our other shareholders.



We face substantial competition in both the luxury truck, van and
SUV conversion and exotic supercar replica production industries.
====================================================================



     We face competition from various companies in each product we offer. A number of our competitors are well financed and could develop innovative products that would reduce our market share. Additionally, as we expand our product offerings into new markets and into offering new products we will face additional competition. Competition in foreign markets may also be affected by duties, tariffs, taxes and the effect of various trade agreements, import restrictions and fluctuations in exchange rates.


If automobile manufacturers decide to do more customizing on their own our sales and results of operations could be adversely affected.
=================================================================

     Because automobile manufacturers do not typically customize vehicles, dealerships that wish to offer customized vehicles as well as consumers who want to customize their vehicle need to contract with a company such as us that specializes in this process. If manufacturers began customizing vehicles on their own, their reliance on us and other similar companies would diminish or be eliminated entirely. Such an event would have an immediate, material adverse effect on our business, operating results and financial condition.

Because our products are discretionary purchases a recession could detrimentally affect our sales.
====================================================================


     Our sales are partially dependent on discretionary consumer spending, which may be affected by general economic conditions. A recessionary environment could result in a decrease in consumer spending in general, which could result in decreased spending in our markets directly or in the overall market for luxury supercar replicas, either of which could have a material adverse effect on our business, operating results and financial condition. Additionally, factors that influence the general economic climate, such as consumer confidence levels, interest rates, employment trends and fuel availability and prices could also result in decreased spending in our markets. If we fail to make adjustments in response to these events quickly, our operating results and financial condition could be materially adversely affected.

Increases in the cost of parts or labor could render the company's primary products unaffordable under our marketing program
====================================================================

     If the cost of parts or labor required for producing our primary products increase we may be forced to increase the price at which we sell our products. Because our products are discretionary purchases, increasing such prices could have a material adverse effect on our business, operating results and financial condition.

There has never been a market for our common stock.
====================================================================
     Prior to this offering, there has been no public trading market for our common stock and there can be no assurances that a public trading market for the common stock will develop or, if developed, will be sustained. Although we hope to be accepted for quotations on the Over the Counter Bulletin Board, which is maintained by NASDAQ, there can be no assurance that a regular trading market will develop for the common stock offered through this prospectus, or, if developed, that it will be maintained. Because NASDAQ has no business relationship with the issuers quoted on the OTC Bulletin Board we are not able to apply directly for quotation. Only Market Makers may apply to quote securities on this market. Our Board of Directors has pre-existing relationships with various Market Makers who have indicated a desire to apply for such quotation. Issuers are not charged a fee for this service.


We have arbitrarily determined the offering price. Accordingly, the price you pay may not accurately reflect the value of our common stock and you may not be able to sell the common stock for at least the offering price or at any price at any time.
====================================================================

     We have arbitrarily determined the offering price of the common stock because there is no market for any of our securities. There can be no assurance that the offering price accurately reflects the value of our common stock or that investors will be able to sell the common stock for at least the offering price or at any price at any time.

There is no assurance of future dividends being paid.
====================================================================

     At this time we do not anticipate paying dividends in the future, but instead plan to retain any earnings for use in the operation of our business and to fund future growth. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our board of directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions.

                          FORWARD-LOOKING STATEMENTS
                          --------------------------


     This prospectus includes forward-looking statements that involve risks and uncertainties regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing and future economic performance. These forward-looking statements include statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus. You should not rely on these forward-looking statements that apply only as of the date of this prospectus. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions. These statements refer to our future plans, objectives, expectations and intentions. We use words such as "believe," "anticipate," "expect," "intend," "estimate," "could," "feel," "believes," "plan," "should," "will" and other similar expressions to identify forward-looking statements. In addition, any statements concerning future financial performance, ongoing business strategies or prospects and possible future Company actions that may be provided by management are also forward-looking statements as defined by the Act. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus. In addition to the risk factors identified elsewhere, important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:


-	Acts of war and other political events
-	Widespread adverse weather conditions or natural disaster
-	Unforeseen changes in laws or regulation
-	Increases in the cost of parts or labor could render the
        company's primary products     unaffordable under our marketing
        program
-	General downturn in the auto industry
-	Manufacturers doing more customizing on their own.

                           Penny Stock Regulations
                           -----------------------

     We are not listed on any stock exchange at this time.   We hope
to become a bulletin board traded company. Such shares are referred to as "penny stocks" within the definition of that term contained in Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. These rules impose sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market. In general, penny stocks are low priced securities that do
not have a very high trading volume.   Consequently, the price of the
stock is volatile and you may not be able to buy or sell the stock when you want. Accordingly, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

     Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of securities being offered by our selling shareholders.

     We will receive proceeds to the extent that any holder of a warrant decides to exercise such warrant and intend to use the proceeds from the exercise of any of the 2,000,000 warrants for working capital and acquisitions. If all of the 2,000,000 warrants are exercised at $4.00, we will receive gross proceeds of $8,000,000.


     It is not possible to determine when, or if, any of the 2,000,000 warrants will be exercised. We have not identified specific uses of the funds we may receive from the warrant and will use any proceeds raised first for working capital then any remaining funds will be used for general corporate purposes.

     A private equity investor, Commerce Street Venture Group ("CSVG") has agreed to pay all expenses incurred in connection with the registration of our shares in return for 6,534,166 shares of our common stock.  The Company received no cash in exchange for the
issuance of these shares.    CSVG expects to incur expenses of
approximately $230,000 in connection with the registration of the shares.



                       DETERMINATION OF OFFERING PRICE

     Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


                                DIVIDEND POLICY

     It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, our financial condition, our capital requirements and other factors that the board of directors may think are relevant.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS


     The following is a discussion of our results of operations and our liquidity and capital resources. To the extent that our analysis contains statements that are not of a historical nature, these statements are forward-looking statements, which involve risks and uncertainties. See the "FORWARD-LOOKING STATEMENTS" section above. Our analysis and discussion should be read in conjunction with our financial statements and the related notes included elsewhere in this filing.

Overview of Organizational Development

     Legend Motors Worldwide, Inc. (a Nevada corporation) was incorporated in the state of Nevada on September 14, 2004 as a C corporation.

     On April 28, 2005, the Company entered into agreements to acquire all of the outstanding common stock of GT 40 North America, Inc. (a Florida corporation) for 1,847,084 shares of the Company's common stock. GT 40 North America, Inc. was originally incorporated on September 5, 2003 and is headquartered in Westfield, Indiana.

     At the close of business on April 28, 2005, the Company issued 6,534,166 of its common shares to a private equity firm. The Company received no cash in exchange for the issuance of these shares. In exchange for the stock issuance, the private equity firm committed to paying the costs required to undertake a registration of the Company's common stock. The Company has no obligation or intent to reimburse any costs incurred by the private equity firm. The private equity firm anticipates that it will incur costs in the amount of $230,000 in the course of the public offering process. As a result, the Company expensed consulting fees in the amount of $230,000 in April 2005.

     On July 1, 2005, the Company entered into an agreement to acquire 49% of the outstanding common stock of LA West, Inc. for 1,582,492 shares of the Company's common stock.

     On July 1, 2005, the Company entered into an agreement to acquire the remaining 51% of the outstanding common stock of LA West, Inc. (an Indiana corporation) for 1,647,084 shares of the Company's common stock. LA West, Inc. was originally incorporated on January 26, 1988 and is headquartered in LaGrange, Indiana.

     As a result of the transactions described above, Legend Motors Worldwide, Inc. is the successor company to the business activities of the aforementioned companies.

     We are recognized as a leader in the assembly of high quality van, truck and SUV conversions and other specially constructed motor vehicle. This reputation has enabled us to develop key, long-term relationships with major automobile manufacturers and dealers.

Critical Accounting Policies and Estimates

      The Company's discussion and analysis of its financial condition and results of operations are based upon the single entity Financial Statements of Legend Motors Worldwide, Inc., LA West, Inc. and GT 40 North America, Inc., which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements required the use of estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis at least quarterly, the Company evaluates these estimates. The Company bases its estimates on historical experiences and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.


Management has considered the accounting estimates and assumptions utilized in preparing these financial statements and concluded that:

* the levels of subjectivity and judgment to which these estimates and assumptions are subject are not sufficiently uncertain to cause these estimates and assumptions to be considered material, and
* the impact of these estimates and assumptions on financial condition or operating performance is not material.

     Audited single entity Financial Statements of LA West, Inc. and GT 40 North America, Inc. for the years ended December 31, 2004 and 2003 are included elsewhere in this filing. Unaudited single entity Financial Statements of LA West, Inc. and GT 40 North America, Inc. for the nine months ended September 30, 2005 and 2004 are included elsewhere in this filing. All of these financial statements should be read in conjunction with management's discussion and analysis of financial condition and results of operations

Business Segments

The Company operates the following two reportable business segments:

1.	Van, truck and SUV conversions (LA West).
2.	Specially constructed vehicles (GT 40).

General Overview of the Operations

     Legend Motors is a holding company and it currently holds two wholly-owned subsidiaries: LA West, Inc. (LA West) and GT 40 North America, Inc. (GT 40).

     LA West offers exclusive lines of luxury van, truck and SUV conversions. These vehicles can be equipped with trim upgrades such as captain chairs, paneling, raised roofs, sofa chairs, television sets, fold out beds and even kitchens and bathrooms. LA West also maintains an after market parts distribution system and a service support program. LA West currently maintains a sales force of fourteen sales representatives, eight employees and six independent contractors.

     LA West operates out of a 78,000 square foot manufacturing and training facility. The facility includes an in-house paint line that allows for custom painting of all vehicles. Approximately 6,500 square feet of space, consisting of 12 offices, is used for administration, and approximately 71,500 square feet of space is available for production and R&D activities.

     LA West has entered into a separate pool agreement with each of Ford Motor Company, General Motors and Daimler-Chrysler. LA West has also entered into separate finance agreements with these companies' finance companies (Ford Motor Credit Company, General Motors Acceptance Corporation and Chrysler Financial Company, respectively). Under the pool agreements, the Company purchases chassis and later sells the chassis back to the respective manufacturer after the Company has completed its conversion or modification and sold the vehicle to a customer. Title to the chassis passes to the Company when it purchases the chassis and title passes back to the manufacturer when the manufacturer repurchases the chassis. The Company does not make any payments on floor plan payable balances outstanding. Under the finance agreements, the Company is charged interest on the floor plan payable balances. Currently, the Company is charged interest at rates ranging from 1% to 2% for chassis held for less than 90 days and prime plus 1% (7.25% at January 1, 2006) for chassis held for greater than 90 days. These "floor planned" chassis are the stock vehicles upon which the Company performs its conversions or modifications. At the time when the manufacturer repurchases the chassis and credits the Company's account the Company invoices the purchasing dealer for the Company's conversion or modification. The pool and finance agreements serve as means for the Company to fund its chassis purchases at very favorable rates relative to the alternative funding sources available to the Company. The agreements have no scheduled termination dates.

     LA West's sales are mildly seasonal with the last four months of the calendar year generally lagging the first eight months of the calendar year by 2-4 absolute percentage points. Percentages of total unit sales by month since January 1, 2003 were as follows:

Month                       2005          2004          2003
-----                       ----          ----          ----
January                     11%            9%           10%
February                    11%            8%            6%
March                       11%           10%           10%
April                        9%           10%           10%
May                          9%            9%           10%
June                         9%           11%           11%
July                         8%            9%            9%
August                       8%            8%            8%
September                    8%            8%            7%
October                      6%            7%            6%
November                     5%            6%            7%
December                     5%            5%            6%
                            100%          100%          100%

     GT 40 is engaged in the assembly of replica supercars and roadsters. GT 40 is a component car assembler that handcrafts a motor vehicle assembly from chassis, wiring, plumbing, brakes, interior wheels, tires and all other required items.

assembly space sufficient to meet research and development projects for the foreseeable future.

     There is insufficient sales history to determine whether seasonality is a factor in GT 40's business.

Overall Results of Operations - Nine Months Ended September 30, 2005 and 2004

Van, Truck and SUV Conversions

     Van conversion revenues for the nine months ended September 30, 2005 decreased $1,894,453, or (44.0)%, as compared to the nine months ended September 30, 2004. During the nine months ended September 30, 2005, LA West sold 232 van conversions at an average selling price of $10,422. During the nine months ended September 30, 2004, LA West sold 411 van conversions at an average selling price of $10,493. The decrease in units sold is attributable to the following three factors:

1.	The lack of OEM consumer rebate programs with respect to vans,
2.	the lack of OEM finance company interest rate incentives with respect to vans, and
3.	a change in consumer preference away from vans and toward trucks.

      Truck modification revenues for the nine months ended September 30, 2005 decreased $1,664,845, or (26.7)%, as compared to the nine months ended September 30, 2004. The decrease is primarily attributable to an OEM's introduction of a competitive product and industry-wide economic conditions. During the nine months ended September 30, 2005, LA West sold 570 truck modifications at an average selling price of $8,016. During the nine months ended September 30, 2004, LA West sold 893 truck modifications at an average selling price of $6,981. The overall decrease in units sold is attributable to a decrease of six in Ford units sold, a decrease of 404 in Dodge units sold and an increase of 87 in GM units sold. The decrease in Dodge units sold is attributable to Dodge's release in 2005 of a truck model that features the option upgrades that are typically presented in LA West's product modifications. The increase in GM units sold is attributable to management's redirection of sales resources that previously were dedicated to Dodge sales efforts.

     Other sales for the nine months ended September 30, 2005 decreased $109,851, or (35.8)%, as compared to the nine months ended September 30, 2004. Of the total decrease, a decrease of $74,300 is attributable to a decrease in OEM marketing assistance earned. The Company is eligible to participate in certain sales incentive programs maintained by the OEMs (Ford, GM and Chrysler). The terms of these programs are well-defined and the Company is able to accurately determine the incentive assistance payments earned each month. The Company accrues the calculated assistance payments as other revenue on a monthly basis. The timing of the actual payments varies from plan to plan. The total decrease was also affected by an increase in the amount of $24,545 attributable to a property tax refund. Due to a delayed real property tax assessment, the Company remitted in 2003 a property payment that was based upon an estimate. The actual estimate was finally received in 2004 and resulted in a refund that was received during 2004. The Company does not expect this occurrence to repeat.

     Overall gross margin was 35.0% for the nine months ended September 30, 2005 compared to 33.0% for the nine months ended September 30, 2004. The net increase was affected by a 2.7% increase due to an improvement in materials costs due to a change in product mix towards products that don't require full body paint work offset by a 1.5% decrease due to an increase in labor costs incurred as a result of new product development.

     Advertising expenses for the nine months ended September 30, 2005 decreased $160,694, or (41.5)%, as compared to the nine months ended September 30, 2004. LA West has historically targeted advertising expenses of 2% of sales. Advertising expenses were 2.02% and 2.42% of sales for the nine months ended September 30, 2005 and 2004, respectively. The decrease is attributable to management's intensified focus in 2005 on not exceeding the 2% target.

Specially Constructed Vehicles

     Vehicle sales revenues for the nine months ended September 30, 2005 decreased $181,300, or (41.6%), as compared to the nine months ended September 30, 2004. The decrease is a function of the Company's prototype production and sales history. The Company's business plan calls for the assembly of thirteen GT Mk. 1 prototypes prior to the commencement of standard assemblies. The pace of GT 40's historical prototype assembly was significantly influenced by the chronology of GT 40's cash flows and customer purchase commitments, which were nonlinear in nature. As of the date of this report, the Company's
GT Ml. 1 prototype history is as follows:

Prototype               Date Completed      Date Sold
2P                      2/5/04              2/5/04
3P                      3/5/04              3/5/04
4P                      4/10/04             4/10/04
5P                      5/21/04             5/21/04
6P                      6/7/04              9/20/04
7P                      8/6/04              10/16/04
9P                      8/20/04             5/11/05
10P                     10/22/04            5/11/05
11P                     4/29/05             9/30/05
12P                     8/1/05              10/28/05
14P                     in process          n/a
15P                     in process          n/a
16P                     in process          n/a

     No prototype 1P, 8P or 13P was assembled. There were seven GT Mk. 1 prototypes available for sale, and five GT Mk. 1 prototypes sold, during the nine months ended September 30, 2004. There were six GT Mk. 1prototypes available for sale, and three GT Mk. 1 prototypes sold, during the nine months ended September 30, 2005. In addition, one prototype Daytona Coupe was successfully assembled during 2005.

     Franchise fee revenues for the nine months ended September 30, 2005 decreased $40,000, or (100.0)%, as compared to the nine months ended September 30, 2004. The decline reflects management's decision during 2004 to abandon its dealer network development initiative in favor of establishing an internal sales and marketing department. In the early stages of the start up of GT 40, management decided to pursue the development of a national distribution network consisting of existing independent (with respect to GT 40) automobile dealerships. Pursuant to this effort, GT 40 granted territorial distribution rights to a limited number of dealers in exchange for franchise fees. The franchise agreements were for 12-month periods and required bilateral renewal. During 2004 management ceased all efforts to develop additional franchise agreements and allowed the existing franchise agreements to expire. All franchise agreements had expired by September 30, 2005 and there were no remaining obligations with respect to franchisees on that date. Management expects that there will be no franchise fee revenues in future periods.

     Cost of goods sold for the nine months ended September 30, 2005 decreased $273,248, or (42.6)%, as compared to the nine months ended September 30, 2004. As a result of the ramp up of the Company's operations from 2004 to 2005, indirect labor, employee benefits, shipping and depreciation increased by $33,863, $8,101, $4,706 and $8,806, respectively. These negative affects were offset by the positive affect of increased efficiency in the production of later
GT Mk. 1 prototypes during 2005 as compared to the less efficient production of earlier GT Mk. 1prototypes during 2004. The decrease also reflects the transfer of GT 40's production and sales functions to the LA West facility (see additional discussion below).

     Cost of finished vehicles sold as a percentage of vehicle sales was 101.2% for the nine months ended September 30, 2005 as compared to
113.9% for the nine months ended September 30, 2004.   The improvement
reflects a decrease in average cost per vehicle sold of $13,457 offset by a decrease in average selling price per vehicle of $2,394. The reduced average selling price reflects a decision by management to sell two vehicles for a total of $155,000 in one transaction to one buyer and management does not anticipate a second occurrence of such an event. The selling prices of the two vehicles sold since that transaction have been $99,000 and $101,151.

     Operating expenses for the nine months ended September 30, 2005 decreased $123,153, or 21.2%, as compared to the nine months ended September 30, 2004. The decrease reflects the transfer of GT 40's production and sales functions to the LA West facility (see additional discussion below).

     Interest income (expense), net for the nine months ended September 30, 2005 increased $29,645, or 104.6%) for the nine months ended September 30, 2004. The increase is primarily attributable to the accrual of interest on shareholder and related party loans. These loans were converted into common stock and paid in capital during the second and third quarters of 2005.

OVERALL RESULTS OF OPERATIONS - Twelve Months Ended December 31, 2004 and 2003

Van, Truck and SUV Conversions

     Van conversion sales for the twelve months ended December 31, 2004 decreased $2,241,096, or 29.5%, as compared to the twelve months ended December 31, 2003. During the twelve months ended December 31, 2004, LA West sold 507 van conversions at an average selling price of $10,565. During the twelve months ended December 31, 2003, LA West sold 841 van conversions at an average selling price of $9,034. The decrease in units sold is attributable to the following four factors:

1.    The lack of OEM consumer rebate programs with respect to vans,
2. the lack of OEM finance company interest rate incentives with respect to vans,
3.    the decision by Dodge in late 2003 to cease van production, and

4.    a change in consumer preference away from vans and toward trucks.

     Truck and SUV conversion sales for the twelve months ended December 31, 2004 increased $4,056,933, or 108.2%, as compared the
twelve months ended December 31, 2003.    During the twelve months
ended December 31, 2004, LA West sold 1,093 truck modifications at an average selling price of $7,143. During the twelve months ended December 31, 2003, LA West sold 589 truck modifications at an average selling price of $6,367. The overall increase in units sold is attributable to an increase of 60 in Ford units sold, an increase of 462 in Dodge units sold and a decrease of 18 in GM units sold. The increase in Dodge units sold is attributable to LA West's release of a new Dodge product in late 2003.

     Parts sales for the twelve months ended December 31, 2004 increased $98,891, or 19.3%, to $611,947 as compared to the twelve months ended December 31, 2003. The increase results from the increase in the number of the Company's products in the marketplace.

     Other sales for the twelve months ended December 31, 2004 increased $151,062, or 63.6%, as compared to the twelve months ended December 31, 2003. Of the total increase, $96,200 is attributable to an increase in OEM marketing assistance earned. The Company is eligible to participate in certain sales incentive programs maintained by the OEMs (Ford, GM and Chrysler). The terms of these programs are well-defined and the Company is able to accurately determine the incentive assistance payments earned each month. The Company accrues the calculated assistance payments as other revenue on a monthly basis. The timing of the actual payments varies from plan to plan.
In addition, $24,545 of the increase is attributable to a property tax refund. Due to a delayed real property tax assessment, the Company remitted in 2003 a property payment that was based upon an estimate. The actual assessment was received in 2004 and resulted in a refund that was received during 2004. The Company does not expect this occurrence to repeat.

     Gross profit as a percent of revenues was 30.7% for the twelve months ended December 31, 2004 compared to 32.1% for the twelve months ended December 31, 2003. The decrease is primarily attributable to the staffing of an internal paint department and an increase in finished product freight costs.

     Gain on involuntary conversion for the twelve months ended December 31, 2004 decreased $282,341, or (100.0)%, as compared to the twelve months ended December 31, 2003. The gain was realized on a weather-related involuntary conversion during 2003. Although it is possible, management considers it unlikely that such an event will recur.

Specially Constructed Vehicles

     Vehicle sales for the twelve months ended December 31, 2004 increased $535,300, or 100%, as compared to the period from September
5, 2003 (inception) to December 31, 2003. There were eight GT Mk. 1 prototypes available for sale, and six GT Mk. 1prototypes sold, during the twelve months ended December 31, 2004. GT 40 was in a start up phase for the majority of the period from September 5, 2003 (inception) to December 31, 2003 and did not have a completed prototype available for sale during that period.

     Franchise fee revenues for the twelve months ended December 31, 2004 decreased $35,000, or (46.7)%, as compared to the period from
September 5, 2003 (inception) to December 31, 2003.   The decline
reflects management's decision during 2004 to abandon its dealer network development initiative in favor of establishing an internal sales and marketing department. In the early stages of the start up of GT 40, management decided to pursue the development of a national distribution network consisting of existing independent (with respect to GT 40) automobile dealerships. Pursuant to this effort, GT 40 granted territorial distribution rights to a limited number of dealers in exchange for franchise fees. The franchise agreements were for 12 month periods and required bilateral renewal. During 2004 management ceased all efforts to develop additional franchise agreements and allowed the existing franchise agreements to expire. All franchise agreements had expired by September 30, 2005 and there were no remaining obligations with respect to franchisees on that date. Management expects that there will be no franchise fee revenues in future periods.

     Cost of goods sold for the twelve months ended December 31, 2004 increased $969,428, or 3,606.2%, as compared to the period from September 5, 2003 (inception) to December 31, 2003. The increase reflects the sale of six GT Mk. 1 prototypes during 2004 as compared to zero assemblies sold during 2003. The increase also reflects that the period from September 5, 2003 (inception) to December 31, 2003 is only four months in duration and production was taking place for only a fraction of that period. Specific increases were as follows:

Description                                       Increase
                                                 (Decrease)
Materials & Supplies                               59,039
Indirect Labor                                     28,829
Payroll Taxes & Benefits                           28,443
Depreciation                                       21,689
Warranty Work                                      10,069

     Selling, general, and administrative expenses for the twelve months ended December 31, 2004 increased $731,642, or 471.0%, as compared to the period from September 5, 2003 (inception) to December 31, 2003. The increase reflects the ramp up of overall operations and the longer duration of the twelve months ended December 31, 2004 relative to the period from September 5, 2003 (inception) to December 31, 2003. The increase also reflects an increase of $48,028 attributable to the hiring of a production manager, an increase of $89,977 attributable to the hiring of two sales representatives and an increase of $41,387 attributable to the hiring of a financial controller.

     Interest expense for the twelve months ended December 31, 2004 increased $47,324, or 8,062.0%, as compared to the period from September 5, 2003 (inception) to December 31, 2003. Of the total increase, $47,310 is attributable to the accrual of interest on shareholder and related party loans. These loans were converted into common stock and paid in capital during the second and third quarters of 2005.

Liquidity and Capital Resources

Van, Truck and SUV Conversions

     LA West's primary sources of liquidity have been cash generated by operations and commercial lines of credit.

     Cash and cash equivalents were $93,530 and $170,794 as of September 30, 2005 and 2004, respectively. Cash and cash equivalents were $72,197 and $73,895 as of December 31, 2004 and 2003, respectively.

     Capital expenditures were $36,119 and $3,072 during the nine months ended September 30, 2005 and 2004, respectively. Capital expenditures were $56,030 and $37,568 during the twelve months ended December 31, 2004 and 2003, respectively. Management anticipates the following capital expenditures during 2006:

Quarter 1          Network server     20,000
Quarter 1          Various             5,000
Quarter 2          Various             5,000
Quarter 3          Various             5,000
Quarter 4          Various             5,000
                                       -----
Total                                $40,000
                                     =======

     The Company expects to incur EPA testing fees of $50,000 during January 2006. The EPA testing applies to a new product that LA West developed during the last four months of 2004. Management believes that it has identified an un-served niche in its target market and expects that the product it has developed will yield substantial sales, although this cannot be assured. Management anticipates initial sales of this new product in January 2006.

     Cash distributions were $27,000 and $72,656 during the nine months ended September 30, 2005 and 2004, respectively. Cash distributions were $300,666 during 2004 and $616,530 during 2003. All distributions were declared and paid prior to Legend Motor's acquisition of LA West. Management currently has no specific plans to declare dividend distributions in the future.

     Historically, LA West has maintained minimal long-term debt.
As of September 30, 2005, long-term debt consisted of one commercial loan with a balance due of $39,024, with $24,444 being due after
September 30, 2006.   However, this balance was fully repaid on
November 4, 2005 pursuant to the change in LA West's commercial line of credit (see below) and as of that date LA West has no long-term debt. Management has no immediate plans to enter into any long-term debt obligations.

     During the reporting period, LA West maintained a secured credit agreement with a commercial lender. Under the terms of the secured credit agreement, the Company had a line of credit for up to $650,000. Interest was payable monthly at the prime rate plus 0.5%. The line of credit matured on October 5, 2005 and was paid in full at that time. The outstanding balance on the line of credit was $200,000 as of September 30, 2005 compared to $458,000 as of September 30, 2004. The outstanding balance on the line of credit was $438,000 as of December 31, 2004 compared to $515,000 as of December 31, 2003.

     On November 4, 2005, LA West entered into a replacement secured credit agreement with a separate commercial lender. Under the terms of the replacement secured credit agreement, LA West has a line of credit for up to $250,000. Interest is payable monthly at the prime rate plus 1.0% (7.25% at January 1, 2006). The line of credit matures on June 4, 2006 and is collateralized by the following:

*       All of the business assets of segmental West, Inc.,
*       all of the business assets of Legend Motors Worldwide, Inc., and
*       all of the business assets of GT 40 North America, Inc

Under the terms of the agreement, the Company must:

*       Maintain tangible net worth of $500,000 or more, and
*       maintain a current ratio of 1.0 or more

     The outstanding balance on the line of credit was $250,000, as of January 1, 2006. Management believes that, with continued positive results of operations, the lender will increase the limit on this line. However, there is no assurance that this will be the case.

     On September 15, 2005 Legend Motors contributed $200,000 to the capital of LA West. On September 21, 2005 Legend Motors contributed $100,000 to the capital of LA West. On September 29, 2005 Legend Motors contributed $100,000 to the capital of LA West. The funds bore no encumbrances and were available to fund working capital needs. The contributions were recorded on the books of Legend Motors as investments in subsidiary and on the books of LA West as additional paid-in capital and eliminated upon consolidation.

     LA West's production facility has the capacity for a substantial increase in production operations. Management plans to tap this additional capacity by identifying potential acquisition targets that possess products having production processes that are complementary to LA West's facility and production staff. Such acquisitions in the near term would be funded via capital contributions from Legend Motors. As of the date of this report, management is in the initial stage of identifying such potential targets. No letters of intent, or other such commitments, are in effect.

Specially Constructed Vehicles

     The primary sources of liquidity of this segment have been cash generated by operations, shareholder loans and related party loans.

     Capital expenditures were $93,754 and $ 121,344 during the nine months ended September 30, 2005 and 2004, respectively. Capital expenditures were $152,884 during the twelve months ended December 31, 2004 and $63,988 for the period from September 5, 2003 (inception) to December 31, 2003.

     In April 2005 GT 40 management decided to eliminate its sales function and terminated both of its sales representatives. In July
2005 management concluded that the GT Mk. 1 assembly process was sufficiently developed to convert from the prototyping phase to the standard production phase. Completion of GT 40's remaining scheduled
GT Mk. 1 prototypes was outsourced to the LA West production facility.
In addition, standard production of GT Mk. 1 assemblies will be outsourced to the LA West production facility where the Mk. 1 product will be produced on a dedicated production line.
Pursuant to this transfer, all GT 40 production workers were terminated on July 5, 2005. No severance or termination costs were, or are expected to be, incurred with respect to these employment terminations.
As a result, GT 40 has minimal cash needs. Management expects to fund these minimal cash needs from the future sale of prototype and production Mk.1 units.

     As management identifies other replica models it decides to offer, it will be necessary to dedicate cash to their development. Management anticipates that it will be able to fund any such development costs from sales of production Mk. 1 units and from contribution(s) of capital by Legend Motors.

     GT 40's liabilities as of September 30, 2005 and November 15, 2005, were as follows:

Description                    Balance on 9/30/05       Balance on 11/15/05
-----------                    ------------------       -------------------
Trade Accounts Payable               $60,201                   $6,542
Interest Payable to Legend Motors      6,884                       -0-
Rent Payable                           2,388                       -0-
Loan Payable to Legend Motors        167,920                  128,771
Total                               $237,393                 $135,313
                                    ========                 ========

     Management expects to fund the remaining liabilities from the sale of its remaining prototypes and future production units.


Recent Accounting Pronouncements

     In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payments ("SFAS 123R"). SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. The Company is required to adopt the new standard in the first interim or annual reporting period beginning after December 15, 2005. The Company maintains no share-based compensation plans and does not expect the adoption of SFAS 123R to have a material effect on its financial statements.


     In December 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4 ("SFAS 151"). SFAS 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted materials should be recognized as current-period charges and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The Company was required to adopt the new standard in the first interim period beginning after June 15, 2005. The Company's adoption of SFAS 151 has not had a material effect on its financial statements.

     In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion 29 ("SFAS 153"). SFAS 153 requires that exchanges of nonmonetary assets be measured based on the fair values of the assets exchanged, and eliminates the exception to this principle under APB Opinion 29 for exchanges of similar productive assets. The Company was required to adopt the new standard in the first interim reporting period beginning after June 15, 2005. The Company's adoption of SFAS 153 has not had a material effect on its financial statements.

                                    BUSINESS

GENERAL OVERVIEW


     Legend Motors is a holding company and it currently holds two wholly-owned subsidiaries: LA West, Inc. (LA West) and GT 40 North America, Inc. (GT 40).

     LA West is headquartered in LaGrange, Indiana.  LA West offers
exclusive luxury van, truck   and SUV conversions. These vehicles can
be equipped with trim upgrades such as captain chairs, paneling, raised roofs, sofa chairs, television sets, fold out beds and even kitchens and bathrooms. LA West is a five-time recipient of Ford's Quality Excellence Award. LA West also maintains an after market parts distribution system and a service support program. LA West currently maintains a sales force of fourteen sales representatives, eight employees and six independent contractors. This sales force, on average, has over twenty years of auto and/or conversion industry sales experience and is managed by a sales manager with 22 years experience and a marketing director with 32 years of experience. The LA West sales team has generated as many as 1,800 unit sales annually. LA West markets to franchise and independent motor vehicle dealers throughout the U.S. During 2004 LA West sold vehicles to 168 of the 4,300 Ford, 54 of the 7,000 GM and 153 of the 4,300 Chrysler dealers in the U.S. LA West has entered into inventory pooling and financing agreements with each of the big three domestic U.S. automakers (Ford, GM and Chrysler) thereby providing superior marketing and distribution for company products. The acquisition of LA West provides Legend Motors with an experienced sales force and proven distribution channels along with extensive automotive production experience.

     LA West operates out of a state-of-the-art 78,000 square foot manufacturing, R&D and training facility. The facility includes an in-house paint line that allows for custom painting of all vehicles. In addition to the quality paintwork performed at the facility, vans, trucks and SUVs are also modified to suit customer ideas. This facility is located at 1995 East US 20, LaGrange, Indiana 46761. It was built in 2000 and is on 22 acres of land. Approximately 6,500 square feet of space, consisting of 12 offices, is used for administration, and approximately 71,500 square feet of space is available for production and R&D activities.

     GT 40 was established after several years of research into the exotic sports car market. Former IndyCar teammates Andrew Broadley, son of the famous Lola creator, Eric Broadley; Bob Hancher, former IndyCar team Owner; and George Recentio, former race team manager anticipated the expansion of the exotic sports car market that is now taking place.

     GT 40's automobile assembly operations focus on delivering a line of replica supercars and roadsters from the 1930's through the 1970's, a legendary era of auto racing that offered classic designs that still appear ahead of their time. GT 40 is a component car assembler that handcrafts an assembly from chassis, wiring, plumbing, brakes, interior wheels, tires and all other required items at its production facilities. GT 40 delivers state-of-the-art versions of motor vehicles that are otherwise unattainable for most motor sports enthusiasts, including the GT40 Mk.1. By duplicating the styling of historic motor vehicles, GT 40 is able to rapidly and economically construct short production runs for established bases of consumers that desire our products and have the financial ability to pay for them. These fans of the supercar era will be able to select from the following models, with more to be added as research dictates:

*	GT Mk. 1 reproduction (available in street and race versions)
*	1936 Ford Truck Reproduction

     By selecting premium automotive components such as carbon fiber composite bodies and performance power trains and then handcrafting each car by highly trained and experienced racecar mechanics, the company is able to deliver high performance vehicles that are individually tailored to each GT 40 customer.


ORGANIZATIONAL OVERVIEW

     LA West was incorporated in Indiana on January 26, 1988.

     GT 40 was incorporated in Florida on September 5, 2003.

     Legend Motors was incorporated in Nevada on September 14, 2004.

     Legend Motors was initially capitalized on October 5, 2004 when three individuals exchanged $100,000 for 50,000 of Legend Motor's common shares and 12,500 of Legend Motors warrants with an exercise price of four dollars each for Legend Motor's common stock.

     On April 28, 2005, Legend Motors entered into a separate formal share swap agreement with each of the three shareholders of GT 40. Pursuant to the three agreements, Legend Motors exchanged 1,847,084 of its common shares (97.4% of the outstanding Legend Motors shares immediately after the exchange) for 100 shares of GT 40. As a result of the exchanges, GT 40 became a wholly-owned subsidiary of Legend Motors.

     On April 28, 2005, Legend Motors issued 6,534,166 of its common shares (77.5% of the outstanding Legend Motors shares immediately after the issuance) to a private equity firm. Legend Motors received no cash in exchange for the issuance of these shares. In exchange for the stock issuance, the private equity firm committed to paying the costs required to undertake a public offering of Legend Motor's common stock. Legend Motors has no obligation or intent to reimburse any costs incurred by the private equity firm.

     On April 28, 2005, Legend Motors issued 1,987,500 of its warrants with an exercise price of four dollars each for its common shares to the following four recipients:

Name                                  Amount
----                                  ------
Vern Kauffman                         1,000,000
Gretchen C. Hancher                     400,000
Commerce Street Venture Group, Inc.     400,000
Magellan Financial Media Group, Inc.    187,500
                                        -------
                                      1,987,500
                                      =========

     On June 27, 2005, GT 40 entered into formal debt agreements with certain related parties through common ownership to which GT 40 had outstanding loans to consolidate the respective loans and accrued interest due to each respective party. The new debt agreements allow for the converting of outstanding debt and accrued interest into common stock of Legend Motors at a stated price of two dollars per share. The conversion was at the option of the note holders. On June 28, 2005, each of the holders of loans payable executed their respective options to convert their respective outstanding principal balances to common stock and 1,064,710 shares were issued (11.2% of the outstanding Legend Motors shares immediately after the conversions).

     On July 1, 2005, Legend Motors entered into a formal share swap agreement with a shareholder of LA West pursuant to which Legend Motors exchanged 1,582,492 shares of its common stock (14.3% of the outstanding Legend Motors shares immediately after the exchange) for 49% of the outstanding common stock of LA West. Also on July 1, 2005, Legend Motors entered into a formal share swap agreement with a second shareholder of LA West pursuant to which Legend Motors exchanged 1,647,084 shares of its common stock (12.9% of the outstanding Legend Motors shares immediately after the exchange) for the remaining 51% of the outstanding common stock of LA West. As a result of the two exchanges, LA West became a wholly-owned subsidiary of Legend Motors.

     On July 1, 2005, two shareholders of Legend Motors surrendered a net total of 2,725,536 shares of Legend Motors common stock (21.4% of the outstanding Legend Motors shares immediately before, and 27.3% after, the surrenders) to Legend Motors.

     As a result of all the events summarized in this section, as of July 1, 2005, the Company has 10,000,000 shares of $0.0001 par value common stock issued and outstanding and 2,000,000 warrants with an exercise price of four dollars each issued and outstanding.

INDUSTRY OVERVIEW

     We have estimated that customers who purchase conversion vans or trucks and exotic sports cars and vintage trucks have an annual household income greater than $100,000 and it is our opinion that most of these customers find making such a purchase to be inconsequential.


Luxury Truck & Van Conversion Industry
--------------------------------------

     Conversion vehicles are typically manufactured by an automaker and then modified for transportation and recreation use by a company specializing in customized vehicles. Many of these vehicles are equipped with trim upgrades such as captains chairs, paneling, raised roofs, sofa chairs, television sets, beds, kitchens and bathrooms; all the comforts of home. Types of conversion vehicles include vans, pickup trucks and sport utility vehicles.



     The van conversion industry flourished in the late 1970's and early 1980's. Thousands of converters joined the ranks of those buying vans, sprucing them up and reselling them for large profits. The Big Three American auto makers joined the fray and developed conversion programs in which the auto maker would contract with approved converters who would convert a certain number of vehicles and then market the vans to the auto makers' dealerships.

Kit Car and Component Car Industry
----------------------------------

     In house research has been performed on the historical accuracy of details for each product produced.


     Except as stated otherwise, the following information expresses management's opinions or estimates.

     The Exotic/Super-Luxury Automobile market is approximately 7,000 units or $1.5 billion annually while the Ultra-Luxury/Prestige Sports Coupe market enjoys over four times the sales volume, more than 30,000 units per year or approximately $3 billion annually. This translated into a combined United States market of $4.5 billion in 2002. This leaves a tremendous opportunity for Legend Motors to leverage its racecar experience into profitable gains for its shareholders.


     Mainstays such as Ferrari and Lamborghini have remained focused on the exotic sports car segment over the past 30 years and offer products ranging in price from $135,000 to $250,000. Over the years, companies such as Fiat and Alfa Romeo have exited the U.S. market and until recently manufacturers such as Ford, Aston Martin and Maserati have not challenged the cult-like dominance of Ferrari and Lamborghini. However, sales data and economic evidence has highlighted the demand for new products in this space.


     From 1986 through 2000, the U.S. automobile luxury market experienced its longest and strongest rise in history. Unit sales between 1997 and 2002 grew by 17% and despite 9/11 and the economic recession, luxury sales fared better in 2001 and 2002 than either standard or compact vehicles. The strength of this data proved to Legend Motors management that the time was right for its offerings and this decision is further validated by the decisions of other leading automotive manufacturers. For the 2005 model year there are new models by Ford, Maserati and Porsche. Ford is offering its production GT version at a manufacturer's suggested retail price (MSRP) of approximately $150,000. As Ford is only expected to produce 1500 cars each year for 3 years, the waitlist is long, dealers are raising prices above the MSRP and prices in the secondary market are being bid up to $300,000. The Porsche Carrera GT, is set to list at $440,000 and has a similarly long waiting list for prospective buyers.
Clearly, the demand for exotic sports cars is not being met regardless of prices that are significantly higher than the Legend Motors products.

     While traditional car companies do not have the ability to profitably manufacture short production runs, small companies with experience designing and building in the racecar industry can profit handsomely as they do not have the bloated R & D expenses, union labor, and high overhead of the larger manufacturers. Based on the experience of our management team, it is our opinion that on small production runs, efficiencies would allow for a profit after the first few cars. By combining off-the-shelf, high-performance parts, a car can be engineered quickly that will have the look and feel of the original car while adding luxuries today's car buyers demand.

     While the term "kit car" is commonly misused, there is a significant difference between kit cars and component cars. The majority of "kit car" products are sold as unassembled "kits" of individual components that generally do not have engines or transmissions installed at time of delivery to the customer. For car enthusiasts with the skills, tools, facilities, and time required to do the job, the personal assembly aspect of kit cars may be more enjoyable than driving the finished product. However, other consumers without the required resources desire to purchase components and contract for customized assembly of high-tech performance roller cars ready for final assembly of engine & transmission. Legend Motors is structured as a pure play in the component car industry and should not be considered a "kit car" company in any way. All Legend Motors products are ready to perform at the highest level the moment a customer accepts delivery. We are a component car assembler that handcrafts an in-house designed chassis with all other required items including wiring, plumbing, brakes, interior wheels, tires and paint completed at our factory. Legend Motors delivers state-of-the-art versions of cars that are otherwise unattainable for most motor sports enthusiasts, including the GT40 Mk.1. Legend Motors products are sold without drive-trains however we have established trained facilities around the country to install your engine and transmission to our spec to perform at the highest levels.


     The industry generates approximately 1,600 component cars annually with overall gross revenue of approximately $75,000,000. While kit cars can be acquired for many familiar models such as the Ferrari Testarossa, Lamborghini Diablo, Lotus Super Seven and other exotic cars, Car and Driver magazine calls the Shelby Cobra the "undisputed darling of the kit car industry." It is estimated that the Cobra represents 70% of all kit cars sold with over 48 companies providing different versions of this classic. According to Kit Car magazine, there are approximately 245 manufacturers, but 75% of all cars produced are generated by less than a dozen companies, such as Superformance International and Factory Five, Inc. who both claim to be the world's largest component car manufacturer with estimated annual sales of approximately 200 cars. In 2004, Shelby Automobiles Inc. led by Carroll Shelby became a publicly traded entity and will be fighting for market share in this highly competitive niche.

Target Market Demographics
--------------------------

     With the baby boomer generation hitting their 40's and 50's, the market for luxury cars is ripe for growth and that trend should continue for decades. According to a Ford Motor executive, people are turning to the luxury market earlier in life than they traditionally have. One important difference between this group and previous generations is that they tend to view cars as a way to enjoy driving rather than avoiding it. Consumers in this category have continually shown their preference for bigger engines and sporty suspensions.
Most importantly, there is a convergence of the target market and their fascination with the supercar era that is represented by the company's product line.

     To help identify prospective purchasers for Legend Motors products and to develop its marketing strategy, the company has evaluated various customer-profiling studies. While the details of this data will remain proprietary, we have identified approximate household income and wealth necessary to afford a car up to the $150,000 price point. During this process, the company attempted to identify the difference between regular "rich people" and those affluent individuals that are highly likely to purchase a luxury vehicle. The latest edition of Merrill Lynch and Capgemini Ernst & Young's World Wealth Report suggested that finding luxury car buyers should not be a problem as the number of what they call "high-net-worth individuals" grew by 7.5 percent by the end of 2003to almost 7.7 million worldwide.


Sample demographics of the Legend Motors Target Market are as follows:

Sex:					Male
Age Range				35-64
Average Age				51
Marital Status				Married
Household Income			Greater than $100,000 annually
Education				College Graduate
Employment				Working Full Time
Avg. number of Vehicles Owned	4

     We believe that our customer base will continue to increase on a worldwide basis. We do not anticipate that any one customer's purchases will account for over 5% of our sales. Accordingly, the loss of any individual customer will not have a material adverse effect on Legend Motors Worldwide.

PRODUCTS

Current Products and Services


     Primary revenues will be generated from the luxury conversions of vans and trucks and the sale of our GT Mk. 1. Secondary revenue will be derived from several sources.


     We selected a road version GT Mk. 1 reproduction of the famous 1966 Ford GT40 as our first model for production due to management's analysis of the potential market, the established base of Ford GT40 enthusiasts demanding replicas, and the ability to generate immediate cash flow. Historically, the first Ford GT40 Mk. 1 prototype, named after its height of 40", was based on a 1963 design by Eric Broadley, famed head of Lola Cars. From prototype to production, there was only one goal in mind - to challenge Ferrari's dominance at Le Mans. In 1966, the Ford GT40's took 1st, 2nd and 3rd at Le Mans. In 1967 Dan Gurney and A. J. Foyt finished several miles ahead of the second place Ferrari. The Gulf-backed GT40 commanded victory in 1968 and 1969 becoming the only car of the same chassis number to win Le Mans twice.

     While race performance created the legend and forever solidified it in the minds of automotive historians and enthusiasts, no one could have predicted the demand and prices achieved in the years that followed. Purchasing one of the 97 original GT40's manufactured by Ford in the 1960's can easily cost in excess of $1,000,000. At a base list price of $121,000, we believe that our GT Mk. 1 is well positioned to satisfy the unmet demand for this classic.

Planned Products and Services

     The costs of research and development for new models of exotic sports cars at companies such as Porsche and Ferrari typically run into the tens of millions of dollars and require several years before production. Comparatively, we are able to identify models from historical cars & trucks and bypass the majority of the research and development costs to produce saleable prototypes. To date, we have incurred product development and prototype production expenditures with respect to development efforts on six models. These cars have been selected for their historic appeal, established demand from our target market and the low assembly costs. Four of the six model bodies fit on the chassis being used for current production of the GT Mk. 1 and will require minimal additional expenditures for design, engineering and production. Currently produced models are as follows:

* The GT Mk. 1 race version is the same as the road version except for enhanced performance from a 7.0 liter, 427 cu. in., 550 hp engine.

* The Daytona Coupe was another Shelby design that later was transformed into the coupe version by Peter Brock that won the Federation Internationale de l'Automobile (FIA) GT Championship in 1965. In the years leading up to the FIA Championship the lightweight, fuel efficient Cobra raced smaller circuits winning the first pro United States Road Racing Circuit (USRRC) title with 6 of 8 victories. The Cobras then moved on to the Ferrari dominated FIA. The Cobras were slightly slower going into the circuit but the Cobra team found a loophole in the FIA rules allowing them to modify the body slightly under the protest of Ferrari. The Cobra team finally developed a coupe that tested with a top speed of over 180 mph, a gain of over 15 mph, enough to challenge Ferrari. The Daytona first raced in Daytona and soon became known as the "Daytona Cobra Coupe." The Cobras posed such a challenge to the Ferraris that there were tales of saboteurs on the Cobras. After the championship in 1965 a new challenge came to the Cobra that fall. Shelby received a call from Goodyear to make "record attempts" at the Bonneville Salt Flats challenging archrival Firestone. The Cobra went on to claim all the straight-line records possible in its class going on to claim the 12-hour endurance record on the salt flats for a total of 23 international USAC/FIA records, including the incredible 150 mph average for 12 hours.

     We are expanding our product offerings from exotic supercar replicas to vintage trucks. The first vintage truck product to be prototyped is a 1936 Ford pickup. This model was extremely popular in its original day and holds a great deal of nostalgic interest.

     The company is also diversifying its conversion capabilities to produce a line of Toter Homes, rigs used for hauling various types of trailers. The rigs are large enough to house living accommodations including beds, bathrooms and kitchen areas. Both projects are in the early stages of research and development.

     Cost, profit margin and revenue potential for the 1936 Ford pickup and the Toter Home have not yet been defined. Production stages could begin as early as the first quarter of 2006.

     We will continue to evaluate models to add to our product lines either through internal development or strategic acquisitions that will strengthen our brand and enhance shareholder value. Acquisitions of other component car manufacturers will only be considered if their models are consistent with our corporate strategy and if the acquisition is less expensive than internal product development.

     As the population of our replica vehicles in the marketplace expands, we anticipate that an increasing percentage of revenues will be realized from customer demand for replacement parts or performance upgrades. With a typical gross margin of 50% and minimal incremental costs to process such orders, we anticipate that a substantial portion of these revenues will flow to the bottom line. We also anticipate that service revenues will be generated from post-sale repairs and performance enhancements to our replica vehicles. We anticipate gross margins in the range of 40%-60% on such elective services. Lastly, we have developed lines of apparel & accessories products that will be sold through our website at typical profit margin potentials of up to 35% per item. All of these revenue sources are post-sale and buyer-selected. Consequently, we believe that they will be perceived by our customers as highly value-added, thereby allowing us to maintain higher gross margins.



Research

     During the fiscal years 2002 thru 2004, research was done for the supercar replica operation on the potential market, legislation, and regulations regarding the compliance of primary products and their viability in the market place. Our operations have been structured so as to comply with applicable US laws and regulations, including the Department of Transportation certification requirements.


     The Company expenses research expenses as incurred. Actual research expenses incurred were as follows:

          Year ended December 31, 2003           $1,690
          Year ended December 31, 2004           18,262
          Nine months ended September 30, 2005    2,201
                                                -------
          Total                                 $22,153


Product Development

     During calendar year 2003, one GT Mk. 1 prototype unit was begun. During 2004 eight GT Mk. a prototypes were completed. During 2005, two
GT Mk. 1 prototypes and one Daytona Coupe prototype were completed. Three GT Mk. 1 prototypes were in process at the end of 2005. We expect to be able to complete a total of twenty five GT Mk. 1 production units in calendar year 2006 and fifty GT Mk. 1 production units in calendar year 2007.


     The Company expenses product development expenses as incurred.


Product Development Programs and Commitments Summary


     We completed one prototype Daytona Coupe during 2005. In 2006 we expect to complete prototypes of the GT Mk. 1 race version and 1936 Ford pickup models along with one new product per quarter in our development facility. We will integrate all acquisition production products to the LA West Standard.


Proposed New Products Requiring Material Investment Resources

     We expect to expand new product offerings over time. New product offerings are expected to be the greatest source of growth for the company. For example, we have developed design plans that will allow us to produce a 1936 Ford pickup replica model along with toter homes.

PATENTS AND TRADEMARKS

     We have patents, trademarks and trade names for the following:

Patents
-------
1. Design Patent - Exterior of a fiberglass hood - Application #29-222,947, pending


Trademarks and Trade names
--------------------------
1.   LA West and design Registration Number 1,961,460, expires March 12,
     2006
2. Choo Choo Customs and design Registration number 1,425,160, expires January 13, 2007
3.   L'il Red Express Truck and design Registration number
     78,436,306, expires September 23, 2006

     Because of the age of the vehicles which we replicate, we do not have concerns about infringement of intellectual property rights.


     When we believe it is appropriate we will seek patent or trademark protection for other products, marks or services.

SUPPLIERS

     The company does not depend upon any single source of supply for any of production component.

MARKETING - CHANNELS OF DISTRIBUTION:


     LA West markets its conversion and modification products to franchised new motor vehicle dealers across the continental United States. LA West's other products, primarily parts, are sold to dealers, body shops and individual vehicle owners. LA West ships its finished conversion products on a COD basis. Products other than completed vehicles purchased by a dealer with an established account with LA West are shipped on 30 day, net terms. All other such products purchased are shipped only upon receipt of all proceeds in advance, upon presentation of a validated credit card or on a COD basis.

     LA West maintains an in house managed sales staff, which
includes eight employed and six independent contracted sales representatives with average experience in the auto/conversion
business of over twenty years.   LA West's sales representative
employees are compensated with a base salary and a sales-based commission and its independent contractor sales representatives are compensated on a straight commission basis. The sales force is responsible for sales of both luxury conversions and exotic supercars. We believe that combining efforts for both products brings better efficiencies to the overall operation.

     LA West employs a sales manager who is responsible for the sales force. LA West also employs a marketing director who is responsible for general advertising and promotion, including targeted direct mailings, national print ads in magazines and newspapers, maintenance of our internet website and tradeshow operations.

     LA West's outside sales force travels to strategic markets across the U.S. We market to franchise and independent motor vehicle dealers throughout the U.S. During 2004 we sold vehicles to 168 of the 4,300 Ford, 54 of the 7,000 GM and 153 of the 4,000 Chrysler dealers in the

U.S. However, there is no barrier to selling to any of these dealers and LA West's potential market includes virtually any Ford, General Motors and Chrysler franchised dealer and any independent dealer in the U.S.

     LA West has entered into an inventory pooling agreement with each of the big three domestic U.S. automakers (Ford, GM and Chrysler). These agreements allow the Company to finance the purchase of chassis inventory at interest rates that are extremely favorable relative to other sources of commercial financing. These arrangements allow the Company to maintain larger inventories thereby providing a competitive advantage over the bulk of its competitors with respect to marketing and distribution.


Advertising and Promotion of Exotic Supercars, Vintage Trucks and Street Rods

     Our primary marketing efforts are focused on a direct-to-consumer as well as mass-market media advertising. To further its reach and exposure, we are evaluating several upscale publications such as Robb Report and DuPont Registry for a fit with our target demographics.
Our management has discovered that tradeshows offer the greatest potential to rapidly expose our products and give our marketing personnel the opportunity to meet more qualified customers than in any other scenario.

     Additionally, we are currently evaluating our options to display demo supercar vehicles at exotic auto shows and auctions including the Carlisle and SEMA car events, the Barrett Jackson and Kruse International auctions as well as Metropolitan auto shows and other shows such as Detroit's American International Automobile Show and the New York Auto Show.

Website

     We believe that our website (www.legendmotorsww.com) is a particularly strong marketing tool that yields cost effective, worldwide exposure. Our website continues to receive several leads daily through its interactive section where interested parties may request information online. The website features our primary product models along with general information describing the manufacturing facility, location, product specifications, product pricing and optional upgrade pricing. We also use the website to promote our apparel and accessories, which is an additional source of revenue and exposure for our product and brand image.

COMPETITION


     We have several close competitors in the luxury van and truck conversion industry. The more significant of these competitors are as follows:

* Starcraft Conversions - Predominately a GM-oriented company, they have recently shifted their focus to truck conversions from van conversions since 2000. They are perceived in the marketplace as offering lesser quality and a lower level of customer service. They participate in the GM and Ford pooling systems. We believe their total 2004 revenues to have been approximately $17 million.

* Tuscany Automotive Solutions - They are perceived in the dealer network as offering high quality products. They
participate in the Ford and Chrysler pooling system.   While they
have historically focused on van conversions, during 2004 they initiated a truck specialty segment. We believe their total 2004 revenues to have been approximately $9 million.

* Explorer Conversions - Predominately a GM-oriented company, they are the largest van conversion producer in terms of unit volume and are considered to be one of the pioneers in the industry. They produce no trucks or specialty/niche vehicles. They have excellent in house sales and marketing functions and maintain a good reputation in the auto industry. They participate in the GM and Ford Pooling systems. While we have no estimate of their total 2004 revenues, we believe them to have 150 employees and a 150,000 square foot production facility.

*    Southern Comfort Conversions - They are well known for their
custom paint on trucks and SUV's.   They participate in the GM,
Ford and Chrysler pooling systems, although they mainly focus on GM products. We believe their total 2004 revenues to have been approximately $20 million.


     We have few close competitors that offer assembled replica products. ERA Replica Automobiles and CAV Holdings are the closest comparable competitors because they offer the same type model, the Ford GT40 Replica.


     We expect the markets for our products to become even more competitive if and when more companies enter them and offer competition in price, support, additional value added services and quality, among other factors.


LEGAL PROCEEDINGS

     We are not currently involved in litigation, nor are we a party to any pending litigation.

EMPLOYEES


     As of the date of this prospectus we have 58 full-time employees, including 21 in production, eight in indirect operations, ten in sales/marketing, seven in research and development, eleven in administration and our interim CEO. In Addition, we have six independent sales contractors. We presently have no labor union contract with any union and we do not anticipate unionization of our personnel in the foreseeable future. We believe our relationship with our employees is good.


DESCRIPTION OF PROPERTY


     Our van, truck and SUV conversion production facility is located at 1995 East US 20, LaGrange, Indiana 46761. The 78,000 square foot facility was built in 2000 and is on 22 acres of land. Approximately
6,500 square feet of space, consisting of 12 offices, is used for administration, and approximately 71,500 square feet of space is available for production and R&D activities.

     We lease this facility from a related party. The monthly lease payment is $29,000 and the lease terminates on February 28, 2010.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND/FINANCIAL DISCLOSURE.

     We have had no disagreements with our accountants on accounting and financial disclosure.

        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Our directors, executive officers and key employees are as follows:


Name                 Age    Position                  Director Since

Lowell G. Hancher    51     Chief Executive Officer and    2005
                            Chairman of the Board of
                            Directors

Vern Kauffman        46     Director and President of      2005
                            LA West

John G. Pendl        44     Chief Financial Officer
                            and Director                   2005

Joel Updike          57     Director                       2005

Dennis Severson      53     Director                       2005

The Company's board has not established any committees such as executive, audit, nominating, compensation or governance committees.

Lowell G. Hancher, Jr.
----------------------
Mr. Hancher is a founder of Legend Motors with over 20 years of experience in product development and corporate management. Mr.
Hancher became our interim CEO and Chairman of the board of directors in January 2006 and has agreed to serve in these capacities until the board is able to identigy and hire a replacement. Mr. Hancher is currently a principal of Commerce Street Venture Group, Inc., which he founded in 1999. Mr. Hancher was a team owner in the motor sports world for over 10 years, predominantly Indy Car.
Mr. Hancher is also responsible for introducing the PI research technology (telemetry systems), which is now used in all motor sports, to the U.S. Mr. Hancher's term of office as director will expire on the two-year anniversary of the Company's first annual meeting. Mr. Hancher also serves on the board of directors of Cycle Country Accessories Corp.



Vern Kauffman
-------------
Mr. Kauffman is the founder and President of LA West and has been employed continuously by LA West for more than 17 years. The award winning organization was started by Mr. Kauffman customizing and selling a single van. Mr. Kauffman grew the company to over $14 Million in revenue in 2004. During his employment with LA West, Mr. Kauffman has forged personal relationships with numerous representatives of Ford, Daimler-Chrysler and General Motors that have facilitated the management of LA West's pooling agreements with those OEMs. Mr.
Kauffman's term of office as director will expire on the two-year anniversary of the Company's first annual meeting. Mr. Kauffman served as our Chief Executive Officer and Chairman of the board of directors until December 28, 2005.

Joel Updike
-----------
Mr. Updike has more than 30 years experience in the banking and consulting industries. Mr. Updike graduated in 1970 from Indiana State University with a degree in Business Management and Finance.
Mr. Updike worked for the Federal Deposit Insurance Corporation until 1979. Mr. Updike then joined the Kendallville Bank and Trust Company in Kendallville, Indiana where he served as Senior Vice President until October of 1987,. During his tenure there, Mr. Updike also graduated from both the Graduate School of Banking at Wisconsin and the Post-Graduate School of Banking of Wisconsin. In October of 1987, Mr. Updike established an individual consulting practice specializing in assisting small businesses in acquiring financing. Mr. Updike's clients include a wide range of service, manufacturing and construction companies. From 1996 through 2004, Mr. Updike served as owner/operator of Broadway & Jefferson Limited, Inc. a commercial laundry facility in Fort Wayne, Indiana which was sold in 2004. Mr. Updike continued to operate his consulting practice during those years, as he does now. Mr. Updike's term of office as director will expire on the one-year anniversary of the Company's first annual meeting.

John G. Pendl
-------------
Mr. Pendl is a corporate finance professional and CPA with experience in controllership, capital budgeting, treasury and acquisitions.
Prior to joining Legend Motors in July 2004, Mr. Pendl served as Vice President, Chief Financial Officer and Treasurer from October, 2001 to July, 2004 of Goran Capital, Inc., a publicly traded investment holding company. Earlier in his career, Mr. Pendl was an M&A Analyst and Divisional Controller for Collision Team of America, Inc., a subsidiary of Ford Motor Company and a tax consultant with the firm of PricewaterhouseCoopers. Mr. Pendl's term of office as director will expire at the Company's first annual meeting. Mr. Pendl's terms of office as Secretary and Treasurer will expire at the Company's first annual meeting.

Dennis Severson
---------------
Mr. Severson has over 25 years of business experience with growth-oriented companies and understands how to develop profitable products. Mr. Severson is currently President of Commerce Street Venture Group, Inc. and has been with the company since 1999. His comfort with a technical approach to product sales is well-suited to the company's vehicles and his leadership skills will assist in aggressively developing the company. As a previous Vice President with Dean Witter specializing in private placements, he is uniquely capable of interacting with the investing public and currently sits on the Board of Directors of a publicly traded company. Mr. Severson has also been with management and trading for Archer Daniels Midland, the largest publicly traded agricultural company. In addition, he has been involved with management of professional sports teams. Mr. Severson's term of office as director will expire on the one-year anniversary of the Company's first annual meeting.

Directors' Remuneration

     Our directors are presently not compensated for serving on the board of directors. It is anticipated they will be and it will be consistent with public companies in the sector and of like size and profit.

Executive Compensation


Employment Agreements

     We entered into an employment agreement with Vern Kauffman, our former President and Chief Executive Officer, effective July 1, 2005 for a period of five years. The agreement called for Mr. Kauffman to receive an annual salary of $175,000 and a bonus equal to five percent (5%) of our net income before taxes. Furthermore, the agreement contains a "Covenant Not to Compete" which prevents Mr. Kauffman from competing with the company during his term of employment or for a term of two years thereafter. As compensation for such agreement, Mr. Kauffman receives an additional payment of $25,000 annually. The agreement also provides for Mr. Kauffman to receive standard benefits such as health insurance coverage, sick and vacation time and use of an automobile. <r. Kauffman resigned from his positions as our President and CEO effective December 28, 2005. He continues to serve as the President of LA West.

Summary Compensation Table

     The following table sets forth the total compensation paid or accrued for the years ended December 31, 2005, 2004 and 2003 to our current Chief Executive Officer, Lowell G. Hancher, Jr., our former Chief Executive Officer, Vern Kauffman and our former Chief
Technology Officer, Andrew Broadley. There is no other individual currently serving as an executive officer or that served as an executive officer at the end of our last fiscal year who had annual compensatino equal to or which exceeded $100,000.

Annual Compensation




                                                     Other            Restricted    Securities               All
                                                     Annual           Stock         Underlying     LTIP      Other
Name                    Year     Salary     Bonus    Compensation     Awards        Options        Payouts   Compensation
---------               ----     ------     -----    ------------     ----------    ----------     -------   ------------

Lowell G. Hancher, Jr.  2005          -0-    -            -              -             -               -        24,615(1)
Lowell G. Hancher, Jr.  2004          -0-    -            -              -             -               -        80,481(1)
Lowell G. Hancher, Jr.  2003          -0-    -            -              -             -               -        18,750(1)


Vern Kauffman           2005     130,000     -            -              -             -               -        -
Vern Kauffman           2004     130,000     -            -              -             -               -        -
Vern Kauffman           2003     130,000     -            -              -             -               -        -

Andrew Broadley         2005          -0-    -            -              -             -               -        65,385(1)
Andrew Broadley         2004          -0-    -            -              -             -               -       103,205(1)
Andrew Broadley         2003          -0-    -            -              -             -               -        24,999(1)


(1) Cash consulting fees




Stock Option Grants in the past fiscal year

     We have not issued any grants of stock options in the past fiscal year.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of all shares which may potentially be sold in connection with this registration statement, by (i) those shareholders known to be the beneficial owners of more than five percent of the voting power of our outstanding capital stock, (ii) each director, and (iii) all executive officers and directors as a group:



                                    Number of     Percent      Percent
Name and Address of                 Shares        Before       After
Beneficial Owner                    Owned         Offering     Offering (1)
----------------                    ---------     --------     --------

Commerce Street Venture
Group, Inc.
17322 Westfield Park Road
Westfield, IN 46074 (2)              794,177        6.618%        0%

GT40 North America, Inc.
17924 US 31 North
Westfield, IN 46074                2,000,000       20.000%        0%

G. C. Hancher
1176 Pebblebrook Dr.
Noblesville, IN 46060 (3)            790,000        6.583%        0%

Vern Kauffman
58639 CR 35 Street
Middlebury, IN 46540 (4)           1,792,084       14.934%        0%

Dennis Severson
19560 Winwood Parkway
Noblesville, IN 46062                275,000        2.750%        0%

John G. Pendl
17924 US 31 North
Westfield, Indiana 46074 (5)          65.000        0.541%        0%

Anthony D. Altavilla Trust
& Leslie T. Altavilla
Trust DTD
14300 Clay Terrace Blvd.
Ste. 269
Carmel, IN 46032 (6)                 500,130        5.001%        0%

All Directors and Officers
as a Group (5 Persons) (7)         3,716,261       30.969%        0%


(1)	Assumes that all warrants are
exercised and all shares offered hereunder are sold.
(2)	The amounts and percentages do not
include warrants to purchase 400,000 shares of common stock that may be acquired at an exercise price of $4.00 per share
commencing 120 days following the effective date of this
prospectus.  A five-member committee has equal voting or
investment control over shares owned by Commerce Street Venture
Group.  Mr. Lowell G. Hancher, our interim CEO is a member of that group.  The remaining four members of the group are David Finke,
Jane Graham, Roger Hansonand Dennis Severson.
(3)	The amounts and percentages do not
include warrants to purchase 400,000 shares of common stock that may be acquired at an exercise price of $4.00 per share
commencing 120 days following the effective date of this
prospectus.  G.C. Hancher is the wife of Lowell G. Hancher, one of our directors.
(4) Mr. Kaufman is currently the President of LA West. The amounts and percentages do not include warrants to purchase 1,000,000 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing 120 days following the date of this prospectus.
(5)	Mr. Pendl is our Chief Financial Officer and a Director
(6)     The amounts and percentages do not
include warrants to purchase 1,000,000 shares of common stock that may be acquired by our President at an exercise price of $4.00 per share commencing 120 days following the date of this prospectus, 400,000 shares of common stock that may be acquired by the wife of Mr. Lowell G. Hancher, a Director at an exercise price of $4.00 per share commencing 120 days following the effective date of this prospectus. The amount and percentage does include 790,000 shares of common stock held by the wife of such Director as well as 794,177 shares held by Commerce Street
Venture Group, Inc.
(7) The amounts and percentages do not include warrants to purchase 6,250 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing 120 days following the effective date of this prospectus.

                            SELLING SECURITY HOLDERS

     The following table sets forth certain information with respect to the ownership of our common stock by selling shareholders as of the date of this prospectus. Unless otherwise indicated, none of the selling shareholders has or had a position, office or other material relationship with us within the past three years.



                           Ownership of                               Ownership of
                         Shares of Common                           Shares of Common
                          Stock Prior to            Number of        Stock After the
                             Offering               Shares              Offering
                       -----------------------      Offered      ---------------------
Selling Shareholder    Shares(1)    Percentage(1)   Hereby       Shares     Percentage  Notes
----------------------------------------------------------------------------------------------
Joseph Abrahams          25,000       0.250%          25,000       0          0%

Anthony D. Altavilla
Trust & Leslie T.
Altavilla Trust DTD     506,380       4.122%         506,380       0          0%

Mark Anderson             6,250       *                6,250       0          0%

Michael Bagela            6,250       *                6,250       0          0%

BAM Ventures             20,000       *               20,000       0          0%           3

Kurtis Bear               6,250       *                6,250       0          0%

Andrew Broadley         100,000       *              100,000       0          0%

Richard Caron           100,000       *              100,000       0          0%

Stanley Coher            25,000       *               25,000       0          0%

Commerce Street
Capital Group, Inc.     281,568       2.346%         281,568       0          0%           4

Commerce Street Venture
Group, Inc.             1,194,177     9.951%       1,194,177       0          0%           5

Stephen I. Cooper        50,000       *               50,000       0          0%

John P. Cusick           12,500       *               12,500       0          0%

Todd Doom                58,333       *               58,333       0          0%

Angela Dozier            10,000       *               10,000       0          0%

David Dozier             20,000       *               20,000       0          0%

Olivia Dozier            10,000       *               10,000       0          0%

Steve Erickson           85,000       *               85,000       0          0%

Michael Felsher          12,500       *               12,500       0          0%

David Finke              58,333       *               58,333       0          0%

Barry S. Gevertz         12,500       *               12,500       0          0%

Paul Gilmartin           25,000       *               25,000       0          0%

Michael Glita & Joan
D. Glita                100,000       *              100,000       0          0%

GO CO LLC                30,000       *               30,000       0          0%           6

Michael Golden           12,500       *               12,500       0          0%

Jane Graham              10,000       *               10,000       0          0%

G S Property
Management, Inc.         25,000       *               25,000       0          0%           7

GT40 North
America, Inc.         2,250,000      18.750%       2,250,000       0          0%

G C Hancher           1,190,000       9.916%       1,190,000       0          0%           8

HDE, Inc.                25,000       *               25,000       0          0%           9

Heidi A. Hoffman         50,000       *               50,000       0          0%

Daniel Hopkins            6,250       *                6,250       0          0%

Integrity Ventures,
Inc.                    216,647       1.805%         216,647       0          0%           10

C James Jensen          150,000       1.250%         150,000       0          0%

Donald D. Johnson &
Ann J. Johnson JTTEN      6,250       *                6,250       0          0%

Vern Kauffman (3)(5)  2,792,084      23.067%       2,792,084       0          0%           11

John Kellard             50,000       *               50,000       0          0%

David B. Kelly           25,000       *               25,000       0          0%

Mark G. Langmade         18,750       *               18,750       0          0%

Josh Larson              12,500       *               12,500       0          0%

Erwin Lemowitz TTEE      25,000       *               25,000       0          0%

Walter Lewis &
Gail Lewis               15,000       *               15,000       0          0%

Peter Liebert            15,000       *               15,000       0          0%








M&A Holdings             40,835       *               40,835       0          0%           12

Magellan Capital
Management, Inc.        434,584       3.621%         434,584       0          0%           13

Magellan Financial
Media Group, Inc.       251,250       2.094%         251,250       o          0%           14

Jeffery Markowitz        37,500       *               37,500       0          0%

Dennis M. Mills           6,250       *                6,250       0          0%

Marlin G. Molinaro      284,375       2.370%         284,370       0          0%

Marlin G. Molinaro &
Melody Molinaro          97,072       *               97,072       0          0%

Oakbridge Equities      109,165       *              109,165       0          0%           15

Oakbrooke Consulting
Group, Inc.             120,000       *              120,000       0          0%           16

Kenneth Oestreich &
Sheryl Oestreich          6,250       *                6,250       0          0%

Paul Palmer              12,500       *               12,500       0          0%

Tomas Payan              12,500       *               12,500       0          0%

John Pendl               65,000       *               65,000       0          0%           17

George Recentio         100,000       *              100,000       0          0%

Robert John Richards      6,250       *                6,250       0          0%

Allen Reiss              12,500       *               12,500       0          0%

Steve Rizzone &
Mashid Rizzone          100,000       *              100,000       0          0%

Rydare, LLC              50,000       *               50,000       0          0%           18

Kevin Sallstrom          25,000       *               25,000       0          0%

David R. Schreiber       12,500       *               12,500       0          0%

Dennis Severson         275,000       2.292%         275,000       0          0%           19

Alan C. Shoaf           100,197       *              100,197       0          0%

H. Eliot Subin           25,000       *               25,000       0          0%

Samuel Trancredi         25,000       *               25,000       0          0%

Jeff Tetzlaff            25,000       *               25,000       0          0%

Debbie Stillman          25,000       *               25,000       0          0%

Dwight R. Wade, Jr.      25,000       *               25,000       0          0%

James Whipple            25,000       *               25,000       0          0%

Theresia Whitfield       10,000       *               10,000       0          0%

Nick Williams             6,250       *                6,250       0          0%

Richard J. Wood           6,250       *                6,250       0          0%

Shannon J. Wood           6,250       *                6,250       0          0%

Edward W. Zappe          12,500       *               12,500       0          0%
--------------------------------------------------------------------------------------------
Total                12,000,000     100.000%      12,000,000       0          0%




1)	Assumes that all warrants are exercised and all shares are
sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering. Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each shareholder will own upon completion of this offering.
2)	Current employee.
3)	Debbie Stillman holds sole voting or dispositive power over
these shares.
4)	The following persons hold the shared voting or dispositive
power over these shares:  L.G. Hancher, are David Finke, Jane
Graham, Roger Hanson and Dennis Severson
5)	Includes warrants to purchase 400,000 shares of common
stock that may be acquired at an exercise price of $4.00 per share commencing 120 days following the date of this prospectus.
L.G. Hancher and Dennis Severson share voting or dispositive power over these shares.
6)	Burl Outlaw holds sole voting or dispositive power over
these shares.
7)	Jane Graham holds sole voting or dispositive power over these shares.

8)	G. C. Hancher is the wife of Lowell G. Hancher, one of our
directors.  Includes warrants to purchase 400,000 shares of
common stock that may be acquired at an exercise price of
$4.00 per share commencing 120 days following the date of this prospectus.
9)	H. E. Hummel holds sole voting or dispositive power over these shares.
10)	David Finke holds sole voting or dispositive power over
these shares.
11) Mr. Kauffman is currently the President of LA West. Includes warrants to purchase 1,000,000 shares of common stock that may be acquired at an exercise price of $4.00 per share
commencing 120 days following the date of this prospectus.
12)	Mike Lewis holds sole voting or dispositive power over
these shares.
13)	Includes warrants to purchase 187,500 shares of common
stock that may be acquired at an exercise price of $4.00
per share commencing 120 days following the date of this
prospectus. .David Dozier holds sole voting or dispositive
power over these shares.
14)	David Dozier holds sole voting or dispositive power
over these shares.
15)	Mike Fitzgibbons holds sole voting or dispositive
power over these shares.
16)	Mike Fitzgibbons holds sole voting or dispositive
power over these shares.
17)     Mr. Pendl serves as our CFO.
18)     Mary Fitzgibbons holds sole voting or dispositive power
over these shares.
19)  	Mr. Severson is one of our directors.





     On October 5, 2004, Legend Motors Worldwide, Inc. (Legend) issued 25,000 of its common shares and 6,250 of its warrants with an exercise price of four dollars each for its common shares to Anthony D.
Altavilla in exchange for $50,000.


     On October 5, 2004, Legend issued 12,500 of its common shares and 3,125 of its warrants with an exercise price of four dollars each for its common shares to Marlin G. Molinaro in exchange for $25,000.

     On October 5, 2004, Legend issued 12,500 of its common shares and 3,125 of its warrants with an exercise price of four dollars each for its common shares to Alan C. Shoaf in exchange for $25,000.

     On April 28, 2005, Legend entered into agreements to acquire 100% of the outstanding common stock of GT 40 North America, Inc. (GT 40) for 1,847,084 shares of Legend's common stock. Under this agreement, Legend issued 1,647,084 of its common shares to Lowell G. Hancher, Jr., 100,000 of its common shares to Andrew Broadley and 100,000 of its common shares to George Recentio.

     On April 28, 2005, Legend issued 6,534,166 of its common shares to Commerce Street Venture Group, Inc. (CSVG), a private equity firm. Legend received no cash in exchange for the issuance of these shares. In exchange for the stock issuance, CSVG committed to paying the costs required to undertake a public offering of Legend's common stock. Legend has no obligation or intent to reimburse any costs incurred by CSVG. CSVG anticipates that it will incur costs in the amount of $230,000 in the course of the public offering process.

     On April 28, 2005, Legend Motors issued 1,987,500 of its warrants with an exercise price of four dollars each for its common shares to the following four recipients:

            Name                              Amount
            ----                              ------
      Vern Kauffman                          1,000,000
      Gretchen C. Hancher                      400,000
      Commerce Street Venture Group, Inc.      400,000
      Magellan Financial Media Group, Inc.     187,500
                                               -------
                                             1,987,500

     On June 27, 2005, GT 40 entered into formal debt agreements with Lowell G. Hancher, Jr., CSVG and Magellan Financial Media Group, Inc. (Magellan). These debt agreements allowed for the conversion of outstanding debt principal into common stock of GT 40 at a stated price of two dollars per share. Conversion was at the option of each note holder. On June 28, 2005, each of the note holders executed their respective conversion options and Legend issued 434,220 of its common shares to Lowell G. Hancher, Jr., 566,740 of its common shares to CSVG and 63,750 of its common shares to Magellan.

     On July 1, 2005, Legend entered into an agreement to acquire 49% of the outstanding common stock of LA West, Inc. (LA West) for
1,582,492 shares of Legend's common stock.   Pursuant to this
agreement, Legend issued 1,582,492 of its common shares to CSVG.

     On July 1, 2005, Legend entered into an agreement to acquire the remaining 51% of the outstanding common stock of LA West for 1,647,084 shares of Legend's common stock. Pursuant to this agreement, Legend issued 1,647,084 of its common shares to Vern Kauffman.

     On July 1, 2005, Lowell G. Hancher, Jr. voluntarily surrendered 2,226,304 shares of Legend's common stock to Legend and CSVG voluntarily surrendered 2,149,232 shares of Legend's common stock to Legend. Legend then issued 145,000 of those shares to Vern Kauffman and 1,505,000 of those shares to GT 40. No consideration was received for the issued shares

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Legend Motors Worldwide, Inc. (Legend) leases office and production facilities from Lowell G. Hancher, Jr., our interim CEO, as of January 2006. The lease took effect on July 1, 2005 and is for a term of five years. The monthly lease payment is $3,037 and total rent payable under this arrangement was $9,111 during the three months ended September 30, 2005. Under the terms of the lease, Legend must also pay the portion of the real property taxes allocable to the leased premises. Such allocable portion during 2004 would have been approximately $9,144 and is anticipated to be $5,341 for the seven months ended January 1, 2006. The parties mutually agreed to terminate the lease on January 31, 2006.

     On various occasions since its inception, Legend has loaned funds to GT 40 North America, Inc. (GT 40). As of September 30, 2005, the total lent to GT 40 was $170,000 and the total repaid by GT 40 was $2,080. The loan is a demand loan bearing interest at the rate of 5%. Total interest payable on the loan through September 30, 2005 was as follows:

     Description                            Amount
     -----------                            ------
Year ended December 31, 2004                  $827
Nine months ended September 30, 2005        $6,057
                                            ------
Total                                       $6,884
                                            ------

     LA West, Inc. (LA West) leases its operating facilities from LA Investments, LLC which is 50% owned by Vern Kauffman and 50% owned by the Vern Kauffman's spouse. Effective on April 1, 2005, the monthly lease payment increased to $29,000. Prior to that, the monthly lease payment was $22,500. The lease is for a period of ten years through February 28, 2010 and may be renewed for five additional one-year terms. Rent paid to LA Investments, LLC totaled $270,000 for the year ended December 31, 2003, $270,000 for the year ended December 31, 2004 and $241,500 for the nine months ended September 30, 2005. Under the terms of the lease, LA West must also pay the real property taxes on the leased premises. Total such payments during 2004 were approximately $23,576. Neither Legend nor LA West has a variable interest in LA Investments, LLC.

     LA West paid Team LA Motorsports, Ltd. $86,800 for the year ended December 31, 2003, $103,000 for the year ended December 31, 2004 and $74,748 for the nine months ended September 30, 2005 for advertising and promoting of LA West. Vern Kauffman's spouse owns 100% of Team LA Motorsports, Ltd.

     For the period from October 1, 2003 through December 1, 2004,
GT 40 rented its office and production space from Lowell G. Hancher, Jr. The monthly lease payment was $5,412 and total rent payable under this arrangement was $16,237 during 2003 and $64,947 during 2004. The lease called only for basic rent payments.

     For the period from December 1, 2004 through June 30, 2005, GT
40 leased its office and production space from Lowell G. Hancher, Jr. The monthly lease payment was $10,000 and total rent payable under this arrangement was $10,000 during 2004 and $60,000 during the six months ended June 30, 2005. Under the terms of the lease, GT 40 must also pay the portion of the real property taxes allocable to the leased premises. Such allocable portion was approximately $763 during 2004 and is anticipated to be approximately $4,578 for the six months ended June 30, 2005.


     GT 40 has entered into transactions with various related parties. All loans due to stockholders and companies in which those stockholders have interest were demand notes bearing interest at the rate of 5%. The following balances were outstanding at September 30:


                                                         2005         2004
                                                         ----         ----

Accounts Payable -  Related Parties (Stockholder)         $-0-     $100,389
Accounts Payable - Related Parties (Related Companies)   2,388       29,000
                                                         -----      -------
                                                        $2,388     $129,389
                                                        ======     ========

Accrued Interest - Stockholder                          $6,884      $18,626
Accrued Interest - Related Companies                       -0-       10,291
                                                           ---       ------
                                                        $6,884      $28,917
                                                        ======      =======

Loans from Stockholder                                $167,920     $707,042
                                                      ========     ========

Loans from Related Parties                             $90,000     $578,212
                                                       =======     ========

     GT 40 has paid the following consulting fees to Lowell G. Hancher, Jr., our interim CEO as of January 2006:

       Description                              Amount
       -----------                              ------
       2003                                    $18,750
       2004                                     80,481
       Nine months ended September 30, 2005     24,615
                                                ------
       Total                                  $123,846
                                              ========

     GT 40 has paid the following engineering fees to our former Chief Technical Officer, Andrew Broadley:

       Description                              Amount
       -----------                              ------
       2003                                     $25,000
       2004                                     103,205
       Nine months ended September 30, 2005      67,308
                                                -------
       Total                                   $195,513
                                               ========

     The following transactions occurred between GT 40 and related parties during the nine months ended September 30 and are included in selling, general and administrative expenses in the statements of operations:


                                             2005           2004
                                             ----           ----
Consulting Fees Paid to Stockholders         $67,692        $111,730
Engineering Fees Paid to Stockholder          67,308          72,436
                                              ------          ------
                                            $135,000        $184,166
                                            ========        ========

     Because of their initiatives in founding and organizing our business Messrs. Kauffman, Hancher and Broadley may be considered promoters of our company. Mr. Kauffman previously served as our CEO and continues to serve as the President of LA West and one of our Directors and is presently the holder of 1,792,084 shares of our common stock and warrants to acquire an additional 1,000,000 shares of our common stock at a price of $4.00 per share. Mr. Hancher serves as our interim CEO and Chairman of our Board of Directors as of January 2006 and is presently the indirect holder of 1,584,177 shares of our common stock and warrants to acquire an additional 800,000 shares of our common stock at a price of $4.00 per share. Mr. Broadley is presently the holder of 100,000 shares of our common stock.

                           DESCRIPTION OF SECURITIES

General


     Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.0001 per share. As of the date of this prospectus, 10,000,000 shares of common stock are issued and outstanding. The transfer agent for our common stock is Atlas Stock Transfer of Salt Lake City, Utah. In our articles of incorporation, we have chosen to not be governed by certain provisions of the Nevada Revised Statutes. In general, these provisions would limit the voting rights of investors who attempt to purchase a controlling interest in the company. Because we have chosen to not be governed by these provisions it will be easier for an individual to purchase a controlling interest in our company than if we had chosen to be governed by such provisions.


Common Stock

     We are authorized to issue 50,000,000 shares of our common stock, $0.0001 par value, of which 10,000,000 shares are issued and outstanding as of the date of this prospectus. The issued and outstanding shares of common stock are fully paid and non-assessable. Except as provided by law or our certificate of incorporation with respect to voting by class or series, holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     The holders of shares of common stock will be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders.

Preferred Stock

     The board of directors has the authority, without further action by our shareholders, to issue up to 20,000,000 shares of preferred stock, par value $.0001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change of our control.

Warrants

     We presently have 2,000,000 warrants outstanding. Each warrant entitles the holder thereof to purchase one share of common stock at a price per share of $4.00 commencing 120 days following the date of this prospectus. All warrants expire December 31, 2007.

     Pursuant to applicable federal and state securities laws, in the event a current prospectus is not available, the warrant holders may be precluded from exercising the warrants and we would be precluded from redeeming the warrants. There can be no assurance that we will not be prevented by financial or other considerations from maintaining a current prospectus. Any warrant holder who does not exercise prior to the redemption date, as set forth in our notice of redemption, will forfeit the right to purchase the common stock underlying the warrants, and after the redemption date or upon conclusion of the exercise period, any outstanding warrants will become void and be of no further force or effect, unless extended by our Board of Directors.

     The number of shares of common stock that may be purchased with the warrants is subject to adjustment upon the occurrence of certain events, including a dividend distribution to our shareholders or a subdivision, combination or reclassification or our outstanding shares of common stock. The warrants do not confer upon holders any voting or any other rights as our shareholders.

     We may at any time, and from time to time, extend the exercise period of the warrants, provided that written notice of such extension is given to the warrant holders prior to the expiration date then in effect. Also, we may reduce the exercise price of the warrants for limited periods or through the end of the exercise period if deemed appropriate by the Board of Directors. Any extension of the term and/or reduction of the exercise price of the warrants will be subject to compliance with Rule 13e-4 under the Exchange Act including the filing of a Schedule 14E-4. Notice of any extension of the exercise period and/or reduction of the exercise price will be given to the warrant holders. We do not presently contemplate any extension of the exercise period or any reduction in the exercise price of the warrants. The warrants are also subject to price adjustment upon the occurrence of certain events including subdivisions or combinations of our common stock.

Market for Common Equity and Related Stockholder Matters


     There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board which is maintained by NASDAQ, our common stock is not currently listed or quoted on any quotation service. Because NASDAQ has no business relationship with the issuers quoted on the OTC Bulletin Board we are not able to apply directly for quotation. Only Market Makers may apply to quote securities on this market. Our Board of Directors has pre-existing relationships with various Market Makers who have indicated a desire to apply for such
quotation.  Issuers are not charged a fee for this service.   There
can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.

     As of December 31, 2005, there were 93 shareholders of record of our common stock and a total of 10,000,000 shares outstanding. All 10,000,000 shares are being registered in this offering and accordingly there are no outstanding shares at this time that would be subject to Rule 144.

                       DISCLOSURE OF COMMISSION POSITION
               OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Article 11 of our Articles of Incorporation includes certain provisions permitted by the Section 78.7502 of the Nevada Revised
Statutes, which provides for indemnification of directors and officers against certain liabilities.

     In general, Section 78.7502 permits us to indemnify our officers and directors in situations where they (1) rely on information, opinions, reports, books of account or statements, including financial statements and other financial data, that are prepared or presented by:
      	(a) One or more directors, officers or employees of the corporation reasonably believed to be reliable and competent in the matters prepared or presented;
      	(b) Counsel, public accountants, financial advisers,
valuation advisers, investment bankers or other persons as to matters reasonably believed to be within the preparer's or presenter's professional or expert competence; or A committee on which the director or officer relying thereon does not serve, established in accordance with NRS 78.125, as to matters within the committee's designated authority and matters on which the committee is reasonably believed to merit confidence,
(c) unless such director or officer is not entitled to rely on such information, opinions, reports, books of account or statements if he has knowledge concerning the matter in question that would cause reliance thereon to be unwarranted., or

     (2) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.


     Pursuant to our Articles of Incorporation, our officers and directors are indemnified, to the fullest extent available under Nevada Law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by us.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

                              PLAN OF DISTRIBUTION


     The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $3.00 per share until our shares are quoted on the Over The Counter Bulletin Board maintained by NASDAQ and thereafter at prevailing market prices or in privately negotiated transactions. Because NASDAQ has no business relationship with the issuers quoted on the OTC Bulletin Board we are not able to apply directly for quotation. Only Market Makers may apply to quote securities on this market. Our Board of Directors has pre-existing relationships with various Market Makers who have indicated a desire to apply for such quotation. Issuers are not charged a fee for this
service.   The selling stockholders may use any one or more of the
following methods when selling shares:


* ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

* block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

* purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

* an exchange distribution in accordance with the rules of the applicable exchange;

*       privately negotiated transactions;

*       a combination of any such methods of sale; and

*       any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

     We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

                                 LEGAL MATTERS

     The Law Office of James G. Dodrill II, P.A. of Boca Raton,
Florida will provide an opinion for us regarding the validity of the common stock offered in this prospectus.

                                    EXPERTS


     The financial statements of Legend Motors Worldwide, Inc., GT 40 North America, Inc. and LA West, Inc included in this prospectus have been so included in reliance on the reports of Tedder, James, Worden & Associates, P.A., an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION


     We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Legend Motors Worldwide, Inc. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D. C. 20549, at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at Legend Motors Worldwide, Inc., 1995 East US 20, LaGrange,
Indiana 46761, Attention: John G. Pendl, CFO. Our Internet address is www.legendmotorsww.com.


     Following the effectiveness of this registration statement, we will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

  REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Legend Motors Worldwide, Inc.:

We have audited the accompanying balance sheet of Legend Motors Worldwide, Inc. as of December 31, 2004, and the related statements of income, stockholders' equity, and cash flows for the period from September 14, 2004 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Legend Motors Worldwide, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the period from September 14, 2004 (inception) to December 31, 2004 in conformity with U.S. generally accepted accounting principles.



/s/ Tedder, James, Worden & Associates, P.A.

December 9, 2005
Orlando, Florida

Legend Motors Worldwide, Inc.
Balance Sheet
December 31, 2004


ASSETS



Current Assets:
Cash                                                 $62
Interest Receivable                                  827
Receivable from Related Party                     99,120
                                                  -------
Total Assets                                    $100,009
                                                =========


LIABILITIES AND STOCKHOLDERS' DEFICIT

Income Taxes Payable                                   2
                                                       --
Total Liabilities                                      2
                                                       --

Stockholders' Equity:
Preferred Stock, $0.0001 par value, 20,000,000
 shares authorized, no shares issued and
 outstanding                                          -0-
Common Stock, $0.0001 par value, 50,000,000
 shares authorized, 50,000 shares issued and
 outstanding                                           5
Capital in Excess of Par                          99,995
Retained Earnings                                      7
                                                       --
Total Stockholders' Equity                       100,007
                                                 --------

Total Liabilities and Stockholders' Equity      $100,009
                                                ---------


See Accompanying Notes to Financial Statements.

Legend Motors Worldwide, Inc.
Statement of Income



                                                      Period From
                                                      September 14, 2004
                                                      (Inception) to
                                                      December 31, 2004
                                                      ------------------

Net Sales                                                      $-0-


Selling, General and Administrative Expenses                   818
                                                               ----

Loss from Operations                                          (818)

Other Income:
Interest Income                                                827

Net Income Before Income Taxes                                   9
Income Tax Expense                                               2
                                                                 --

Net Income                                                      $7
                                                                ---

Weighted Average Shares of Common
Stock Outstanding:
Basic                                                       50,000
                                                            =======

Diluted                                                     62,500
                                                            =======

Income Per Common Share:
Basic                                                        $0.00
                                                             =====

Diluted                                                      $0.00
                                                             =====


See Accompanying Notes to Financial Statements.

Legend Motors Worldwide, Inc.
Statement of Cash Flows


                                                        Period From
                                                        September 14, 2004
                                                        (Inception) to
                                                        December 31, 2004
                                                        ------------------


CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                           $7
Adjustments to Reconcile Net Income to
Net Cash Used In Operating Activities:
(Increase) Decrease in Assets:
Interest Receivable                                                (827)
Increase (Decrease) in Liabilities:
Income Taxes Payable                                                  2
                                                                      --
Net Cash Used In Operating Activities                              (818)
                                                                   -----

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Used In Investing Activities                                -0-
                                                                     ---
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Common Stock and Warrants                           100,000
Loan To Related Party                                          (100,000)
Payments Received on Loan to Related Party                          880
                                                                    ----
Net Cash Provided by Financing Activities                           880
                                                                    ----

Net Increase in Cash                                                 62
Cash - Beginning of Period                                           -0-
                                                                     ---
Cash - End of Period                                                $62
                                                                    ----


See Accompanying Notes to Financial Statements.

Legend Motors Worldwide, Inc.
Statement of Stockholders' Equity
For the Period from September 14, 2004 (Inception) to December 31, 2004




                                                       Capital in                    Total
                                     Common Stock        Excess        Retained   Stockholders'
                                    Shares   Amount      Of Par        Earnings      Equity
                                    ------   ------    ----------      --------   -------------
Inception(September 14, 2004)          -0-      $-0-       $-0-          $-0-           $-0-

Issuance of Common Stock           50,000         5     99,995            -0-       100,000

Net Income                             -0-       -0-        -0-            7              7
                                       ---       ----       ---            --             --

Balances at December 31, 2004      50,000        $5    $99,995            $7       $100,007
                                   -------       ---   --------           ---      ---------


See Accompanying Notes to Financial Statements.

Legend Motors Worldwide, Inc.
Notes to Financial Statements
December 31, 2004




1.	BUSINESS
Legend Motors Worldwide, Inc. (the "Company") is an investment holding company. At December 31, 2004 it held no investments.
The Company's headquarters are located in LaGrange, Indiana.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes - The Company accounts for income taxes utilizing the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that included the enactment date.

Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash. The Company places its cash with high credit quality financial institutions.

3.	INCOME TAXES

The Company had no deferred tax assets and liabilities at December 31, 2004.

A reconciliation between the effective rate for income taxes and the amount computed by applying the statutory Federal income tax rate to loss from continuing operations before provision for income taxes for the period from September 14, 2004 (inception) to December 31, 2004 is as follows:


                                             For the Period From
                                             September 14, 2004
                                             (Inception) to
                                             December 31, 2004
                                             -------------------
Statutory Federal Tax Rate                        (34.0)%

State and Local Taxes                               5.6%

Effect of Graduated Tax Rate Brackets              17.4

Effective Tax Rate                                 22.2%

Legend Motors Worldwide, Inc.
Notes to Financial Statements
December 31, 2004



The Company utilizes a December 31 year end for Federal and state income tax purposes. The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as a deferred tax asset and liability.

4.	STOCKHOLDERS' EQUITY

The Company has 50,000,000 shares of $0.0001 par value common stock authorized, of which 50,000 shares were issued and outstanding at December 31, 2004. The Company has 20,000,000 shares of $0.0001 par value preferred stock authorized, of which no shares were issued and outstanding at December 31, 2004.

5.	RELATED  PARTY  TRANSACTIONS

The Company has extended a loan to a related company through common ownership for $100,000. The loan is a demand note bearing interest at the rate of 5%. The following balances were outstanding at December 31, 2004:

Accrued Interest - Related Company           827
                                             ====

Loan to Related Company                  $99,120
                                         ========


6.      EARNINGS PER SHARE

Basic and fully diluted earnings per share for the period from September 14, 2004 (inception) to December 31, 2004 was determined as follows:

                                      Income          Shares       Per-Share
                                   (Numerator)    (Denominator)     Amounts
                                   -----------    -------------     -------
Net Income                              $7

Less: Preferred stock dividends         -0-
                                        ---

Basic EPS                               $7           50,000          $0.00

Warrants                                -0-          12,500
                                        ---          ------
Diluted EPS                             $7           62,500          $0.00
                                        ---          ------          -----

There have been several transactions subsequent to the income statement date that would change the number of common shares or potential common shares presented in these earnings per share calculations. All these transactions are summarized in footnote 7 (Subsequent Events) below.



7.       SUBSEQUENT EVENTS

At the close of business on April 28, 2005, the Company entered into a separate formal share swap agreement with each of the three shareholders of GT 40 North America, Inc. (GT 40).
Pursuant to the three agreements, the Company exchanged 1,847,084 of the Company's common shares for 100 shares of GT 40. As a result of the exchanges, GT 40 became a wholly-owned subsidiary of the Company.

At the close of business on April 28, 2005, the Company issued 6,534,166 of its common shares to a private equity firm. The Company received no cash in exchange for the issuance of these shares. In exchange for the stock issuance, the private equity firm committed to paying the costs required to undertake a public offering of the Company's common stock. The Company has no obligation or intent to reimburse any costs incurred by the private equity firm. The private equity firm anticipates that it will incur costs in the amount of $230,000 in the course of the public offering process. As a result, the Company will expense consulting fees in the amount of $230,000 in April 2005.

At the close of business on April 28, 2005, the Company issued
1,987,500 warrants with an exercise price of four dollars each for its common shares to four shareholders of the Company.

Legend Motors Worldwide, Inc.
Notes to Financial Statements
December 31, 2004



On June 27, 2005, GT 40 entered into formal debt agreements with certain related parties through common ownership to which GT 40 had outstanding loans to consolidate the respective loans and accrued interest due to each respective party. The new debt agreements allow for the converging of outstanding debt and accrued interest into common stock of GT 40 or the Company at a stated price of two dollars per share. The converging is at the option of the note holder. On June 28, 2005, each of the holders of loans payable executed their respective options to convert their respective outstanding principle balances to common stock and 1,064,710 shares were issued.

On July 1, 2005, the Company entered into a formal share swap agreement with a shareholder of L.A. West, Inc. pursuant to which the Company exchanged 1,582,492 shares of the Company's common stock for 49% of the outstanding common stock of L.A. West, Inc. Also on July 1, 2005, the Company entered into a formal share swap agreement with a second shareholder of L.A. West, Inc. pursuant to which the Company exchanged 1,647,084 shares of the Company's common stock for the remaining 51% of the outstanding common stock of L.A. West, Inc. As a result of the two exchanges, L.A. West, Inc. became a wholly-owned subsidiary of the Company.

On July 1, 2005, an individual shareholder of the Company surrendered 2,226,304 shares of the Company's common stock to the Company and the above referenced private equity firm voluntarily surrendered 2,149,232 of theCompany's common shares to the Company. The Company then issued 145,000 of those shares to a second individual shareholder and 1,505,000 of those shares to GT 40. No consideration was received for the issued shares.

As a result of all the subsequent events summarized in this footnote, as of July 1, 2005, the Company has 10,000,000 shares of $0.0001 par value common stock issued and outstanding and 2,000,000 warrants with an exercise price of four dollars each issued and outstanding.

Legend Motors Worldwide, Inc.
Balance Sheet
(Unaudited)

ASSETS                                                 September 30, 2005  September 30, 2004
                                                       ------------------  ------------------
Current Assets:
Cash                                                    $             30    $            -0-
Interest Receivable                                                6,884                 -0-
Receivable from Related Party                                    167,920                 -0-
Investment in Subsidiaries                                       400,614                 -0-
                                                        ----------------    ----------------

Total Assets                                            $        575,448    $            -0-
                                                        ================    ================

LIABILITIES AND STOCKHOLDERS' DEFICIT

Income Taxes Payable                                    $            -0-    $            -0-
Payable to Related Parties                                        18,613                 260
                                                        ----------------    ----------------

Total Liabilities                                                 18,613                 260
                                                        ----------------    ----------------

Stockholders' Equity:
Common Stock, $0.0001 par value, 50,000,000 shares
authorized, 10,000,000 and -0- shares issued and
outstanding on September 30, 2005 and 2004,
respectively                                                       1,000                 -0-
Preferred Stock, $0.0001 par value, 20,000,000 shares
authorized, no shares issued and outstanding                         -0-                 -0-
Capital in Excess of Par                                         800,034                 -0-
Accumulated Deficit                                             (244,199)               (260)
                                                        ----------------    ----------------
Total Stockholders' Equity (Deficit)                             556,835                (260)
                                                        ----------------    ----------------

Total Liabilities and Stockholders' Equity              $        575,448    $            -0-
                                                        ================    ================

See Accompanying Notes to Financial Statements.

Legend Motors Worldwide, Inc.
Statement of Income
(Unaudited)

                                                                             Period From
                                                                          September 14, 2004
                                                      Nine Months Ended     (Inception) to
                                                      September 30, 2005  September 30, 2004
                                                       ----------------    ----------------
Net Sales                                              $            -0-    $            -0-

Operating Expenses:
Salaries, Wages and Employee Benefits                             5,217                 -0-
Occupancy Costs                                                  11,397                 -0-
Advertising and Sales                                             2,000                 -0-
Other General and Administrative Expenses                       231,232                 260
                                                       ----------------    ----------------
Total Operating Expenses                                        249,846                 260
                                                       ----------------    ----------------

Loss from Operations                                           (249,846)               (260)

Other Income (Expense):
Interest Income                                                   6,057                 -0-
Interest Expense                                                   (419)                -0-
                                                       ----------------    ----------------
Total Other Income (Expense)                                      5,638                 -0-
                                                       ----------------    ----------------

Net Loss Before Income Taxes                                   (244,208)               (260)
Income Tax Benefit                                                   (2)                -0-
                                                       ----------------    ----------------

Net Loss                                               $       (244,206)   $           (260)
                                                       ================    ================


Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted                                             5,343,202                 -0-
                                                       ================    ================

Loss Per Common Share:
Basic and Diluted                                      $          (0.05)   $           0.00
                                                       ================    ================

See Accompanying Notes to Financial Statements.

Legend Motors Worldwide, Inc.
Statement of Cash Flows
(Unaudited)

                                                                             Period From
                                                                          September 14, 2004
                                                      Nine Months Ended     (Inception) to
                                                      September 30, 2005  September 30, 2004
                                                       ----------------    ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                             $       (244,206)   $           (260)
Adjustments to Reconcile Net Income to Net Cash Used
In Operating Activities:
Issuance of Common Stock in Lieu of Cash in Exchange
for Professional Services                                       230,000                 -0-
(Increase) Decrease in Assets:
Interest Receivable                                              (6,057)                -0-
Increase (Decrease) in Liabilities:
Payable to Related Parties                                                              260
Income Taxes Payable                                                 (2)                -0-
                                                       ----------------    ----------------
Net Cash Used In Operating Activities                           (20,265)                -0-
                                                       ----------------    ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
Investments in Subsidiaries                                    (400,614)                -0-
                                                       ----------------    ----------------
Net Cash Used In Investing Activities                          (400,614)                -0-
                                                       ----------------    ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Common Stock and Warrants                           400,614                 -0-
Stockholder Capital Contributions                                70,419                 -0-
Loan (To) Related Parties                                       (69,500)                -0-
Loan From Related Parties                                       313,614                 -0-
Payments Remitted on Loan from Related Party                   (295,000)                -0-
Payments Received on Loan to Related Party                          700                 -0-
                                                       ----------------    ----------------
Net Cash Provided by Financing Activities                       420,847                 -0-
                                                       ----------------    ----------------

Net Decrease in Cash                                                (32)                -0-
Cash - Beginning of Period                                           62                 -0-
                                                       ----------------    ----------------
Cash - End of Period                                   $             30    $            -0-
                                                       ================    ================

See Accompanying Notes to Financial Statements.

Legend Motors Worldwide, Inc.
Statement of Stockholders' Equity
For the Nine Months Ended September 30, 2005 and the Period from September 14, 2004 (Inception) to September 30, 2004 (Unaudited)

                                                                   Capital
                                                                      in                            Total
                                           Common Stock             Excess         Retained      Stockholders'
                                       Shares         Amount        Of Par         Earnings         Equity
                                    ------------   ------------   ------------   ------------    ------------
Inception (September 14, 2004)               -0-   $        -0-   $        -0-   $        -0-    $        -0-
Issuance of Common Stock                     -0-            -0-            -0-            -0-             -0-
Net Loss                                     -0-            -0-            -0-           (260)           (260)
                                    ------------   ------------   ------------   ------------    ------------
Balances at September 30, 2004               -0-   $        -0-   $        -0-   $       (260)   $       (260)
                                    ============   ============   ============   ============    ============

Balances at December 31, 2004             50,000   $          5   $     99,995   $          7    $    100,007
Issuance of Common Stock               9,950,000            995        629,619            -0-         630,614
Stockholder Capital Contributions            -0-            -0-         70,419            -0-          70,419
Net Loss                                     -0-            -0-            -0-       (244,206)       (244,206)
                                    ------------   ------------   ------------   ------------    ------------
Balances at September 30, 2005        10,000,000   $      1,000   $    800,033   $   (244,199)   $    556,834
                                    ============   ============   ============   ============    ============

See Accompanying Notes to Financial Statements.

Legend Motors Worldwide, Inc.
Notes to Financial Statements
September 30, 2005


1.       BUSINESS
Legend Motors Worldwide, Inc. (the "Company") is an investment holding company. The Company's headquarters are located in LaGrange, Indiana.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes - The Company accounts for income taxes utilizing the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that included the enactment date.

Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash. The Company places its cash with high credit quality financial institutions.

3.       INCOME TAXES
The Company had no deferred tax assets and liabilities at September 30, 2005 or September 30, 2004.

A reconciliation between the effective rate for income taxes and the amount computed by applying the statutory Federal income tax rate to loss from continuing operations before provision for income taxes for the period from September 14, 2004 (inception) to December 31, 2004 is as follows:

                                                     For the Period From
                                                     September 14, 2004
                                                        (Inception) to
                                                      December 31, 2004
                                                      -----------------
Statutory Federal Tax Rate                                    (34.0)%
State and Local Taxes                                          (5.6)%
Effect of Graduated Tax Rate Brackets                          17.4
                                                         ----------
Effective Tax Rate                                             22.2%
                                                         ==========

Legend Motors Worldwide, Inc.
Notes to Financial Statements
September 30, 2005


The Company utilizes a December 31 year end for Federal and state income tax purposes. The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as a deferred tax asset and liability.

4.       STOCKHOLDERS' EQUITY
The Company has 50,000,000 shares of $0.0001 par value common stock authorized, of which 10,000,000 shares were issued and outstanding at September 30, 2005. The Company has 20,000,000 shares of $0.0001 par value preferred stock authorized, of which no shares were issued and outstanding at September 30, 2005.

At the close of business on April 28, 2005, the Company entered into a separate formal share swap agreement with each of the three shareholders of GT 40 North America, Inc. (GT 40). Pursuant to the three agreements, the Company exchanged 1,847,084 of the Company's common shares for 100 shares of GT 40. As a result of the exchanges, GT 40 became a wholly-owned subsidiary of the Company.

At the close of business on April 28, 2005, the Company issued 6,534,166 of its common shares to a private equity firm. The Company received no cash in exchange for the issuance of these shares. In exchange for the stock issuance, the private equity firm committed to paying the costs required to undertake a public offering of the Company's common stock. The Company has no obligation or intent to reimburse any costs incurred by the private equity firm. The private equity firm anticipates that it will incur costs in the amount of $230,000 in the course of the public offering process. As a result, the Company will expense consulting fees in the amount of $230,000 in April 2005.

At the close of business on April 28, 2005, the Company issued 1,987,500 warrants with an exercise price of four dollars each for its common shares to four shareholders of the Company.

On June 27, 2005, GT 40 entered into formal debt agreements with certain related parties through common ownership to which GT 40 had outstanding loans to consolidate the respective loans and accrued interest due to each respective party. The new debt agreements allow for the converging of outstanding debt and accrued interest into common stock of GT 40 or the Company at a stated price of two dollars per share. The converging is at the option of the note holder. On June 28, 2005, each of the holders of loans payable executed their respective options to convert their respective outstanding principle balances to common stock and 1,064,710 shares were issued.

On July 1, 2005, the Company entered into a formal share swap agreement with a shareholder of L.A. West, Inc. pursuant to which the Company exchanged 1,582,492 shares of the Company's common stock for 49% of the outstanding common stock of L.A. West, Inc. Also on July 1, 2005, the Company entered into a formal share swap agreement with a second shareholder of L.A. West, Inc. pursuant to which the Company exchanged 1,647,084 shares of the Company's common stock for the remaining 51% of the outstanding common stock of L.A. West, Inc. As a result of the two exchanges, L.A. West, Inc. became a wholly-owned subsidiary of the Company.

Legend Motors Worldwide, Inc.
Notes to Financial Statements
September 30, 2005


On July 1, 2005, two shareholders of the Company surrendered a net total of 2,725,536 shares of the Company's common stock to the Company. These shares are held in treasury by the Company.

As a result of the events summarized in this footnote, as of September 30, 2005, the Company has 10,000,000 shares of $0.0001 par value common stock issued and outstanding and 2,000,000 warrants with an exercise price of four dollars each issued and outstanding.

5.       RELATED  PARTY  TRANSACTIONS
The Company has extended loans to a related company through common ownership. The loan is a demand note bearing interest at the rate of 5%. The following balances were outstanding at September 30:

                                                            2005         2004
                                                         ----------   ----------
Accrued Interest - Related Company                       $    6,884         $-0-
                                                         ==========   ==========

Loan to Related Company                                  $  167,920         $-0-
                                                         ==========   ==========

6.       EARNINGS PER SHARE
Basic and fully diluted earnings per share for the nine months ended September 30, 2005 was determined as follows:

                                     Income          Shares        Per-Share
                                   (Numerator)    (Denominator)     Amounts
                                  ------------    ------------   ------------
Net Loss                          $   (244,206)
Less: Preferred stock dividends            -0-
                                  ------------
Basic EPS                         $   (244,206)      5,343,202   $      (0.05)

Diluted EPS                       $   (244,206)      5,343,202   $      (0.05)
                                  ============    ============   ============

As of September 30, 2005, the Company had 2,000,000 of its warrants with an exercise price of four dollars each for its common shares outstanding that, if exercised by the holders, could potentially dilute basic earning per share in the future. These warrants were not included in the computation of diluted earnings per share because to do so would have been antidilutive for the period presented.

Basic and fully diluted earnings per share for the nine months ended September 30, 2004 was determined as follows:

Legend Motors Worldwide, Inc.
Notes to Financial Statements
September 30, 2005


                                     Income          Shares        Per-Share
                                   (Numerator)    (Denominator)     Amounts
                                  ------------    ------------   ------------
Net Loss                          $       (260)
Less: Preferred stock dividends            -0-
                                  ------------
Basic EPS                         $       (260)            -0-   $       0.00

Diluted EPS                       $       (260)            -0-   $       0.00
                                  ============    ============   ============

As of September 30, 2004, the Company had no securities, either authorized or issued, that could potentially dilute basic earning per share.

There have been no subsequent transactions that would change the number of common shares or potential common shares presented in these earnings per share calculations.

Legend Motors Worldwide, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)


                                                           Pro forma
                                    September 30,        September 30,
                                        2005                 2004

ASSETS

Current Assets:
Cash                                   $94,403              $170,794
Accounts Receivable                    532,821               465,614
Inventories                          5,966,928             5,951,700
Current Deferred Tax Asset              63,392                   -0-
Other Current Assets                    37,712                36,653
                                        ------                ------
Total Current Assets                 6,695,256             6,624,761

Property and Equipment, Net            809,651               534,578
Goodwill                             2,003,658             2,003,658
Long Term Deferred Tax Asset            20,184                   -0-
Other Assets                            80,814                56,530
                                        ------                ------
Total Assets                        $9,609,563            $9,219,527
                                    ==========            ==========



LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts Payable                      526,254              1,090,765
Accounts Payable - Related Party          -0-                129,649
Accrued Expenses                      520,004                315,539
Accrued Interest                          -0-                 28,917
Customer Deposits                         -0-                 45,000
Short Term Debt                       214,580                480,100
Loan From Stockholder                  90,000                707,042
Loan From Related Parties                 -0-                478,212
Floor Plan Payable                  5,188,275              4,142,663
                                    ---------              ---------
Total Current Liabilities           6,539,113              7,417,887

Long Term Debt                         24,444                 38,518
                                       ------                 ------
Total Liabilities                   6,563,557              7,456,405
                                    ---------              ---------
Commitments and Contingencies

Stockholders' Equity:
Common Stock                            1,000                    513
Capital in Excess of Par            5,102,279              1,899,700
Accumulated Deficit                (1,967,273)              (137,091)
                                   -----------              ---------
Total Stockholders' Equity          3,136,006              1,763,122
                                    ---------              ---------

Total Liabilities and
  Stockholders' Equity             $9,609,563             $9,219,527
                                   ==========             ==========


                 See Accompanying Notes to Financial Statements.

Legend Motors Worldwide, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)




                                           Nine Months           Pro forma
                                              Ended                Ended
                                           September 30,       September 30,
                                              2005                 2004
                                              ----                 ----


Sales                                       $7,892,508          $11,790,286
Cost of Goods Sold                           5,320,517            8,215,054
                                             ---------            ---------
Gross Profit (Loss)                          2,571,991            3,575,232

Operating Expenses:
Salaries, Wages and Employee Benefits        1,141,396            1,380,377
Occupancy Costs                                443,185              416,070
Advertising and Sales                          256,095              441,912
Loss (Gain) on Sale of Property                    -0-               40,067
Other General and Administrative Expenses    1,337,990            1,126,579
                                             ---------            ---------
Selling, General and Administrative Expenses 3,178,666            3,405,005
                                             ---------            ---------

Income (Loss) from Operations                 (606,675)             170,227

Net Interest Expense (Income)                  213,479              234,662
                                               -------              -------

Loss Before Income Taxes                      (820,154)             (64,435)
Income Tax Expense (Benefit)                   (83,578)                 -0-
                                               --------                 ---

Net Loss                                     $(736,576)            $(64,435)
                                             ==========            =========


Weighted Average Shares of Common
  Stock Outstanding:
Basic and diluted                            8,312,477            5,126,660
                                             =========            =========
Loss Per Common Share:
Basic and diluted                               $(0.09)              $(0.01)
                                                =======              =======





                 See Accompanying Notes to Financial Statements.

Legend Motors Worldwide, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)


                                           Nine Months           Pro forma
                                              Ended                Ended
                                           September 30,       September 30,
                                              2005                 2004
                                              ----                 ----

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                     $(736,576)          $(64,435)
Adjustments to Reconcile Net Loss to
Net Cash Used In Operating Activities:
Depreciation                                   102,204             72,215
Gain on Sale of Equipment                          -0-             40,067
Current Deferred Tax Asset                     (63,392)
Long Term Deferred Tax Asset                   (20,184)
Issuance of Common Shares in  Lieu of Cash     230,000                -0-
(Increase) Decrease in Assets:
Accounts Receivable                           (257,180)          (325,629)
Inventories                                    132,562           (674,393)
Floor Planned Chassis                          165,900          3,851,017
Interest Receivable                             (6,057)               -0-
Prepaid Expenses and Other Current Assets        5,680             25,310
Related Party Receivables                      (16,715)               -0-
Increase (Decrease) in Liabilities:
Accounts Payable                              (403,871)           233,899
Accounts Payable - Related Parties             764,926            584,574
Floor Planned Chassis                         (165,901)        (3,851,017)
Accrued Interest                                57,940             28,330
Accrued Expenses                               202,918              4,239
Customer Deposits                                  -0-            (98,000)
                                                   ---            --------
Net Cash Used In Operating Activities           (7,746)          (173,823)
                                                -------          ---------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment           (129,873)          (124,416)
Proceeds from Sale of Property and Equipment        -0-             6,300
Increase in Other Assets                        (7,333)            (7,334)
                                                -------            -------
Net Cash Used In Investing Activities         (137,206)          (125,450)
                                              ---------          ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Net Proceeds (Repayments) on Line of Credit   (238,000)           (57,000)
Net Proceeds (Repayments) on Long Term Debt    (11,163)           (36,619)
Payments on Capital Lease Obligation           (38,512)           (86,262)
Capital Contributions                          565,068                -0-
Stockholder Distributions                      (27,000)           (72,656)
Net Proceeds (Repayments) on Stockholder
  Loans                                        (56,889)           633,042
Net Proceeds (Repayments) on Related
  Party Loans                                  (50,186)               -0-
                                               --------               ---
Net Cash Provided by Financing Activities      167,096            380,505
                                               -------            -------

Net Increase (Decrease) in Cash                 22,144             81,232
Cash - Beginning of Period                      72,259             89,562
                                                ------             ------
Cash - End of Period                           $94,403           $170,794
                                               =======           ========



Supplemental Disclosure of Non-cash Investing and Financing Activities:

     Four creditors of the Company's wholly-owned subsidiary exercised their respective options to convert debt obligations of the subsidiary into 1,064,710 common shares of the Company. As a result, the subsidiary's outstanding debt was reduced by $2,129,420 and the subsidiary's capital in excess of par was increased by $2,129,420.

     The Company entered into a separate formal share swap agreement with each of the three shareholders of GT 40 North America, Inc. (GT 40). Pursuant to the three agreements, the Company exchanged 1,847,084 of the Company's common shares for 100 shares of GT 40. As a result of the exchanges, GT 40 became a wholly-owned subsidiary of the Company

                 See Accompanying Notes to Financial Statements.

Legend Motors Worldwide, Inc. and Subsidiaries
Consolidated Statement of Stockholders' Equity
(Unaudited)






                                      Common            Capital in                  Total
                                       Stock             Excess       Retained    Stockholders'
                                 Shares    Amount        Of Par       Earnings      Equity
                                 ------    ------        ------       --------      ------
Inception (September
14, 2004)                            -0-      $-0-           $-0-         $-0-          $-0-
Issuance of Common Stock       5,126,660       513      1,899,700          -0-     1,900,213
Stockholder Distributions            -0-       -0-            -0-      (72,656)      (72,656)
Net Income (Loss)                    -0-       -0-            -0-      (64,435)      (64,435)
                                     ---       ---            ---      --------      --------
Balances at
September 30, 2004             5,126,660      $513     $1,899,700    $(137,091)   $1,763,122
                               =========      ====     ==========    ==========   ==========

Balances at December 31, 2004  5,126,660      $513     $1,645,202  $(1,203,697)     $442,018
Issuance of Common Stock       4,873,340       487      3,030,293          -0-     3,030,780
Stockholder Distributions            -0-       -0-            -0-      (27,000)      (27,000)
Capital Contributed                  -0-       -0-        426,784          -0-       426,784
Net Income (Loss)                    -0-       -0-            -0-     (736,576)     (736,576)
                                     ---       ---            ---     ---------     ---------
Balances at September
  30, 2005                    10,000,000    $1,000     $5,102,279  $(1,967,273)   $3,136,006
                              ==========    ======     ==========  ============   ==========






                 See Accompanying Notes to Financial Statements.

Legend Motors Worldwide, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2005 and 2004


1.	BUSINESS
Legend Motors Worldwide, Inc. (the "Company") is an investment holding
company.   The Company's headquarters are located in LaGrange,
Indiana. The Company's consolidated financial statements include the accounts of the Company's subsidiary companies as described in "Basis of Presentation" in footnote 2 below.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation - The consolidated financial statements are prepared in accordance with Generally Accepted Accounting Principles
(GAAP). The consolidated financial statements include the accounts, after intercompany eliminations, of the Company and its wholly owned subsidiaries as follows:

* LA West, Inc. ("LA West") is a wholly-owned subsidiary of the Company.
* GT 40 North America, Inc. ("GT 40") is a wholly-owned subsidiary of the Company.

Accounts Receivable - The Company ships its finished conversion products on a COD basis. Products other than completed vehicles purchased by a dealer with an established account with the Company are shipped on 30 day, net terms. All other such products purchased are shipped only upon receipt of all proceeds in advance, upon presentation of a validated credit card or on a COD basis. Accounts receivable are recorded at net realizable value. Historically, bad debt write-offs have essentially been nil. There were no bad debt write-offs in 2003 or 2004. In the opinion of management, no provision is deemed necessary for uncollectible accounts at December 31, 2004.

Revenue Recognition - In accordance with Staff Accounting Bulletin No. 104, Topic 13: Revenue Recognition, the Company records revenue for the completion of van conversions and truck modifications and its other products when products are shipped, the price is final or determinable and collection of the sales price is reasonably assured. The Company utilizes inventory chassis in conjunction with their van conversions and truck modifications. These chassis are owned by the Company until the completion and shipment of the van conversion or truck modification. At the time of revenue recognition, the chassis are sold back to the respective manufacturer and the elements of the Company's conversion or modification are sold directly to the respective dealership. The Company purchases and resells each floor planned chassis to the respective manufacturer at the same price for which it was purchased, less any dealer holdback, discounts and other incentives received. Also in accordance with Staff Accounting Bulletin No. 104, Topic 13: Revenue Recognition, no revenue is recognized with respect to resale of the chassis to the respective manufacturer. Any of the products sold by the Company may be returned by the buyer, although such returns are infrequent and immaterial. When such returns do occur, the appropriate revenue account is directly reduced. Also in accordance with Staff Accounting Bulletin No. 104, Topic 13: Revenue Recognition, GT 40 records revenue for the sale of vehicles when the customer has executed a customer purchase agreement, the vehicle is delivered, the price is final and collection

Legend Motors Worldwide, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2005 and 2004



of the sales price is reasonably assured. GT 40's standard purchase agreement establishes the price, payment terms and the transfer of title to the vehicle upon the buyer's acceptance thereof. Standard terms are one-half of purchase price in advance with the remaining balance due upon delivery. GT 40 utilizes a delivery service that collects the remaining balance due prior to delivery. GT 40 recognizes revenue when the final payment is received from the customer. GT 40 sold one year franchise rights in 2004 and 2003 of $40,000 and $75,000, respectively, which granted the franchisees the exclusive rights to sell GT 40's motor vehicles within specific designated areas.

Use of Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories - Inventories are carried at the lower of cost or market. The cost is determined using the first-in, first-out method. The Company evaluates its inventory value at the end of each year to ensure that it is carried at the lower of cost or market. This evaluation includes an analysis of its physical inventories, a review of potential obsolete and slow-moving stock based on historical product sales and forecasted sales and an overall consolidated analysis of potential excess inventory. To the extent historical physical inventory results are not indicative of future results and if future events affect, either favorably or unfavorably, the salability of the Company's products or its relationship with certain key vendors, the Company's inventory reserves could differ significantly, resulting in either higher or lower future inventory provisions.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life of the asset.
Maintenance and repairs are expensed as incurred.

Impairment of Long-Lived Assets - The Company evaluates its long-lived assets for financial impairment as events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company evaluates the recoverability of long-lived assets used in operations by measuring the carrying amount of the assets against their estimated undiscounted future cash flows. If such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their approximate fair values.

Cost of Goods Sold - The components of cost of goods sold in the accompanying statements of income include all direct materials and direct labor associated with the assembly and/or manufacturing of the Company's products.

Accrued Warranty Costs - Estimated future costs related to product warranties are accrued as products are sold based on prior experience and known current events and are included in accrued expenses in the

Legend Motors Worldwide, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2005 and 2004


accompanying balance sheet. Accrued warranty costs have historically been sufficient to cover actual costs incurred and are included within cost of goods sold.

Advertising Costs - The Company expenses costs of advertising as incurred. Advertising costs for the nine months ended September 30, 2005 and 2004 were approximately $150,000 and $262,000, respectively, and are included within Advertising and Sales expenses in the Statements of Operations.

Research and Development Costs - Research and development costs are expensed as incurred. Research and development costs totaled $2,201 and $18,262 for the nine months ended September 30, 2005 and 2004, respectively, and are included in Other General and Administrative Expenses in the statements of operations.

Income Taxes - The Company accounts for income taxes utilizing the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that included the enactment date. With respect to periods prior to July 1, 2005, LA West's then-shareholder elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, LA West did not pay federal or state corporate income taxes on its taxable income. Instead, the then-shareholder was liable for individual federal income taxes on LA West's taxable income or net operating loss. At the close of business on June 30, 2005, the then-shareholder sold 49% of LA West's common shares outstanding to Commerce Street Venture Group, Inc. a C corporation. On July 1, 2005, the Company acquired 100% of the outstanding stock of LA West. The Company is also a C corporation. As S corporations are not permitted to have a C corporation as a shareholder, effective July 1, 2005, LA West is no longer eligible for the tax treatment of the provisions of Subchapter S. Effective on July 1, 2005, LA West will be taxed under the provisions of Subchapter C of the Internal Revenue Code. From that date forward, LA West will account for income taxes utilizing the asset and liability method. The Michigan Single Business Tax was $1,300 and $1,970 for the nine months ended September 30, 2005 and 2004, respectively. The Pennsylvania franchise tax was $-0- and $-0-for the nine months ended September 30, 2005 and 2004, respectively

Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high credit quality financial institutions. At various times throughout 2005 and 2004, the Company's cash balance in its cash accounts held at a financial institution was in excess of the federally insured limit.

Legend Motors Worldwide, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2005 and 2004


The Company also maintains chassis inventory on its premises which are purchased from and sold back to the respective manufacturer at the same price. The chassis inventory is used in conjunction with the components of the Company's independent sale of specialty van conversions and truck modifications products.

3.	INVENTORIES
The components of inventories at September 30 were as follows:


                                       2005            2004
                                       ----            ----

Floor Planned Chassis                $5,188,275     $4,142,663
Finished Vehicles                        82,272        362,317
Raw Materials                           286,537      1,035,166
Work in Process                          39,991         21,897
Finished Goods                          369,853        389,657
                                        -------        -------
                                     $5,966,928     $5,951,700
                                     ----------     ----------


Floor planned chassis represents the cost of chassis ordered under the Company's floor plan agreements. Finished goods represents the capitalized costs attributable to the Company's value-added elements in completed conversions and modifications on hand as of the balance sheet date (see footnote 4).

4.	FLOOR PLAN PAYABLE
The Company held chassis inventory totaling $5,188,275 and $4,142,663 at September 30, 2005 and 2004, respectively. The Company had a floor plan payable at September 30 as follows:


                                           2005               2004
                                           ----               ----

Ford Motor Credit Company               $3,096,008         $1,393,514
General Motors Acceptance Corporation    1,955,292            630,544
Chrysler Financial Company, L.L.C.         136,975          2,118,605
                                           -------          ---------
                                        $5,188,275         $4,142,663
                                        ----------         ----------

The Company has entered into a pool agreement with each of these companies. Under these agreements, the Company purchases chassis and later sells the chassis back to the respective manufacturer (see Footnote 3). The Company accrues and pays interest monthly on the outstanding floor plan payables ranging from 1% to 2%, as of September 30, 2005, for floor planned chassis held for less than 90 days and prime plus 1% (7.00% at November 4, 2005) for floor planned chassis held for greater than 90 days. The interest is reported as "Interest Expense" on the Company's income statement. Title to the chassis passes to the Company at purchase and passes back to the manufacturer when the manufacturer repurchases the chassis. The Company does not make any payments on floor plan payable balances outstanding.

Legend Motors Worldwide, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2005 and 2004


5.	PROPERTY AND EQUIPMENT
Property and equipment, their estimated useful lives and related accumulated depreciation at September 30 were as follows:


                                        Useful Life
                                          (Years)         2005       2004
                                          -------         ----       ----

Shop Equipment and Fixtures                2-7          $697,152   $594,964
Furniture and Office Equipment             3-10          215,650    210,538
Transportation Equipment                   5-6            42,075     33,124
Signage                                    7-10           19,380     13,459
Leasehold Improvements                     8-15           71,771     97,861
Construction in Process                    n/a            62,094     19,300
                                                          ------     ------
                                                       1,108,122    969,246
Less Accumulated Depreciation                            298,471    434,668
                                                         -------    -------
                                                        $809,651   $534,578
                                                        ========   ========


6.	ACCRUED EXPENSES
The components of accrued expenses at September 30 were as follows:


                                     2005              2004
                                     ----              ----

Accrued Warranty                    $201,000         $201,000
Accrued Property Taxes                 6,090            6,077
Accrued Payroll                      115,048           92,374
Other                                197,866           16,088
                                     -------           ------
                                    $520,004         $315,539
                                    ========         ========

7.	LINE OF CREDIT
The Company had a revolving line of credit with a maximum amount available of $650,000. The balance at September 30, 2005 was $200,000. Interest was payable monthly at the prime rate plus 0.5% (7.00% at November 1, 2005), and the principal was scheduled to mature on October 5, 2005. The line of credit was collateralized by all the business assets of LA West and was guaranteed by LA West's former sole stockholder. The balance due was fully repaid on November 4, 2005 (see footnote 15).

8.	LONG TERM DEBT


                                                      2005          2004
Long Term Debt consisted of the following at September 30:


Note payable to Farmers State Bank, interest
at prime plus 0.75% (7.0% at September 30,
2005), payable in equal monthly installments
of principal and interest of $1,396 to March
2008, collateralized by all the business
assets of the Company and guaranteed by the
stockholder.                                         $39,024       $60,618
Less Current Portion                                  14,580        22,100
                                                      ------        ------
                                                     $24,444       $38,518
                                                     =======       =======

Legend Motors Worldwide, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2005 and 2004



Future maturities of long term debt are as follows:

             Year
             Ending
             December 31,
             ------------

             2005                    $3,417
             2006                    15,002
             2007                    15,928
             2008                     4,677
                                      -----
                                    $39,024
                                    -------


9.	INCOME TAXES
The components of deferred tax assets and liabilities at September 30 were as follows:

Deferred Tax Assets (Liabilities):                2005           2004
                                                  ----           ----

Accrued Expenses                                 $13,300        $22,027
Inventory Accounting                             149,570        114,155
Property and Equipment                            (7,355)        (2,830)
Net Operating Loss Carryforwards                 751,166        221,547
                                                 -------        -------
                                                 906,681        354,899
Less Valuation Allowance                        (823,105)       354,899
                                                ---------       -------
Net Deferred Tax Assets (Liabilities)            $83,576           $-0-
                                                 -------           ----

The Company has recorded a valuation allowance against its deferred tax assets since management believes that based upon current available objective evidence it is more likely than not that the affected deferred tax assets will not be realized.

A reconciliation between the effective rate for income taxes and the amount computed by applying the statutory Federal income tax rate to loss from continuing operations before provision for income taxes is as follows:


                                         For the               For the
                                    Nine  Months Ended     Nine Months Ended
                                    September 30, 2005     September 30, 2004
                                    ------------------     ------------------

Statutory Federal Tax Rate                (34.0)%               (34.0)%
Nondeductible Expenses                      0.16%              (359.2)%
State and Local Income Taxes               (5.58)%              (64.9)%
Increase in Valuation Allowance            29.24%               458.1
                                           ------               -----
Effective Tax Rate                        (10.19)%                0.0%
                                          ========                ====


The Company utilizes a December 31 year end for Federal and state income tax purposes. The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as a deferred tax asset and liability.

Legend Motors Worldwide, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2005 and 2004


10.	COMMITMENTS AND CONTINGENCIES
Leases
LA West leases its operating facilities and certain equipment under noncancellable lease agreements expiring at various dates through February 2010. Rental expense was $241,500 and $202,500 for the nine months ended September 30, 2005 and 2004, respectively.

The Company also leases various equipment under capital leases expiring at various dates through June 2005. The leased assets are included in the balance sheet as part of property and equipment at a cost of $316,267 as of September 30, 2005. Amortization of these assets held under capital leases is included with depreciation expense and was $25,656 and $35,336 for the nine months ended September 30, 2005 and 2004, respectively.

Future minimum lease payments under non-cancelable operating leases (with initial or remaining terms in excess of one year) and future minimum capital lease payments as of December 31, 2004 are as follows:

           Year Ending            Capital       Operating
           December 31,           Leases         Leases
           ------------           ------         ------

              2006                 -0-            349,298
              2007                 -0-            348,325
              2008                 -0-            348,000
              2009                 -0-            348,000
              Thereafter           -0-             58,000
                                   ---             ------
Total minimum lease payments       -0-         $1,451,623
                                   ---         ----------

Prior to July 2005, GT 40 leased office and production space under a non-cancelable operating lease agreement that was scheduled to expire in November 2009. GT 40 negotiated a revised non-cancelable operating lease agreement that took effect in July 2005 and expires in June 2010. The minimum future rental commitment at September 30, 2005 under this operating lease is as follows:

                Year Ending September 30:
                -------------------------

                          2006                   $36,446
                          2007                   $36,446
                          2008                   $36,446
                          2009                   $30,371
                                                 -------
                                                $139,709
                                                ========

11.	STOCKHOLDERS' EQUITY
The Company has 50,000,000 shares of $0.0001 par value common stock authorized, of which 10,000,000 shares were issued and outstanding at September 30, 2005. The Company has 20,000,000 shares of $0.0001 par value preferred stock authorized, of which no shares were issued and outstanding at September 30, 2005.

At the close of business on April 28, 2005, the Company entered into a separate formal share swap agreement with each of the three shareholders of GT 40. Pursuant to the three agreements, the Company

Legend Motors Worldwide, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2005 and 2004


exchanged 1,847,084 of the Company's common shares for 100 shares of GT 40. No contingent payments, options or commitments are specified in the acquisition agreements and no research & development assets were purchased. As a result of the exchanges, GT 40 became a wholly-owned subsidiary of the Company.

At the close of business on April 28, 2005, the Company issued 6,534,166 of its common shares to a private equity firm. The Company received no cash in exchange for the issuance of these shares. In exchange for the stock issuance, the private equity firm committed to paying the costs required to undertake a public offering of the Company's common stock. The Company has no obligation or intent to reimburse any costs incurred by the private equity firm. The private equity firm anticipates that it will incur costs in the amount of $230,000 in the course of the public offering process. As a result, the Company will expense consulting fees in the amount of $230,000 in April 2005.

At the close of business on April 28, 2005, the Company issued
1,987,500 warrants with an exercise price of four dollars each for its common shares to four shareholders of the Company.

On June 27, 2005, GT 40 entered into formal debt agreements with certain related parties through common ownership to which GT 40 had outstanding loans to consolidate the respective loans and accrued interest due to each respective party. The new debt agreements allow for the converging of outstanding debt and accrued interest into common stock of GT 40 or the Company at a stated price of two dollars per share. The converging is at the option of the note holder. On June 28, 2005, each of the holders of loans payable executed their respective options to convert their respective outstanding principle balances to common stock and 1,064,710 shares were issued.

On July 1, 2005, the Company entered into a formal share swap agreement with a shareholder of LA West pursuant to which the Company exchanged 1,582,492 shares of the Company's common stock for 49% of the outstanding common stock of LA West. Also on July 1, 2005, the Company entered into a formal share swap agreement with a second shareholder of LA West pursuant to which the Company exchanged 1,647,084 shares of the Company's common stock for the remaining 51% of the outstanding common stock of LA West. As a result of the two exchanges, LA West became a wholly-owned subsidiary of the Company.

On July 1, 2005, two shareholders of the Company surrendered a net total of 2,725,536 shares of the Company's common stock to the Company. These shares are held in treasury by the Company.

12.	RELATED  PARTY  TRANSACTIONS
On July 1, 2005, the Company entered into an employment agreement with its President and Chief Executive Officer. The agreement has a term of five years and calls for an annual salary of $175,000 and a bonus equal to five percent (5%) of the Company's net income before taxes. The agreement also contains a "Covenant Not to Compete" which

Legend Motors Worldwide, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2005 and 2004


precludes vents the Company's President and Chief Executive Officer from competing against the company during his term of employment or for a term of two years thereafter. As compensation for such agreement, the Company must pay an additional $25,000 annually. The agreement also provides for standard benefits such as health insurance coverage, sick and vacation time and use of an automobile.

LA West's operating facilities are leased from L.A. Investments, LLC which is 50% owned by a stockholder of the Company and 50% owned by the stockholder's spouse. Effective on April 1, 2005, the monthly lease payment increased to $29,000. Prior to that, the monthly lease payment was $22,500. The lease is for a period of ten (10) years through February 28, 2010 and may be renewed for five additional one-year terms. Rent expense paid to L.A. Investments, LLC totaled $241,500 and $202,500 for the nine months ended September 30, 2005 and 2004, respectively, and is included within selling, general and administrative expenses.

LA West paid Team L.A. Motorsports, Ltd. $2,830 and $27,000 for the nine months ended September 30, 2005 and 2004, respectively, for advertising and promoting of the Company. The spouse of a stockholder of the Company owns 100% of Team L.A. Motorsports, Ltd.

GT 40 has entered into transactions with various related parties. All loans due to stockholders and companies in which those stockholders have interest were demand notes bearing interest at the rate of 5%. The following balances were outstanding at September 30:


                                                       2005           2004
                                                       ----           ----
Accounts Payable -  Related Parties (Stockholder)      $-0-        $100,649
Accounts Payable - Related Parties (Related Companies)  -0-          29,000
                                                        ---          ------
                                                     $2,388        $129,649
                                                     ======        ========


Accrued Interest - Stockholder                         $-0-         $18,626
Accrued Interest - Related Companies                    -0-          10,291
                                                        ---          ------
                                                       $-0-         $28,917
                                                       ====         =======

Loans from Stockholder                              $90,000        $707,042
                                                    =======        ========

Loans from Related Companies                           $-0-        $478,212
                                                       ====        ========

The following transactions occurred between GT 40 and related parties during the nine months ended September 30 and are included in selling, general and administrative expenses in the statements of operations:


                                                     2005            2004
                                                     ----            ----
Consulting Fees Paid to Stockholders               $67,692         $111,730
Engineering Fees Paid to Stockholder                67,308           72,436
                                                    ------           ------
                                                  $135,000         $184,166
                                                  ========         ========

For the period from October 1, 2003 through December 1, 2004, GT 40 rented office and production space from a stockholder. Total rent payments under this arrangement were $48,710 during the nine months ended September 30, 2004.

Effective December 1, 2004, GT 40 leased office and production space from a stockholder (see footnote 7). Total rent payments under this lease during the nine months ended September 30, 2005 were $60,000.
In addition, GT 40 was required to deposit $10,000 with the landlord. This amount represents the rent for the last month of the lease period and is included in other assets.

13.	EARNINGS PER SHARE
Basic and fully diluted earnings per share for the nine months ended September 30, 2005 was determined as follows:


                                     Income           Shares      Per-Share
                                   (Numerator)     (Denominator)   Amounts
                                   -----------     -------------   -------

Net Loss                           $(736,576)
Less: Preferred stock dividends          -0-
                                         ---
Basic EPS                          $(736,576)        8,312,477     $(0.09)

Diluted EPS                        $(736,576)        8,312,477     $(0.09)
                                   ==========        =========     =======


As of September 30, 2005, the Company had 2,000,000 of its warrants with an exercise price of four dollars each for its common shares outstanding that, if exercised by the holders, could potentially dilute basic earning per share in the future. These warrants were not included in the computation of diluted earnings per share because to do so would have been antidilutive for the period presented.

Basic and fully diluted earnings per share for the nine months ended September 30, 2004 was determined as follows:

                                     Income           Shares      Per-Share
                                   (Numerator)     (Denominator)   Amounts
                                   -----------     -------------   -------
Net Loss                            $(64,435)
Less: Preferred stock dividends          -0-
                                         ---
Basic EPS                           $(64,435)        5,126,660      $(0.01)

Diluted EPS                         $(64,435)        5,126,660      $(0.01)
                                    ---------        ---------      -------


As of September 30, 2004, the Company had no securities, either authorized or issued, that could potentially dilute basic earning per share.

Legend Motors Worldwide, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2005 and 2004


There have been no subsequent transactions that would change the number of common shares or potential common shares presented in these earnings per share calculations.

14.	 ACQUISITIONS OF SUBSIDIARIES
At the close of business on April 28, 2005, the Company entered into a separate formal share swap agreement with each of the three shareholders of GT 40 North America, Inc. (GT 40). Pursuant to the three agreements, the Company exchanged 1,847,084 of the Company's common shares for 100 shares of GT 40. No contingent payments, options or commitments are specified in the acquisition agreements and no research & development assets were purchased. As a result of the exchanges, GT 40 became a wholly-owned subsidiary of the Company. For purposes of these pro forma financial statements, the acquisition has been accounted for as if it had occurred on January 1, 2004.

The aggregate purchase price was $65,017, including common stock valued at $65,017. The value of the 1,847,084 common shares issued by the Company was determined based on the fair market value of professional services rendered on behalf of the Company by an outside consultant in exchange for shares of the Company's common stock on the same date as that of the acquisition of GT 40. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash                                    $16,688
Inventory                               534,823
Fixed Assets, Net                       203,342
Other Assets                             30,908
Goodwill                              1,858,043
                                      ---------
Total Assets Acquired                 2,643,804
                                      ---------

Accounts Payable                        111,011
Short Term Debt                       2,467,776
                                      ---------
Total Liabilities Assumed             2,578,787
                                      ---------

Net Assets Acquired                     $65,017
                                        -------

On July 1, 2005, the Company entered into a formal share swap agreement with a shareholder of LA West, Inc. pursuant to which the Company exchanged 1,582,492 shares of the Company's common stock for 49% of the outstanding common stock of LA West, Inc. Also on July 1, 2005, the Company entered into a formal share swap agreement with a second shareholder of LA West, Inc. pursuant to which the Company exchanged 1,647,084 shares of the Company's common stock for the remaining 51% of the outstanding common stock of LA West, Inc. No contingent payments, options or commitments are specified in the acquisition agreements and no research & development assets were purchased. As a result of the two exchanges, LA West, Inc. became a wholly-owned subsidiary of the Company. For purposes of these pro forma financial statements, the acquisition has been accounted for as if it had occurred on January 1, 2004.

The aggregate purchase price was $113,681, including common stock valued at $113,681. The value of the 3,229,576 common shares issued was determined based on the share value established by the acquisition of GT 40.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash                              $129,301
Accounts Receivable                469,566
Inventory                        5,345,561
Fixed Assets, Net                  303,135
Other Assets                       129,823
                                   -------
Total Assets                     6,377,386
                                 ---------

Accounts Payable                   540,691
Accrued Expenses                   184,077
Short Term Debt                  5,510,762
Long Term Debt                      28,175
                                    ------
Total Liabilities Assumed        6,263,705
                                 =========

Net Assets Acquired               $113,681
                                  ========

The acquisitions of GT 40 and LA West were contemplated and negotiated pursuant to an overall plan to combine the separate companies' product lines and management assets into a synergized and integrated motor vehicle marketing business.

15.	  SUBSEQUENT EVENTS
During the reporting period, the Company maintained a secured credit agreement with a commercial lender (see footnote 7). Between September 15, 2005 and September 29, 2005 Legend contributed $400,000 to the capital of the Company. The line of credit matured on October 5, 2005 and was paid in full at that time using the contributed funds.

On November 4, 2005, the Company entered into a replacement secured credit agreement with a separate commercial lender. Under the terms of the replacement secured credit agreement, the Company has a line of credit for up to $250,000. Interest is payable monthly at the prime rate plus 1.0% (7.00% at November 1, 2005). The line of credit matures on June 4, 2006 and is collateralized by all the business assets of the Company.

16.	SEGMENT INFORMATION
Our operating activity consists of two operating segments: Van, Truck and SUV Conversions (Conversions) and Specially Constructed Replica Vehicles (Replicas). The Conversion segment includes primarily the sale of exclusive luxury van conversions, sport truck conversions, and

Legend Motors Worldwide, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2005 and 2004



SUV conversions. The Replicas segment includes primarily the sale of specially constructed replicas of historical supercars and roadsters.

Segment selection is based on the organizational structure we use to evaluate performance and make decisions on resource allocation, as well as availability and materiality of separate financial results consistent with that structure.



                                     Conversions      Replicas     Other      Total
                                     -----------      --------     -----      -----

Nine Months Ended
September 30, 2005
Revenues:
External Customers                   $7,638,508      $254,000          $-0-     $7,892,508
Intersegment                                -0-           -0-           -0-            -0-

Income:
Income (Loss) Before Income Taxes        48,283      (619,999)     (248,438)      (820,154)

Other Disclosures:
Interest Income                              93           -0-         6,057          6,150
Interest Expense                        161,225        57,985           419        219,629
Depreciation
Gain (Loss) on Sale of Assets               -0-           -0-           -0-            -0-
Purchases of Fixed Assets                36,119        93,754           -0-        129,873
Total Assets                          6,950,265       639,569     2,019,729      9,609,563


                                     Conversions      Replicas     Other      Total
                                     -----------      --------     -----      -----

Pro forma Nine Months
Ended September 30, 2004

Revenues:
External Customers                  $11,314,986      $475,300          $-0-    $11,790,286
Intersegment                                -0-           -0-           -0-            -0-

Income:
Income (Loss) Before Income Taxes       701,280      (765,455)         (260)       (64,435)

Other Disclosures:
Interest Income                             102           -0-           -0-            102
Interest Expense                        206,424        28,340           -0-        234,764
Depreciation
Loss (Gain) on Sale of Assets            40,143           (76)          -0-         40,067
Purchase of Fixed Assets                  3,072       121,344           -0-        124,416
Total Assets                          6,413,613       802,256     2,003,658      9,219,527



INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholder of LA West, Inc.:

We have audited the accompanying balance sheet of LA West, Inc. as of December 31, 2004, and the related statements of income, stockholder's equity, and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LA West, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.


/s/ Tedder, James, Worden & Associates, P.A.


December 9, 2005
Orlando, Florida

L.A. WEST, INC.
BALANCE SHEET
DECEMBER 31, 2004


ASSETS

Current Assets:
Cash                                                     $72,197
Accounts Receivable                                      279,927
Inventories                                            6,202,014
Prepaid Expenses and Other Current Assets                 37,271
                                                          ------
Total Current Assets                                   6,591,409


Property and Equipment, Net                              278,091
Other Assets                                              58,435
                                                          ------

Total Assets                                          $6,927,935
                                                      ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Accounts Payable                                        $690,613
Accrued Expenses                                         299,985
Current Portion of Capital Lease Obligations              38,512
Current Portion of Long Term Debt                         14,580
Line of Credit                                           438,000
Floor Plan Payable                                     5,354,176
                                                       ---------
Total Current Liabilities                              6,835,866


Long Term Debt, Less Current Portion                      35,607
                                                          ------
Total Liabilities                                      6,871,473
                                                       ---------

Commitments and Contingencies

Stockholder's Equity:
Common Stock, no par value, 1,000 shares
 authorized, 100 shares issued and outstanding             1,000
Additional Paid-In Capital                                30,000
Retained Earnings                                         25,462
                                                          ------
Total Stockholder's Equity                                56,462
                                                          ------

Total Liabilities and Stockholder's Equity            $6,927,935
                                                       =========

See Accompanying Notes to Financial Statements.

L.A. WEST, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



                                                 2004             2003
                                                 ----             ----

Truck and SUV Conversion Sales                   $7,806,905      $3,749,972
Van Conversion Sales                              5,356,587       7,597,683
Parts Sales                                         611,947         513,056
Other Sales                                         388,637         237,575
                                                    -------         -------
Net Sales                                       $14,164,076     $12,098,286

Cost of Goods Sold                                9,817,587       8,217,252
                                                  ---------       ---------

Gross Profit                                      4,346,489       3,881,034
                                                  ---------       ---------

Operating Expenses (Income):
Salaries, Wages and Employee Benefits             1,691,863       1,687,092
Occupancy Costs                                     455,360         433,738
Advertising and Sales                               885,279         975,858
Other General and Administrative                    554,322         563,808
Loss on Sale of Property and Equipment               40,143          36,088
Gain on Involuntary Conversion                           -0-       (282,341)
                                                         --        --------
Total Operating Expenses                          3,626,967       3,414,243
                                                  ---------       ---------

Income from Operations                              719,522         466,791

Other Income (Expenses):
Interest Income                                         111             373
Interest Expense                                   (236,227)       (347,600)
                                                    -------         -------
Total Other Expense                                (236,116)       (347,227)
                                                    -------         -------

Net Income                                         $483,406        $119,564
                                                    =======         =======

Weighted Average Shares of Common Stock
Outstanding:
Basic and Diluted                                       100             100
                                                        ---             ---
Earnings Per Common Share:
Basic and Diluted                                 $4,834.06       $1,195.64
                                                   ========        ========



See Accompanying Notes to Financial Statements.

L.A. WEST, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                       2004          2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                           $483,406       $119,564
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation                                          119,465        163,466
Loss on Sale of Property and Equipment                 40,143         36,088
(Increase) Decrease in Assets:
Accounts Receivable                                  (139,942)       109,153
Raw Materials and Finished Goods                      125,339        (33,545)
Floor Planned Chassis                               2,639,504      5,057,908
Prepaid Expenses and Other Current Assets               1,319          4,366
Increase (Decrease) in Liabilities:
Accounts Payable                                      (85,677)        19,540
Accrued Expenses                                      (11,317)        14,569
Floor Plan Payable                                 (2,639,504)    (5,057,908)
                                                   -----------    -----------
Net Cash Provided by Operating Activities            $532,736       $433,201
                                                      -------        -------


CASH FLOWS FROM INVESTING ACTIVITIES
Increase in Other Assets                              $(9,779)       $(9,778)
Purchases of Property and Equipment                   (56,030)       (37,568)
Proceeds from Sale of Property and Equipment              800        200,000
                                                          ---        -------
Net Cash Provided by (Used in) Investing Activities  $(65,009)      $152,654
                                                      --------       -------

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to Stockholder                        $(300,666)     $(616,530)
Net Proceeds (Repayments) on Line of Credit           (77,000)       325,000
Payments on Long Term Debt                            (13,864)      (124,580)
Payments on Capital Lease Obligations                 (77,895)      (109,023)
                                                      --------      ---------
Net Cash Used in Financing Activities               $(469,425)     $(525,133)
                                                     ---------      ---------

Net Increase (Decrease) in Cash                       $(1,698)       $60,722
Cash - Beginning of Year                               73,895         13,173
                                                       ------         ------
Cash - End of Year                                    $72,197        $73,895
                                                       ======         ======


Supplemental Disclosures of Cash Flow Information:


Cash Paid During the Year for Interest               $247,553       $343,801
                                                      =======        =======
Cash Paid During the Year for Income Taxes             $5,127         $9,824
                                                        =====          =====


Supplemental Disclosure of Non-cash Investing and
Financing Activities:


A net non-cash distribution of $30,541 was made that transferred equipment with a net carrying value of $84,126 and a capital lease obligation of $53,585 to an entity related to the stockholder through common ownership.


See Accompanying Notes to Financial Statements.

L.A. WEST, INC.
STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



                                           Additional   Retained
                                  Common    Paid in     Earnings   Total
                                  Stock     Capital     (Deficit)  Equity
                                  ------    -------     ---------  ------
Balances at December 31, 2002     $1,000    $30,000     $370,229   $401,229
Net Income                            -0-        -0-     119,564    119,564
Distributions                         -0-        -0-    (616,530)  (616,530)
                                   ------    -------    ---------  ---------
Balances at December 31, 2003     $1,000    $30,000    $(126,737)  $(95,737)
Net Income                            -0-        -0-     483,406    483,406
Distributions                         -0-        -0-    (331,207)  (331,207)
                                   ------    -------    ---------  ---------
Balances at December 31, 2004     $1,000    $30,000      $25,462    $56,462
                                   ======    =======    =========  =========



See Accompanying Notes to Financial Statements.

LA WEST, INC.
Notes to Financial Statements
December 31, 2004


1.	BUSINESS
LA West, Inc. (the "Company") is primarily engaged in the design, assembly, and sale of specialty van conversions and truck modifications throughout the United States of America. The Company's headquarters and assembly facility are located in LaGrange, Indiana.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Accounts Receivable - The Company ships its finished conversion products on a COD basis. Products other than completed vehicles purchased by a dealer with an established account with the Company are shipped on 30 day, net terms. All other such products purchased are shipped only upon receipt of all proceeds in advance, upon presentation of a validated credit card or on a COD basis. Accounts receivable are recorded at net realizable value. Historically, bad debt write-offs have essentially been nil. There were no bad debt write-offs in 2003 or 2004. In the opinion of management, no provision is deemed necessary for uncollectible accounts at December 31, 2004.

Revenue Recognition - In accordance with Staff Accounting Bulletin No. 104, Topic 13: Revenue Recognition, the Company records revenue for the completion of van conversions and truck modifications and its other products when products are shipped, the price is final or determinable and collection of the sales price is reasonably assured. The Company utilizes inventory chassis in conjunction with their van conversions and truck modifications. These chassis are owned by the Company until the completion and shipment of the van conversion or truck modification. At the time of revenue recognition, the chassis are sold back to the respective manufacturer and the elements of the Company's conversion or modification are sold directly to the respective dealership. The Company purchases and resells each floor planned chassis to the respective manufacturer at the same price for which it was purchased, less any dealer holdback, discounts and other incentives received. Also in accordance with Staff Accounting Bulletin No. 104, Topic 13: Revenue Recognition, no revenue is recognized with respect to resale of the chassis to the respective manufacturer. Any of the products sold by the Company may be returned by the buyer, although such returns are infrequent and immaterial. When such returns do occur, the appropriate revenue account is directly reduced.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories - Inventories are carried at the lower of cost or market. The cost is determined using the first-in, first-out method. The
Company evaluates its inventory value at the end of each year to ensure that it is carried at the lower of cost or market. This

LA WEST, INC.
Notes to Financial Statements
December 31, 2004


evaluation includes an analysis of its physical inventories, a review of potential obsolete and slow-moving stock based on historical product sales and forecasted sales and an overall consolidated analysis of potential excess inventory. To the extent historical physical inventory results are not indicative of future results and if future events affect, either favorably or unfavorably, the salability of the Company's products or its relationship with certain key vendors, the Company's inventory reserves could differ significantly, resulting in either higher or lower future inventory provisions.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life of the asset.
Maintenance and repairs are expensed as incurred.

Cost of Goods Sold - The components of cost of goods sold in the accompanying statements of income include all direct materials and direct labor associated with the assembly and/or manufacturing of the Company's products.

Accrued Warranty Costs - Estimated future costs related to product warranties are accrued as products are sold based on prior experience and known current events and are included in accrued expenses in the accompanying balance sheet. Accrued warranty costs have historically been sufficient to cover actual costs incurred and are included within cost of goods sold.

Advertising Costs - The Company expenses costs of advertising as incurred. Advertising costs for the years ended December 31, 2004 and 2003 were approximately $347,000 and $369,000, respectively, and are included within Advertising and Sales expenses in the Statements of Operations.

Impairment of Long-Lived Assets - The Company evaluates its long-lived assets for financial impairment as events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company evaluates the recoverability of long-lived assets used in operations by measuring the carrying amount of the assets against their estimated undiscounted future cash flows. If such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their approximate fair values.

Income Taxes - The Company's shareholder elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the shareholder is liable for individual federal income taxes on the Company's taxable income or net operating loss. The Michigan Single Business Tax was $5,194 and $7,858 for 2004 and 2003, respectively. The Pennsylvania franchise tax was $407 and $315 for 2004 and 2003, respectively.

LA WEST, INC.
Notes to Financial Statements
December 31, 2004


Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high credit quality financial institutions. At various times throughout 2004, the Company's cash balance in its cash account held at a financial institution was in excess of the federally insured limit. The Company also maintains chassis inventory on its premises which are purchased from and sold back to the respective manufacturer at the same price. The chassis inventory is used in conjunction with the components of the Company's independent sale of specialty van conversions and truck modifications products.

3.	INVENTORIES
The components of inventories at December 31, 2004 were as follows:

Floor Planned Chassis       $5,354,176
Raw Materials                  514,450
Finished Goods                 333,388
                            ----------
                            $6,202,014

4.	PROPERTY AND EQUIPMENT

Property and equipment, their estimated useful lives and related accumulated depreciation at December 31, 2004 were as follows:


                                          Useful Life
                                            (Years)

Shop Equipment and Fixtures                   7            $493,806
Furniture and Office Equipment               3-5            195,793
Transportation Equipment                      6              25,000
Signage                                      10              13,459
Leasehold Improvements                       8-10            71,771
                                                             ------
                                                            799,829
Less Accumulated Depreciation                               521,738
                                                            -------
                                                           $278,091
                                                            =======

LA WEST, INC.
Notes to Financial Statements
December 31, 2004



5.	ACCRUED EXPENSES
The components of accrued expenses at December 31, 2004 were as follows:


Accrued Warranty                                          $201,000
Accrued Property Taxes                                      23,576
Accrued Payroll                                             23,177
Accrued Bonuses                                             26,692
Accrued Vacation                                            10,000
Accrued Interest                                            13,146
Other                                                        2,394
                                                           -------
                                                          $299,985
                                                           =======

The Company's warranty accruals are based upon the Company's historical experience with respect to warranty claims. The Company's recent experience with respect to warranty claims is as follows:

Balance at December 31, 2003               $201,000
Accrued Warranty expense                    201,315
Warranty costs incurred                    (244,590)
Warranty claims filed with vendors            43,275
                                              ------
Balance at December 31, 2004                $201,000
                                            --------

6.	FLOOR PLAN PAYABLE
The Company held chassis inventory totaling $5,354,176 at December 31, 2004. The Company had a floor plan payable with Ford Motor Credit
Company of $2,895,170, General Motors Acceptance Corporation of
$1,213,587 and Chrysler Financial Company, L.L.C. of $1,245,419 at
December 31, 2004, respectively. The Company has entered into a pool agreement with each of these companies. Under these agreements, the Company purchases chassis and later sells the chassis back to the respective manufacturer (see Note 2). The Company accrues and pays interest monthly on the outstanding floor plan payables ranging from 1% to 2%, as of December 31, 2004, for floor planned chassis held for less than 90 days and prime plus 1% (6.25% at December 31, 2004) for floor planned chassis held for greater than 90 days. The interest is reported as "Interest Expense" on the Company's statements of operations. Title to the chassis passes to the Company at purchase and passes back to the manufacturer when the manufacturer repurchases the chassis. The Company does not make any payments on floor plan payable balances outstanding.

7.	LINE OF CREDIT
The Company has a revolving line of credit with a maximum amount available of $650,000. The balance at December 31, 2004 was $438,000. Interest is payable monthly at the prime rate plus 0.5% (5.75% at December 31, 2004), and matures on October 5, 2005. The line of credit is collateralized by all the business assets of the Company and is guaranteed by the stockholder.

LA WEST, INC.
Notes to Financial Statements
December 31, 2004


8.	LONG TERM DEBT
Long term debt consisted of the following at December 31, 2004:

Note payable to Farmers State Bank,
interest at prime plus 0.75% (6.0%
at December 31, 2004), payable in
equal monthly installments of
principal and interest of $1,396 to
March 2008, collateralized by all
the business assets of the Company
and is guaranteed by the
stockholder.                                     $50,187
Less Current Portion                              14,580
                                                  ------
                                                 $35,607
                                                 -------

Future maturities of long term debt are as follows:

Year Ending
December 31,

2005                 $14,580
2006                  15,002
2007                  15,928
2008                   4,677
                       -----
                     $50,187
                     -------

9.	GAIN ON INVOLUNTARY CONVERSION
In May 2003, the Company experienced a hail storm which resulted in damages to the Company's floor plan inventory. During the year ended December 31, 2003, the Company incurred repair costs of approximately $258,000 and received insurance recoveries of approximately $540,000, resulting in a gain on involuntary conversion of approximately $282,000.

10.	 RELATED PARTY TRANSACTIONS
The Company's operating facilities are leased from L.A. Investments, LLC which is 50% owned by the stockholder and 50% owned by the stockholder's spouse. Effective on April 1, 2005, the monthly lease payment increased to $29,000. Prior to that, the monthly lease payment was $22,500. The lease is for a period of ten (10) years through February 28, 2010 and may be renewed for five additional one-year terms. Rent expense paid to L.A. Investments, LLC totaled $270,000 for the years ended December 31, 2004 and 2003, respectively, and is included within selling, general and administrative expenses.

The Company paid Team LA Motorsports, Ltd. $103,000 and $86,800 for the years ended December 31, 2004 and 2003, respectively, for advertising and promoting of the Company. The stockholder's spouse owns 100% of Team LA Motorsports, Ltd.

LA WEST, INC.
Notes to Financial Statements
December 31, 2004


11.	 COMMITMENTS AND CONTINGENCIES
Leases
The Company leases its operating facilities and certain equipment under noncancellable lease agreements expiring at various dates through February 2010. Rental expense amounted to approximately
$272,000 for the years ended December 31, 2004 and 2003, respectively.

The Company also leases various equipment under capital leases expiring at various dates through June 2005. The leased assets are included in the balance sheet as part of property and equipment at a cost of $316,267 as of December 31, 2004. Amortization of these assets held under capital leases is included with depreciation expense and was approximately $50,500 for the years ended December 31, 2004 and 2003, respectively.

Future minimum lease payments under non-cancelable operating leases (with initial or remaining terms in excess of one year) and future minimum capital lease payments as of December 31, 2004 are as follows:

             Year Ending               Capital       Operating
             December 31,              Leases        Leases
             ------------              ------        ------
                2005                   $39,619       $329,798
                2006                       -0-        349,298
                2007                       -0-        348,325
                2008                       -0-        348,000
                2009                       -0-        348,000
             Thereafter                    -0-         58,000
                                           ---         ------
       Total minimum lease payments     39,619     $1,781,421
                                                   ==========

       Less amounts representing
       interest, with annual
       interest rates ranging from
       9.76% to 11.71%.                 1,107
                                        -----

       Present value of net minimum
       capital lease payments          38,512
                                       ------

       Less current portions of
       obligations under capital
       leases                          38,512
                                       ------

       Obligations under capital
       leases, excluding current
       portion                           $-0-
                                         ----



12.	 EMPLOYEE BENEFIT PLAN
The Company has a defined contribution plan (the "Plan") qualifying under Section 401(k) of the Internal Revenue Code. Substantially all employees who have met certain service requirements are eligible for participation in the Plan. Participants may defer and contribute to the Plan up to 15% of their compensation not to exceed the IRS limit. The participants' contributions vest immediately, while the Company contributions vest over six years. The Company's contribution rate is determined on a year to year basis at the sole discretion of the Company, not to exceed $3,000 in any plan year. There were no Company contributions for the years ended December 31, 2004 and 2003.

LA WEST, INC.
Notes to Financial Statements
December 31, 2004


13.	STOCKHOLDER'S EQUITY
The Company has 1,000 shares of no par value common stock authorized of which 100 shares were issued and outstanding at December 31, 2004.

14.	EARNINGS PER SHARE
Basic and fully diluted earnings per share for the twelve months ended December 31, 2004 was determined as follows:


                             Income           Shares         Per-Share
                            (Numerator)      (Denominator)   Amounts
                            -----------      -------------   -------
Net Income                  $483,406

Basic EPS                   $483,406             100          $4,834.06
                            --------

Diluted EPS                 $483,406             100          $4,834.06
                            --------             ---          ---------

As of December 31, 2004, the Company had no securities, either authorized or issued, that could potentially dilute basic earning per share.

Basic and fully diluted earnings per share for the twelve months ended December 31, 2003 was determined as follows:


                             Income           Shares         Per-Share
                             (Numerator)     (Denominator)   Amounts
                             -----------     -------------   -------

Net Income                   $119,564

Basic EPS                    $119,564             100        $1,195.64
                             --------

Diluted EPS                  $119,564             100        $1,195.64
                             ========             ===        =========


As of December 31, 2003, the Company had no securities, either authorized or issued, that could potentially dilute basic earning per share.

There have been no subsequent transactions that would change the number of common shares or potential common shares presented in these earnings per share calculations.

15.	  SUBSEQUENT EVENTS
On March 11, 2005, the sole shareholder of the Company entered into an agreement to sell 49% of the common shares outstanding to Commerce Street Venture Group, Inc. ("Commerce Street") by executing a note payable. On June 30, 2005 the last payment on the note payable was made and the shares were transferred to Commerce Street.

On July 1, 2005, the former sole shareholder entered into a formal share swap agreement with Legend Motors Worldwide, Inc. ("Legend") for

LA WEST, INC.
Notes to Financial Statements
December 31, 2004


51% of the Company's shares. Pursuant to this agreement, the shareholder exchanged 51 shares of the Company's common stock for shares of Legend. Also on July 1, 2005, Commerce Street entered into a formal share swap agreement with Legend. Pursuant to this agreement, Commerce Street exchanged 49 shares of the Company's common stock for shares of Legend. As a result of the two exchanges, the Company became a wholly-owned subsidiary of Legend.

On March 11, 2005, the Company entered into an employment agreement with its President and Chief Executive Officer. The agreement is effective July 1, 2005, has a 5 year term and provides for an annual salary of $175,000 plus a bonus equal to five percent (5%) of the Company's net income before taxes. The agreement also provides for certain employee benefits, including health insurance coverage, sick and vacation time and use of an automobile.

LA WEST, INC.
BALANCE SHEET
(UNAUDITED)


                                                     September 30,

                                               2005              2004
ASSETS                                         ----              ----


Current Assets:
Cash                                           $93,530           $170,794
Accounts Receivable                            437,107            465,614
Inventories                                  5,999,268          5,307,927
Related Party Receivables                       16,715                -0-
Prepaid Expenses and Other Current Assets       31,156             34,823
Current Deferred Tax Asset, Net                 63,392                -0-
                                                ------                ---
Total Current Assets                         6,641,168          5,979,158

Property and Equipment, Net                    243,326            378,465
Other Assets                                    65,768             55,990
                                                ------             ------

Total Assets                                $6,950,262         $6,413,613
                                            ==========         ==========


LIABILITIES AND STOCKHOLDER'S EQUITY


Current Liabilities:
Accounts Payable                              $443,602           $843,589
Accrued Expenses                               542,454            324,039
Income Taxes Payable                            56,683                -0-
Current Portion of Capital Lease Obligations       -0-             51,817
Current Portion of Long Term Debt               14,580             22,100
Line of Credit                                 200,000            458,000
Floor Plan Payable                           5,188,275          4,142,663
                                             ---------          ---------
Total Current Liabilities                    6,445,594          5,842,208


Long Term Debt, Less Current Portion            24,444             38,518
Long Term Deferred Tax Liability, Net            2,479                -0-
                                                 -----                ---
Total Long Term Liabilities                     26,923             38,518
                                                ------             ------

Total Liabilities                            6,472,517          5,880,726
                                             ---------          ---------

Commitments and Contingencies

Stockholder's Equity:
Common Stock                                     1,000              1,000
Additional Paid-In Capital                     430,000             30,000
Retained Earnings                               46,745            501,887
                                                ------            -------
Total Stockholder's Equity                     477,745            532,887
                                               -------            -------

Total Liabilities and Stockholder's Equity  $6,950,262         $6,413,613
                                            ==========         ==========


                 See Accompanying Notes to Financial Statements.

LA WEST, INC.
STATEMENTS OF INCOME
(UNAUDITED)


                                                    Nine Months Ended
                                                      September 30,

                                               2005              2004
                                               ----              ----

Truck and SUV Conversion Sales              $4,569,198         $6,234,043
Van Conversion Sales                         2,418,001          4,312,454
Parts Sales                                    453,918            461,247
Other Sales                                    197,391            307,242
                                               -------            -------
Net Sales                                    7,638,508         11,314,986
Cost of Goods Sold                           4,963,660          7,584,949
                                             ---------          ---------
Gross Profit                                 2,674,848          3,730,037
                                             ---------          ---------
Operating Expenses:
Salaries, Wages and Employee Benefits        1,191,778          1,301,089
Occupancy Costs                                366,713            338,613
Advertising and Sales                          445,428            677,453
Other General and Administrative Expenses      465,744            465,137
Loss on Sale of Property and Equipment             -0-             40,143
                                                   ---             ------
Total Operating Expenses                     2,469,663          2,822,435
                                             ---------          ---------
Income from Operations                         205,185            907,602
                                               -------            -------
Other Income (Expenses):
Interest Income                                     93                102
Interest Expense                              (161,225)          (206,424)
                                              ---------          ---------
Total Other Expense                           (161,132)          (206,322)
                                              ---------          ---------
Net Income Before Income Taxes                  44,053            701,280
Income Tax Expense (Benefit)                    (4,230)               -0-
                                                -------               ---

Net Income                                     $48,283           $701,280
                                               =======           ========
Weighted Average Shares of Common
Stock Outstanding:
Basic and Diluted                                  100                100
                                                   ===                ===
Earnings Per Common Share:
Basic and Diluted                              $482.83          $7,012.80
                                               =======          =========






                 See Accompanying Notes to Financial Statements.

LA WEST, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)


                                                   Nine Months Ended
                                                     September 30,

                                               2005              2004
                                               ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                     $48,283           $701,280
Adjustments to Reconcile Net Income
to Net Cash Provided by Operating
Activities:
Depreciation                                    70,883             51,530
Loss on Sale of Property and Equipment             -0-             40,143
Current Deferred Tax Asset, Net                (63,392)               -0-
Long Term Deferred Tax Liability, Net            2,479                -0-
(Increase) Decrease in Assets:
Accounts Receivable                           (157,180)          (325,629)
Raw Materials and Finished Goods                36,846           (192,087)
Floor Planned Chassis                          165,900          3,851,017
Related Party Receivables                      (16,715)               -0-
Prepaid Expenses and Other Current Assets        6,115              3,766
Increase (Decrease) in Liabilities:
Accounts Payable                              (247,010)            75,800
Accrued Expenses                               242,469              4,239
Income Taxes Payable                            56,683                -0-
Floor Plan Payable                            (165,901)        (3,851,017)
                                              ---------        -----------
Net Cash Provided by (Used in)
Operating Activities                          $(20,540)          $359,042
                                              ---------          --------


CASH FLOWS FROM INVESTING ACTIVITIES
Increase in Other Assets                       $(7,333)           $(7,334)
Purchases of Property and Equipment            (36,119)            (3,072)
Proceeds from Sale of Property and Equipment       -0-                800
                                                   ---                ---
Net Cash Provided by (Used in)
Investing Activities                          $(43,452)           $(9,606)


CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to Stockholder                  $(27,000)          $(72,656)
Net Proceeds (Repayments) on Line of Credit   (238,000)           (57,000)
Stockholder Capital Contributions              400,000                -0-
Payments on Long Term Debt                     (11,163)           (36,619)
Payments on Capital Lease Obligations          (38,512)           (86,262)
                                               --------           --------
Net Cash Provided by (Used in)
Financing Activities                           $85,325          $(252,537)
                                               -------          ----------

Net Increase in Cash                           $21,333            $96,899
Cash - Beginning of Period                      72,197             73,895
                                                ------             ------
Cash - End of Period                           $93,530           $170,794
                                               -------           --------

Supplemental Disclosures of Cash Flow
Information:
Cash Paid During the Period for Interest      $152,151           $195,077
                                              --------           --------
Cash Paid During the Period for State Taxes     $5,647             $5,843
                                                ------             ------
Supplemental Disclosure of Non-cash
Investing and Financing Activities:

A net non-cash distribution of
$30,541 was made that transferred
equipment with a net carrying value
of $84,126 and a capital lease
obligation of $53,585 to an entity
related to the stockholder through
common ownership.



                 See Accompanying Notes to Financial Statements.


LA WEST, INC.
STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
(UNAUDITED)







                                               Additional        Retained
                                   Common      Paid in           Earnings      Total
                                   Stock       Capital           (Deficit)     Equity
                                   ----------------------------------------------------

Balances at December 31, 2003       $1,000     $30,000           $(126,737)   $(95,737)
Net Income                             -0-         -0-             701,280     701,280
Distributions                          -0-         -0-             (72,656)    (72,656)
                                       ---         ---             --------    --------
Balances at September 30, 2004      $1,000     $30,000            $501,887    $532,887
                                    ------     -------            --------    --------

Balances at December 31, 2004       $1,000     $30,000             $25,462     $56,462
Capital Contributed                    -0-     400,000                 -0-     400,000
Net Income                             -0-         -0-              48,283      48,283
Distributions                          -0-         -0-             (27,000)    (27,000)
                                       ---         ---             --------    --------
Balances at September 30, 2005      $1,000    $430,000             $46,745    $477,745
                                    ------    --------             -------    --------




                 See Accompanying Notes to Financial Statements.


1.	BUSINESS
LA West, Inc. (the "Company") is primarily engaged in the design, assembly, and sale of specialty van conversions and truck modifications throughout the United States of America. The Company's headquarters and assembly facility are located in LaGrange, Indiana.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Accounts Receivable - The Company ships its finished conversion products on a COD basis. Products other than completed vehicles purchased by a dealer with an established account with the Company are shipped on 30 day, net terms. All other such products purchased are shipped only upon receipt of all proceeds in advance, upon presentation of a validated credit card or on a COD basis. Accounts receivable are recorded at net realizable value. Historically, bad debt write-offs have essentially been nil. There were no bad debt write-offs during the nine months ended September 30, 2005 and 2004, respectively. In the opinion of management, no provision is deemed necessary for uncollectible accounts at September 30, 2005 and 2004.

Revenue Recognition - In accordance with Staff Accounting Bulletin No. 104, Topic 13: Revenue Recognition, the Company records revenue for the completion of van conversions and truck modifications and its other products when products are shipped, the price is final or determinable and collection of the sales price is reasonably assured. The Company utilizes inventory chassis in conjunction with their van conversions and truck modifications. These chassis are owned by the Company until the completion and shipment of the van conversion or truck modification. At the time of revenue recognition, the chassis are sold back to the respective manufacturer and the elements of the Company's conversion or modification are sold directly to the respective dealership. The Company purchases and resells each floor planned chassis to the respective manufacturer at the same price for which it was purchased, less any dealer holdback, discounts and other incentives received. Also in accordance with Staff Accounting Bulletin No. 104, Topic 13: Revenue Recognition, no revenue is recognized with respect to resale of the chassis to the respective manufacturer.
Any of the products sold by the Company may be returned by the buyer, although such returns are infrequent and immaterial. When such returns do occur, the appropriate revenue account is directly reduced.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories - Inventories are carried at the lower of cost or market. The cost is determined using the first-in, first-out method. The Company evaluates its inventory value at the end of each year to ensure that it is carried at the lower of cost or market. This evaluation includes an analysis of its physical inventories, a review of potential obsolete and slow-moving stock based on historical product sales and forecasted sales and an overall consolidated analysis of potential excess inventory. To the extent historical physical inventory results are not indicative of future results and if future events affect, either favorably or unfavorably, the salability of the Company's products or its relationship with certain key vendors, the Company's inventory reserves could differ significantly, resulting in either higher or lower future inventory provisions.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life of the asset.
Maintenance and repairs are expensed as incurred.

Cost of Goods Sold - The components of cost of goods sold in the accompanying statements of income include all direct materials and direct labor associated with the assembly and/or manufacturing of the Company's products.

Accrued Warranty Costs - Estimated future costs related to product warranties are accrued as products are sold based on prior experience and known current events and are included in accrued expenses in the accompanying balance sheet. Accrued warranty costs have historically been sufficient to cover actual costs incurred and are included within cost of goods sold.

Advertising Costs - The Company expenses costs of advertising as incurred. Advertising costs for the nine months ended September 30, 2005 and 2004 were approximately $150,000 and $262,000, respectively, and are included within Advertising and Sales expenses on the Statements of Operation.

Impairment of Long-Lived Assets - The Company evaluates its long-lived assets for financial impairment as events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company evaluates the recoverability of long-lived assets used in operations by measuring the carrying amount of the assets against their estimated undiscounted future cash flows. If such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their approximate fair values.

Income Taxes - With respect to periods prior to July 1, 2005, the Company's shareholder elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the shareholder is liable for individual federal income taxes on the Company's taxable income or net operating loss. At the close of business on June 30, 2005, the Company's shareholder sold 49% of the Company's common shares outstanding to Commerce Street Venture Group, Inc. a C corporation. As S corporations are not permitted to have a C corporation as a shareholder, effective July 1, 2005, the Company is no longer eligible for the tax treatment of the provisions of Subchapter S Effective on July 1, 2005, the Company will be taxed under the provisions of Subchapter C of the Internal Revenue Code. From that date forward, the Company accounts for income taxes utilizing the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that included the enactment date. The Michigan Single Business Tax was $1,300 and $1,970 for the nine months ended September 30, 2005 and 2004, respectively. The Pennsylvania franchise tax was $5,647 and $5,843 for the nine months ended September 30, 2005 and 2004, respectively.

Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high credit quality financial institutions. At various times throughout 2004, the Company's cash balance in its cash account held at a financial institution was in excess of the federally insured limit. The Company also maintains chassis inventory on its premises which are purchased from and sold back to the respective manufacturer at the same price. The chassis inventory is used in conjunction with the components of the Company's independent sale of specialty van conversions and truck modifications products.

3.	INVENTORIES
The components of inventories at September 30 were as follows:


                                            2005              2004
                                            ----              ----
Floor Planned Chassis                    $5,188,275        $4,142,663
Raw Materials                               441,140           775,607
Finished Goods                              369,853           389,657
                                            -------           -------
                                         $5,999,268        $5,307,927
                                         ----------        ----------


Floor planned chassis represents the cost of chassis ordered under the Company's floor plan agreements. Finished goods represents the capitalized costs attributable to the Company's value-added elements in completed conversions and modifications on hand as of the balance sheet date (see Footnotes 2 and 6).

4.	PROPERTY AND EQUIPMENT
Property and equipment, their estimated useful lives and related accumulated depreciation at September 30 were as follows:


                                      Useful Life
                                        (Years)          2005      2004
                                        -------          ----      ----
Shop Equipment and Fixtures               7            $523,791   $484,119
Furniture and Office Equipment           3-5            198,228    195,035
Transportation Equipment                  6              28,700     25,000

Signage                                  10              13,459     13,459
Leasehold Improvements                   8-10            71,771     71,771
                                                         ------     ------
                                                        835,949    789,384
Less Accumulated Depreciation                           592,623    410,919
                                                        -------    -------
                                                       $243,326   $378,465
                                                       --------   --------

5.	ACCRUED EXPENSES
The components of accrued expenses at September 30 were as follows:


                                                     2005          2004
                                                     ----          ----

Accrued Warranty                                   $201,000      $201,000
Accrued Property Taxes                                6,090         6,077
Accrued Payroll                                     115,048        92,374
Accrued Advertising                                  22,450         8,500
Other                                               197,866        16,088
                                                    -------        ------
                                                   $542,454      $324,039
                                                   --------      --------
6.	FLOOR PLAN PAYABLE
The Company held chassis inventory totaling $5,188,275 and $4,142,663 at September 30, 2005 and 2004, respectively. The
Company had a floor plan payable at September 30 as follows:


                                                     2005          2004
                                                     ----          ----

Ford Motor Credit Company                        $3,096,008    $1,393,514
General Motors Acceptance Corporation             1,955,292       630,544
Chrysler Financial Company, L.L.C.                  136,975     2,118,605
                                                    -------     ---------
                                                 $5,188,275    $4,142,663
                                                 ==========    ==========

The Company has entered into a pool agreement with each of these companies. Under these agreements, the Company purchases chassis and later sells the chassis back to the respective manufacturer (see Footnote 2). The Company accrues and pays interest monthly on the outstanding floor plan payables ranging from 1% to 2%, as of September 30, 2005, for floor planned chassis held for less than 90 days and prime plus 1% (7.00% at November 4, 2005) for floor planned chassis held for greater than 90 days. The interest is reported as "Interest Expense" on the Company's income statement. Title to the chassis passes to the Company at purchase and passes back to the manufacturer when the manufacturer repurchases the chassis. The Company does not make any payments on floor plan payable balances outstanding.

7.	LINE OF CREDIT
The Company had a revolving line of credit with a maximum amount available of $650,000. The balance at September 30, 2005 was $200,000. Interest was payable monthly at the prime rate plus 0.5% (7.00% at November 1, 2005), and the principal was scheduled to mature on October 5, 2005. The line of credit was collateralized by all the business assets of the Company and was guaranteed by the stockholder. The balance due was fully repaid on November 4, 2005 (see footnote 16).

8.	LONG TERM DEBT


                                                     2005        2004
                                                     ----        ----
Long Term Debt consisted of the following at September 30:


Note payable to Farmers State Bank, interest
at prime plus 0.75% (7.0% at September 30,
2005), payable in equal monthly installments
of principal and interest of $1,396 to March
2008, collateralized by all the business
assets of the Company and guaranteed by the
stockholder.                                        $39,024       $60,618
Less Current Portion                                 14,580        22,100
                                                     ------        ------
                                                    $24,444       $38,518
                                                    =======       =======


Future maturities of long term debt are as follows:

Year Ending
December 31,
 2005              $3,417
 2006              15,002
 2007              15,928
 2008               4,677
                    -----
                  $39,024
                  -------

9.	  INCOME TAXES

The components of deferred tax assets and liabilities at September 30 were as follows:


                                           2005            2004
                                           ----            ----
Current Deferred Tax Asset, Net:
Inventory Accounting                      $63,392          $-0-
                                          =======          ====

Long Term Deferred Tax Liability, Net:
Property and Equipment                    $(2,479)         $-0-
                                          ========         ====

A reconciliation between the effective rate for income taxes and the amount computed by applying the statutory Federal income tax rate to loss from continuing operations before provision for income taxes for the nine months ended September 30 is as follows:


                                           2005            2004
                                           ----            ----
Federal Statutory Tax                      (34.0)%          -0-%
Nondeductible Expenses                      12.9%           -0-%
State Income Taxes                          (3.5)%          -0-%
                                            ------          ----
Effective Tax Rate                         (24.6)%          -0-%
                                           =======          ====

The Company utilizes a December 31 year end for Federal and state income tax purposes. The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as a deferred tax asset and liability.

10.	ACQUISITION OF THE COMPANY
On March 11, 2005, the sole shareholder of the Company entered into an agreement to sell 49% of the common shares outstanding to Commerce Street Venture Group, Inc. ("Commerce Street") by executing a note payable. On June 30, 2005 the last payment on the note payable was made and the shares were transferred to Commerce Street.

On July 1, 2005, the former sole shareholder entered into a formal share swap agreement with Legend Motors Worldwide, Inc. ("Legend") for 51% of the Company's shares. Pursuant to this agreement, the shareholder exchanged 51 shares of the Company's common stock for shares of Legend. Also on July 1, 2005, Commerce Street entered into a formal share swap agreement with Legend. Pursuant to this agreement, Commerce Street exchanged 49 shares of the Company's common stock for shares of Legend. As a result of the two exchanges, the Company became a wholly-owned subsidiary of Legend.

11.	 RELATED PARTY TRANSACTIONS
The Company's operating facilities are leased from LA Investments, LLC which is 50% owned by the stockholder and 50% owned by the stockholder's spouse. Effective on April 1, 2005, the monthly lease payment increased to $29,000. Prior to that, the monthly lease payment was $22,500. The lease is for a period of ten (10) years through February 28, 2010 and may be renewed for five additional one-year terms. Rent expense paid to LA Investments, LLC totaled $241,500 and $202,500 for the nine months ended September 30, 2005 and 2004, respectively, and is included within selling, general and administrative expenses.

The Company paid Team LA Motorsports, Ltd. $74,748 and $27,000 for the nine months ended September 30, 2005 and 2004, respectively, for advertising and promoting of the Company. The stockholder's spouse owns 100% of Team LA Motorsports, Ltd.

12.	 COMMITMENTS AND CONTINGENCIES
The Company leases its operating facilities and certain equipment under noncancellable lease agreements expiring at various dates through February 2010. Rental expense was $241,500 and $202,500 for the nine months ended September 30, 2005 and 2004, respectively.

The Company also leases various equipment under capital leases expiring at various dates through June 2005. The leased assets are included in the balance sheet as part of property and equipment at a cost of $316,267 as of September 30, 2005 and 2004. Amortization of these assets held under capital leases is included with depreciation expense and was approximately $25,656 and $35,336 for the nine months ended September 30, 2005 and 2004, respectively.

Future minimum lease payments under non-cancelable operating leases (with initial or remaining terms in excess of one year) and future minimum capital lease payments as of September 30, 2005 are as follows:

Year Ending                            Capital           Operating
December 31,                           Leases            Leases
------------                           ------            ------
2005                                   $-0-              $88,298
2006                                    -0-              349,298
2007                                    -0-              348,325
2008                                    -0-              348,000
2009                                    -0-              348,000
Thereafter                              -0-               58,000
                                        ---               ------
Total minimum lease payments           $-0-           $1,539,921
                                       ====           ==========

13.	 EMPLOYEE BENEFIT PLAN
The Company has a defined contribution plan (the "Plan") qualifying under Section 401(k) of the Internal Revenue Code. Substantially all employees who have met certain service requirements are eligible for participation in the Plan. Participants may defer and contribute to the Plan up to 15% of their compensation not to exceed the IRS limit. The participants' contributions vest immediately, while the Company contributions vest over six years. The Company's contribution rate is determined on a year to year basis at the sole discretion of the Company, not to exceed $3,000 in any plan year. There were no Company contributions for the nine months ended September 30, 2005 or the years ended December 31, 2004 and 2003.

14.	STOCKHOLDER'S EQUITY
The Company has 1,000 shares of no par value common stock authorized of which 100 shares were issued and outstanding at September 30, 2005.

15.	EARNINGS PER SHARE
Basic and fully diluted earnings per share for the nine months ended September 30, 2005 was as follows:


                            Income               Shares         Per-Share
                          (Numerator)         (Denominator)      Amounts
                          -----------         -------------      -------

Net Income                  $48,283

Basic EPS                   $48,283                 100         $482.83
                            -------

Diluted EPS                 $48,283                 100         $482.83
                            -------                 ---         -------


As of September 30, 2005, the Company had no securities, either authorized or issued, that could potentially dilute basic earning per share.

Basic and fully diluted earnings per share for the nine months ended September 30, 2004 was as follows:

                            Income               Shares         Per-Share
                          (Numerator)         (Denominator)      Amounts
                          -----------         -------------      -------
Net Income                   $701,280

Basic EPS                    $701,280                100       $7,012.80
                             --------

Diluted EPS                  $701,280                100       $7,012.80
                             ========                ===       =========


As of September 30, 2004, the Company had no securities, either authorized or issued, that could potentially dilute basic earning per share.

There have been no subsequent transactions that would change the number of common shares or potential common shares presented in these earnings per share calculations.

16.	  SUBSEQUENT EVENTS
During the reporting period, the Company maintained a secured credit agreement with a commercial lender (see Footnote 7). Between
September 15, 2005 and September 29, 2005 Legend contributed
$400,000 to the capital of the Company. The line of credit matured on October 5, 2005 and was paid in full at that time using the contributed funds.

On November 4, 2005, the Company entered into a replacement secured credit agreement with a separate commercial lender. Under the terms of the replacement secured credit agreement, the Company has a line of credit for up to $250,000. Interest is payable monthly at the prime rate plus 1.0% (7.00% at November 1, 2005). The line of credit matures on June 4, 2006 and is collateralized by all the business assets of the Company.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of GT 40 North America, Inc.:

We have audited the accompanying balance sheet of GT 40 North America, Inc. as of December 31, 2004, and the related statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 2004 and for the period from September 5, 2003 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GT 40 North America, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004 and the period from September 5, 2003 (inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Tedder, James, Worden & Associates, P.A.


December 9, 2005
Orlando, Florida

GT 40 North America, Inc.
Balance Sheet
December 31, 2004


ASSETS

Current Assets:
Cash                                                        $      -0-
Inventories                                                   398,681
Prepaid Expenses and Other Current Assets                       6,123
                                                            ----------
Total Current Assets                                          404,804


Property and Equipment, Net                                   155,882
Other Assets                                                   10,890
                                                            ----------

Total Assets                                                $ 571,576
                                                            ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts Payable                                            $ 210,199
Accounts Payable - Related Parties                            139,239
Accrued Expenses                                               47,198
Accrued Interest                                               48,483
Loans From Stockholder                                        754,782
Loans From Related Parties                                    835,285
                                                            ----------
Total Current Liabilities                                   2,035,186
                                                            ----------

Commitments and Contingencies

Stockholders' Deficit:
Common Stock, $1 par, 1,000 shares authorized,
 100 shares issued and outstanding                                100
Accumulated Deficit                                        (1,463,710)
Total Stockholders' Deficit                                (1,463,610)
                                                           -----------
Total Liabilities and Stockholders' Deficit                  $571,576
                                                           -----------

See Accompanying Notes to Financial Statements.

GT 40 North America, Inc.
Statements of Operations



                                                            Period From
                                                            September 5,
                                                                2003
                                          Year Ended        (Inception) to
                                          December 31,      December 31,
                                             2004               2003
                                             ----               ----

Vehicle Sales                              535,300                 -0-
Franchise Fees                              40,000              75,000
                                           -------              ------
Net Sales                                 $575,300             $75,000

Cost of Goods Sold                         996,310              26,882
                                           --------             ------

Gross Profit (Loss)                       (421,010)             48,118


Operating Expenses:
Salaries, Wages and Employee Benefits      498,745             115,916
Occupancy Costs                             96,771              21,707
Advertising and Sales                       89,667               7,675
Other General and Administrative Expenses  201,798              10,041
                                           -------              ------
Total Operating Expenses                   886,981             155,339
                                           -------             -------


Loss from Operations                    (1,307,991)           (107,221)


Other Income (Expense):
Interest Expense                           (47,911)               (587)

Loss Before Income Taxes                (1,355,902)           (107,808)
Income Tax Expense                              -0-                 -0-
                                                ---                 ---

Net Loss                               $(1,355,902)          $(107,808)
                                       ============          ==========


Weighted Average Shares
of Common Stock
Outstanding:
Basic and Diluted                              100                 100
                                               ===                 ===

Loss Per Common Share:
Basic and Diluted                      $(13,559.02)          $(1078.08)
                                       ============          ==========


See Accompanying Notes to Financial Statements.

GT 40 North America, Inc.
Statements of Cash Flows




                                                            Period From
                                                            September 5,
                                                                2003
                                          Year Ended        (Inception) to
                                          December 31,      December 31,
                                             2004               2003
                                             ----               ----

CASH FLOWS FROM OPERATING
ACTIVITIES
Net Loss                                 $(1,355,902)        $(107,808)
Adjustments to Reconcile Net
Loss to Net Cash Used In
Operating Activities:
Depreciation                                  30,019             3,110
Loss on Sale of Equipment                        301                -0-
(Increase) Decrease in Assets:
Inventories                                 (237,213)         (161,468)
Prepaid Expenses and Other
Current Assets                                17,251           (23,374)
Other Assets                                 (10,350)             (540)
Increase (Decrease) in
Liabilities:
Accounts Payable                             181,438            28,761
Accounts Payable - Related Parties           114,869            24,370
Accrued Interest                              47,896               587
Accrued Expenses                              47,198                -0-
Customer Deposits                           (143,000)          143,000
                                            ---------          --------
Net Cash Used In Operating Activities     (1,307,493)          (93,362)
                                          -----------          --------


CASH FLOWS FROM INVESTING
ACTIVITIES


Purchases of Property and Equipment         (152,884)          (63,988)
Proceeds from Sale of Property
and Equipment                                  5,500                -0-
                                               ------               ---
Net Cash Used In Investing
Activities                                  (147,384)          (63,988)
                                            ----------        ---------


CASH FLOWS FROM FINANCING
ACTIVITIES


Issuance of Common Stock                          -0-              100
Loans From Stockholder                       702,842            74,000
Loans From Related Parties                   736,368            98,917
                                             --------           -------
Net Cash Provided by Financing Activities  1,439,210           173,017
                                           ----------          --------


Net Increase (Decrease) in Cash              (15,667)           15,667
Cash - Beginning of Period                    15,667                -0-
                                              -------               ---
Cash - End of Period                             $-0-          $15,667
                                                  ===           =======



Supplemental Disclosure of Non-cash Investing and
Financing Activities:

The Company sold property and equipment to a stockholder for carrying value which was used to reduce the principle of the loans from stockholder by $22,060.



See Accompanying Notes to Financial Statements.

GT 40 North America, Inc.
Statements of Stockholders' Deficit
For the Period from September 5, 2003 (Inception) to December 31,
2004




                                                                                 Total
                                         Common Stock           Accumulated   Stockholders'
                                     Shares       Amount          Deficit       Deficit
                                     ------------------------------------------------------

Inception (September 5, 2003)              -0-       $-0-              $-0-           $-0-
Issuance of Common Stock                  100        100                -0-           100
Net Loss                                   -0-        -0-         (107,808)      (107,808)
                                          ----       ----         ---------      ---------
Balances at December 31, 2003             100       $100         $(107,808)     $(107,708)
Net Loss                                   -0-        -0-       (1,355,902)    (1,355,902)
                                           ---        ---       -----------    -----------
Balances at December 31, 2004             100       $100       $(1,463,710)   $(1,463,610)
                                          ----      -----      ------------   ------------




See Accompanying Notes to Financial Statements.

GT 40 North America, Inc.
Notes to Financial Statements
December 31, 2004



1.	BUSINESS

GT 40 North America, Inc. (the "Company") is primarily engaged in the design, assembly, and sale of specially constructed cars throughout the United States of America, Canada, Mexico, and Europe. The Company's headquarters and assembly facility are located in Westfield, Indiana.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition - In accordance with Staff Accounting Bulletin No. 104, Topic 13: Revenue Recognition, the Company records revenue for the sale of vehicles when the customer has executed a customer purchase agreement, the vehicle is delivered, the price is final and collection of the sales price is reasonably assured. The Company's standard purchase agreement establishes the price, payment terms and the transfer of title to the vehicle upon the buyer's acceptance thereof. Standard terms are one-half of purchase price in advance with the remaining balance due upon delivery. The Company utilizes a delivery service that collects the remaining balance due prior to delivery. The Company recognizes revenue when the final payment is received from the customer. The Company sold one year franchise rights in 2004 and 2003 of $40,000 and $75,000, respectively, which granted the franchisees the exclusive rights to sell the Company's motor vehicles within specific designated areas.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories - Inventories are carried at the lower of cost or market. The cost is determined using the average cost method. The Company evaluates its inventory value at the end of each year to ensure that it is carried at the lower of cost or market. This evaluation includes an analysis of its physical inventories, a review of potential obsolete and slow-moving stock based on historical product sales and forecasted sales and an overall consolidated analysis of potential excess inventory.

To the extent historical physical inventory results are not indicative of future results and if future events affect, either favorably or unfavorably, the salability of the Company's products or its relationship with certain key vendors, the Company's inventory reserves could differ significantly, resulting in either higher or lower future inventory provisions.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life of the asset. Maintenance and repairs are expensed as incurred.

Cost of Goods Sold - The components of cost of goods sold in the accompanying statements of operations include all direct materials, labor and overhead associated with the assembly and/or manufacturing of the Company's products.

GT 40 North America, Inc.
Notes to Financial Statements
December 31, 2004

Impairment of Long-Lived Assets - The Company evaluates its long-lived assets for financial impairment as events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company evaluates the recoverability of long-lived assets used in operations by measuring the carrying amount of the assets against their estimated undiscounted future cash flows. If such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values.

Income Taxes - The Company accounts for income taxes utilizing the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that included the enactment date.

Research and Development Costs - Research and development costs are expensed as incurred. Research and development costs totaled $18,262 for the year ended December 31, 2004 and $1,690 for the period from September 5, 2003 (inception) to December 31, 2003 and are included in Other General and Administrative Expenses in the statement of operations.

Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high credit quality financial institutions. At various times throughout 2004, the Company's cash balance in its cash account held at a financial institution was in excess of the federally insured limit.



3.	INVENTORIES

Inventories consisted of the following at December 31, 2004:

Raw Materials       $213,675
Work in Progress      31,450
Finished Goods       153,556
                     -------
                    $398,681
                    --------

GT 40 North America, Inc.
Notes to Financial Statements
December 31, 2004


4.	PROPERTY AND EQUIPMENT

Property and equipment, their estimated useful lives and related accumulated depreciation at December 31, 2004 were as follows:


                                   Useful Life
                                     (Years)
                                    ---------
Shop Equipment and Fixtures            2-5                $125,325
Furniture and Office Equipment         3-10                 16,139
Transportation Equipment                5                   13,375
Signage                                7-10                  5,702
Construction in Process                n/a                  26,500
                                                            ------
                                                           187,041
Less Accumulated Depreciation                               31,159
                                                            ------
                                                          $155,882
                                                          ========

5.	ACCRUED EXPENSES

The components of accrued expenses at December 31, 2004 were as follows:

                  Accrued Payroll         $24,531
                  Accrued Payroll Taxes    21,656
                  Other                     1,011
                                            -----
                                          $47,198
                                          =======

6.	INCOME TAXES

The components of deferred tax assets and liabilities at December
31, 2004 were as follows:

          Deferred Tax Assets (Liabilities):
          Accrued Expenses                           $9,962
          Inventory Accounting                       60,238
          Property and Equipment                       (949)
          Net Operating Loss Carryforwards          508,845
                                                    --------
                                                    578,096
          Less Valuation Allowance                  578,096
                                                    --------
          Net Deferred Tax Assets (Liabilities)         $-0-
                                                        ----

The Company has recorded a full valuation allowance against its deferred tax assets since management believes that based upon current available objective evidence it is more likely than not that the deferred tax asset will not be realized.

GT 40 North America, Inc.
Notes to Financial Statements
December 31, 2004



A reconciliation between the effective rate for income taxes and the amount computed by applying the statutory Federal income tax rate to loss from continuing operations before provision for income taxes for the year ended December 31, 2004 and the period from September 5, 2003 (inception) to December 31, 2003 is as follows:



                                                     For the Period
                                     Year Ended      From September 5,
                                     December 31,   2003 (Inception) to
                                        2004         December 31, 2003
                                     ------------   -------------------

Federal Statutory Tax                    (34.0)%            (34.0)%
Nondeductible Expenses                      0.1%               0.1%
Increase in Valuation Allowance            33.9%              33.9%
Effective Tax Rate                          -0-%               -0-%


The Company utilizes a June 30 year end for Federal and state income tax purposes. As of December 31, 2004 and 2003, the Company has net operating loss carryforwards of approximately $1,284,000 and $30,000, respectively. The carryforward will expire on June 30, 2024, if not utilized by that date. The Company's net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in
Section 382 of the Internal Revenue Code. The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as a deferred tax asset and liability.

7.	COMMITMENTS AND CONTINGENCIES

Prior to July 2005, the Company leased office and production space under a non-cancelable operating lease agreement that was scheduled to expire in November 2009. The minimum future rental commitment at December 31, 2004 under this operating lease is as follows:

Year Ending
December 31,:

2005                  $120,000
2006                  $120,000
2007                  $120,000
2008                  $120,000
2009                  $100,000
                      --------
                      $580,000
                      ========

GT 40 North America, Inc.
Notes to Financial Statements
December 31, 2004



8.	STOCKHOLDERS' EQUITY

The Company has 1,000 shares of $1.00 par value common stock authorized of which 100 shares were issued and outstanding at December 31, 2004.

9.	RELATED  PARTY  TRANSACTIONS

The Company has entered into transactions with various related parties. All loans due to stockholders and companies in which those stockholders have interest were demand notes bearing interest at the rate of 5%. The following balances were outstanding at December 31, 2004:

Accounts Payable -  Related Parties (Stockholder)          $110,239
Accounts Payable - Related Parties (Related Companies)       29,000
                                                             ------
                                                           $139,239
                                                           ========

Accrued Interest - Stockholder                              $29,160
Accrued Interest - Related Companies                         19,323
                                                             ------
                                                            $48,483
                                                            =======

Loans from Stockholder                                     $754,782
                                                           ========

Loans from Related Companies                               $835,285
                                                           ========

The following transactions occurred with related parties during the year ended December 31, 2004 and for the period from September 5, 2003 (inception) to December 31, 2003 and are included in selling, general and administrative expenses in the statements of operations:


                                                     For the Period
                                     Year Ended      From September 5,
                                     December 31,   2003 (Inception) to
                                        2004         December 31, 2003
                                     ------------   -------------------
Consulting Fees Paid to Stockholders   $160,961            $62,500
Engineering Fees Paid to Stockholder    103,205                 -0-
                                        --------                ---
                                       $264,166            $62,500
                                       =========           ========

For the period from October 1, 2003 through December 1, 2004, the Company rented office and production space from a stockholder. Total rent payments under this arrangement were $64,947 and $16,237 during the year ended December 31, 2004 and for the period from September 5, 2003 (inception) to December 31, 2003, respectively.

Effective December 1, 2004, the Company leased office and production space from a stockholder (see Note 7). Total rent payments under this lease during 2004 were $10,000. In addition,

GT 40 North America, Inc.
Notes to Financial Statements
December 31, 2004



the Company was required to deposit $10,000 with the landlord.
This amount represents the rent for the last month of the lease period and is included in other assets.

10.	EARNINGS PER SHARE

Basic and fully diluted earnings per share for the twelve months ended December 31, 2004 was as follows:


                                      Income          Shares       Per-Share
                                   (Numerator)    (Denominator)     Amounts
                                   -----------    -------------    ---------

Net Loss                           $(1,355,902)

Basic EPS                          $(1,355,902)        100        $(13,559.02)

Diluted EPS                        $(1,355,902)        100        $(13,559.02)
                                   ============        ===        ============

As of December 31, 2004, the Company had no securities, either authorized or issued, that could potentially dilute basic earning per share.

Basic and fully diluted earnings per share for the period From
September 5, 2003 (Inception) to December 31, 2003 was as follows:


                                      Income          Shares       Per-Share
                                   (Numerator)    (Denominator)     Amounts
                                   -----------    -------------     -------
Net Loss                           $(107,808)

Basic EPS                          $(107,808)         100          $(1,078.08)

Diluted EPS                        $(107,808)         100          $(1,078.08)

As of December 31, 2003, the Company had no securities, either authorized or issued, that could potentially dilute basic earning per share.

There have been no subsequent transactions that would change the number of common shares or potential common shares presented in these earnings per share calculations.

11.	 SUBSEQUENT EVENTS
At various dates from January 2005 through June 2005, the Company received additional net fundings of approximately $673,000 through additional loans from a company in which a stockholder has an ownership interest.

At the close of business on April 28, 2005, each of the Company's three shareholders entered into a formal share swap agreement with Legend Motors Worldwide, Inc. ("Legend"). Pursuant to the three agreements, the Company's shareholders exchanged all of their shares in the Company for shares of Legend. As a result of the exchanges, the Company became a wholly-owned subsidiary of Legend.

On June 27, 2005, the Company entered into formal debt agreements with the respective related parties to which the Company had outstanding loans to consolidate the respective loans and accrued interest due to each related party. The new agreements allow for the converging of outstanding debt and accrued interest into common stock of the Company at a stated price of two dollars per share. The converging is at the option of the note holder. The respective promissory notes each have accrued interest due on August 31, 2005 and any remaining outstanding principle and accrued interest payable on August 31, 2006 may be converted to common stock of the Company. On June 28, 2005, each of the holders of loans payable executed their respective options to convert their respective outstanding principle balances to common stock.

GT 40 North America, Inc.
Balance Sheets
(Unaudited)

                                                               September 30,
                                                       ----------------------------
                                                           2005            2004
                                                       ------------    ------------
ASSETS
Current Assets:
Cash                                                   $        843    $        -0-
Accounts Receivable                                         100,000             -0-
Inventories                                                 302,965         643,773
Prepaid Expenses and Other Current Assets                     6,556           1,830
                                                       ------------    ------------
Total Current Assets                                        410,364         645,603

Property and Equipment, Net                                 209,693         156,113
Other Assets                                                 19,512             540
                                                       ------------    ------------

Total Assets                                           $    639,569    $    802,256
                                                       ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable                                       $     60,201    $    186,859
Accounts Payable - Related Parties                            2,388         129,389
Accrued Interest                                              6,884          28,917
Customer Deposits                                               -0-          45,000
Loans From Related Parties                                      -0-         578,212
Loans From Stockholder                                      167,920         707,042
                                                       ------------    ------------
Total Current Liabilities                                   237,393       1,675,419
                                                       ------------    ------------

Commitments and Contingencies

Stockholders' Equity (Deficit):
Common Stock                                                    100             100
Capital in Excess of Par                                  2,485,785             -0-
Accumulated Deficit                                      (2,083,709)       (873,263)
                                                       ------------    ------------
Total Stockholders' Equity (Deficit)                        402,176        (873,163)
                                                       ------------    ------------

Total Liabilities and Stockholders' Equity (Deficit)   $    639,569    $    802,256
                                                       ============    ============

See Accompanying Notes to Financial Statements.

GT 40 North America, Inc.
Statements of Operations
(Unaudited)

                                                      Nine Months Ended September 30,
                                                       ----------------------------
                                                           2005            2004
                                                       ------------    ------------
Vehicle Sales                                          $    254,000    $    435,300
Franchise Fees                                                  -0-          40,000
                                                       ------------    ------------
Net Sales                                              $    254,000    $    475,300

Cost of Goods Sold                                          356,857         630,105
                                                       ------------    ------------

Gross Profit (Loss)                                        (102,857)       (154,805)

Operating Expenses:
Salaries, Wages and Employee Benefits                       296,927         273,558
Occupancy Costs                                              71,953          63,540
Advertising and Sales                                        10,780          74,268
Gain on Sale of Property and Equipment                          -0-             (76)
Other General and Administrative Expenses                    79,497         171,020
                                                       ------------    ------------
Total Operating Expenses                                    459,157         582,310
                                                       ------------    ------------

Loss from Operations                                       (562,014)       (737,115)

Other Income (Expense):
Interest Expense                                            (57,985)        (28,340)
                                                       ------------    ------------

Loss Before Income Taxes                                   (619,999)       (765,455)
Income Tax Expense                                              -0-             -0-
                                                       ------------    ------------

Net Loss                                               $   (619,999)   $   (765,455)
                                                       ============    ============


Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted                                               100             100
                                                       ============    ============

Loss Per Common Share:
Basic and Diluted                                      $  (6,199.99)   $  (7,654.55)
                                                       ============    ============

See Accompanying Notes to Financial Statements.

GT 40 North America, Inc.
Statements of Cash Flows
(Unaudited)

                                                                 Nine Months Ended September 30,
                                                                  ----------------------------
                                                                      2005            2004
                                                                  ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                                          $   (619,999)   $   (765,455)
Adjustments to Reconcile Net Loss to Net Cash Used In Operating
Activities:
Depreciation                                                            31,321          20,685
Gain on Sale of Equipment                                                  -0-             (76)
(Increase) Decrease in Assets:
Accounts Receivable                                                   (100,000)            -0-
Inventories                                                             95,716        (482,306)
Prepaid Expenses and Other Current Assets                                 (433)         21,544
Increase (Decrease) in Liabilities:
Accounts Payable                                                      (156,861)        158,099
Accounts Payable - Related Parties                                     764,926         584,314
Accrued Interest                                                        57,940          28,330
Accrued Expenses                                                       (39,551)            -0-
Customer Deposits                                                          -0-         (98,000)
                                                                  ------------    ------------
Net Cash Provided by (Used In) Operating Activities                     33,059        (532,865)
                                                                  ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment                                    (93,754)       (121,344)
Proceeds from Sale of Property and Equipment                               -0-           5,500
                                                                  ------------    ------------
Net Cash Used In Investing Activities                                  (93,754)       (115,844)
                                                                  ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Net Payments (Repayments) on Loans From Stockholder                    (33,111)        633,042
Stockholder Capital Contributions                                       94,649             -0-
Loans From Related Parties                                                 -0-             -0-
                                                                  ------------    ------------
Net Cash Provided by Financing Activities                               61,538         633,042
                                                                  ------------    ------------

Net Increase (Decrease) in Cash                                            843         (15,667)
Cash - Beginning of Period                                                 -0-          15,667
                                                                  ------------    ------------
Cash - End of Period                                              $        843    $        -0-
                                                                  ============    ============

Supplemental Disclosure of Non-cash Investing and Financing Activities:

Four stockholders of the Company exercised their respective options to convert debt obligations of the Company into common shares of the Company. As a result, the Company's outstanding loans from related parties and from stockholder were reduced by $2,129,420 and the Company's capital in excess of par was increased by $2,129,420 (see footnote 7).

See Accompanying Notes to Financial Statements.

GT 40 North America, Inc.
Statements of Stockholders' Deficit
For the Periods from December 31, 2003 to September 30, 2004 and from December 31, 2004 to September 30, 2005
(Unaudited)

                                                                  Additional                        Total
                                           Common Stock             Paid In      Accumulated     Stockholders'
                                       Shares         Amount        Capital        Deficit          Deficit
                                    ------------   ------------   ------------   ------------    ------------
Balances at December 31, 2003                100   $        100   $        -0-       (107,808)   $   (107,708)
Net Loss                                     -0-            -0-            -0-       (765,455)       (765,455)
                                    ------------   ------------   ------------   ------------    ------------
Balances at September 30, 2004               100   $        100   $        -0-   $   (873,263)   $   (873,163)
                                    ============   ============   ============   ============    ============

Balances at December 31, 2004                100   $        100           $-0-   $ (1,463,710)   $ (1,463,610)
Debt to Equity Conversion                    -0-            -0-      2,129,420            -0-       2,129,420
Stockholder Capital Contributions            -0-            -0-        356,365            -0-         356,365
Net Loss                                     -0-            -0-            -0-       (619,999)       (619,999)
                                    ------------   ------------   ------------   ------------    ------------
Balances at September 30, 2005               100   $        100   $  2,485,785   $ (2,083,709)   $    402,176
                                    ============   ============   ============   ============    ============

See Accompanying Notes to Financial Statements.

GT 40 North America, Inc.
Notes to Financial Statements
September 30, 2005


1.       BUSINESS
GT 40 North America, Inc. (the "Company") is primarily engaged in the design, assembly, and sale of specially constructed vehicles throughout the United States of America, Canada, Mexico, and Europe. The Company's headquarters and assembly facility are located in Westfield, Indiana.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Revenue Recognition - In accordance with Staff Accounting Bulletin No. 104, Topic 13: Revenue Recognition, the Company records revenue for the sale of vehicles when the customer has executed a customer purchase agreement, the vehicle is delivered, the price is final and collection of the sales price is reasonably assured. The Company's standard purchase agreement establishes the price, payment terms and the transfer of title to the vehicle upon the buyer's acceptance thereof. Standard terms are one-half of purchase price in advance with the remaining balance due upon delivery. The Company utilizes a delivery service that collects the remaining balance due prior to delivery. The Company recognizes revenue when the final payment is received from the customer. The Company sold one year franchise rights in 2004 of $40,000 which granted the franchisees the exclusive rights to sell the Company's motor vehicles within specific designated areas. The Company sold no franchise rights in 2005.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories - Inventories are carried at the lower of cost or market. The cost is determined using the average cost method. The Company evaluates its inventory value at the end of each year to ensure that it is carried at the lower of cost or market. This evaluation includes an analysis of its physical inventories, a review of potential obsolete and slow-moving stock based on historical product sales and forecasted sales and an overall consolidated analysis of potential excess inventory. To the extent historical physical inventory results are not indicative of future results and if future events affect, either favorably or unfavorably, the salability of the Company's products or its relationship with certain key vendors, the Company's inventory reserves could differ significantly, resulting in either higher or lower future inventory provisions.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life of the asset. Maintenance and repairs are expensed as incurred.

Cost of Goods Sold - The components of cost of goods sold in the accompanying statements of operations include all direct materials, labor and overhead associated with the assembly and/or manufacturing of the Company's products.

GT 40 North America, Inc.
Notes to Financial Statements
September 30, 2005


Impairment of Long-Lived Assets - The Company evaluates its long-lived assets for financial impairment as events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company evaluates the recoverability of long-lived assets used in operations by measuring the carrying amount of the assets against their estimated undiscounted future cash flows. If such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values.

Income Taxes - The Company accounts for income taxes utilizing the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that included the enactment date.

Research and Development Costs - Research and development costs are expensed as incurred. Research and development costs totaled $2,201 and $18,262 for the nine months ended September 30, 2005 and 2004, respectively, and are included in Other General and Administrative Expenses in the statements of operations.

Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high credit quality financial institutions. At various times throughout 2004, the Company's cash balance in its cash account held at a financial institution was in excess of the federally insured limit.

3.       INVENTORIES
The components of inventories at September 30 were as follows:

                                           2005         2004
                                        ----------   ----------
                Raw Materials           $  180,702   $  259,559
                Work in Progress            39,991       21,897
                Finished Goods              82,272      362,317
                                        ----------   ----------
                                        $  302,965   $  643,773
                                        ==========   ==========

GT 40 North America, Inc.
Notes to Financial Statements
September 30, 2005


4.       PROPERTY AND EQUIPMENT
Property and equipment, their estimated useful lives and related accumulated depreciation at September 30 were as follows:

                                     Useful Life
                                       (Years)          2005           2004
                                     ------------   ------------   ------------
    Shop Equipment and Fixtures           2-5       $    173,361   $    110,845
    Furniture and Office Equipment       3-10             17,422         15,503
    Transportation Equipment               5              13,375          8,124
    Signage                              7-10              5,921          5,748
    Leasehold Improvements                15                 -0-         20,342
    Construction in Process               n/a             62,094         19,300
                                                    ------------   ------------
                                                         272,173        179,862
    Less Accumulated Depreciation                         62,480         23,749
                                                    ------------   ------------
                                                    $    209,693   $    156,113
                                                    ============   ============

5.       INCOME TAXES
The components of deferred tax assets and liabilities at September 30 were as follows:

                                                 2005            2004
                                             ------------    ------------
     Deferred Tax Assets (Liabilities):
     Accrued Expenses                        $      2,727    $     11,454
     Inventory Accounting                          86,178         114,155
     Property and Equipment                        (4,876)         (2,830)
     Net Operating Loss Carryforwards             728,175         221,547
                                             ------------    ------------
                                                  812,204         344,326
     Less Valuation Allowance                     812,204         344,326
                                             ------------    ------------
     Net Deferred Tax Assets (Liabilities)   $        -0-    $        -0-
                                             ============    ============

The Company has recorded a full valuation allowance against its deferred tax assets since management believes that based upon current available objective evidence it is more likely than not that the deferred tax asset will not be realized.

A reconciliation between the effective rate for income taxes and the amount computed by applying the statutory Federal income tax rate to loss from continuing operations before provision for income taxes for the nine months ended September 30 is as follows:

                                              2005           2004
                                           ----------     ----------
         Federal Statutory Tax                  (34.0)%        (34.0)%
         Nondeductible Expenses                  (0.2)%         (0.2)%
         Increase in Valuation Allowance         34.2%          34.2%
                                           ----------     ----------
         Effective Tax Rate                       0.0%           0.0%
                                           ==========     ==========

GT 40 North America, Inc.
Notes to Financial Statements
September 30, 2005


The Company utilizes a June 30 year end for Federal and state income tax purposes. As of September 30, 2005, the Company has net operating loss carryforwards of approximately $1,839,000. The carryforwards, if not utilized beforehand, will expire as follows:

               Expiration Date                        Amount
               ---------------                      ----------
                June 30, 2025                       $1,284,000
                June 30, 2026                          555,000
                                                    ----------
                    Total                           $1,839,000
                                                    ==========

The Company's net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code. The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as a deferred tax asset and liability.

6.       COMMITMENTS AND CONTINGENCIES
Prior to July 2005, the Company leased office and production space under a non-cancelable operating lease agreement that was scheduled to expire in November 2009. The Company negotiated a revised cancelable operating lease agreement that took effect in July 2005 and expires in June 2010. The minimum future rental commitment at September 30, 2005 under this operating lease is as follows:

          Year Ending September 30:
          -------------------------
                     2006                         $ 36,446
                     2007                         $ 36,446
                     2008                         $ 36,446
                     2009                         $ 30,371
                                                  --------
                                                  $139,709
                                                  ========

7.       STOCKHOLDERS' EQUITY
The Company has 1,000 shares of $1.00 par value common stock authorized of which 100 shares were issued and outstanding at September 30, 2005.

On June 27, 2005, the Company entered into formal debt agreements with the respective related parties to which the Company had outstanding loans to consolidate the respective loans and accrued interest due to each related party. The agreements provide for interest to be paid on unpaid principal at the rate of 5% and allow for the converging of outstanding debt into common stock of the Company at a stated price of two dollars per share. The converging is at the option of the note holder. The respective promissory notes each have accrued interest due on August 31, 2005 with any remaining outstanding principal and accrued interest payable on August 31, 2006. On June 28, 2005, each of the holders of loans payable executed their respective options to convert their respective outstanding principal balances to common stock and 1,064,710 common shares of Legend Motors Worldwide, Inc. were issued (in lieu of GT 40 common shares). As a result, the Company's outstanding loans from related parties and from stockholder were reduced by $2,129,420 and the Company's capital in excess of par was increased by $2,129,420.

GT 40 North America, Inc.
Notes to Financial Statements
September 30, 2005


8.       RELATED PARTY TRANSACTIONS
The Company has entered into transactions with various related parties. All loans due to stockholders and companies in which those stockholders have interest were demand notes bearing interest at the rate of 5%. The following balances were outstanding at September 30:

                                                                  2005           2004
                                                              ------------   ------------
     Accounts Payable -  Related Parties (Stockholder)        $        -0-   $    100,389
     Accounts Payable - Related Parties (Related Companies)          2,388         29,000
                                                              ------------   ------------
                                                              $      2,388   $    129,389
                                                              ============   ============

     Accrued Interest - Stockholder                           $      6,884   $     18,626
     Accrued Interest - Related Companies                              -0-         10,291
                                                              ------------   ------------
                                                              $      6,884   $     28,917
                                                              ============   ============

     Loans from Stockholder                                   $    167,920   $    707,042
                                                              ============   ============

     Loans from Related Companies                             $        -0-   $    578,212
                                                              ============   ============

The following transactions occurred with related parties during the nine months ended September 30 and are included in selling, general and administrative expenses in the statements of operations:

                                                   2005           2004
                                               ------------   ------------
     Consulting Fees Paid to Stockholders      $     67,692   $    111,730
     Engineering Fees Paid to Stockholder            67,308         72,436
                                               ------------   ------------
                                               $    135,000   $    184,166
                                               ============   ============

For the period from October 1, 2003 through December 1, 2004, the Company rented office and production space from a stockholder. Total rent payments under this arrangement were $48,710 during the nine months ended September 30, 2004.

Effective December 1, 2004, the Company leased office and production space from a stockholder. Total rent payments under this lease during the nine months ended September 30, 2005 were $60,000. In addition, the Company was required to deposit $10,000 with the landlord. This amount represents the rent for the last month of the lease period and is included in other assets.

GT 40 North America, Inc.
Notes to Financial Statements
September 30, 2005


9.       EARNINGS PER SHARE
Basic and fully diluted earnings per share for the nine months ended September 30, 2005 was as follows:

                                          Income          Shares        Per-Share
                                        (Numerator)    (Denominator)     Amounts
                                       ------------    ------------   ------------
     Net Loss                          $   (619,999)
     Less: Preferred stock dividends            -0-
                                       ------------
     Basic EPS                         $   (619,999)            100   $  (6,199.99)
                                       ------------

     Diluted EPS                       $   (619,999)            100   $  (6,199.99)
                                       ============    ============   ============

As of September 30, 2005, the Company had no securities, either authorized or issued, that could potentially dilute basic earning per share.

Basic and fully diluted earnings per share for the nine months ended September
30, 2004 was as follows:

                                          Income          Shares        Per-Share
                                        (Numerator)    (Denominator)     Amounts
                                       ------------    ------------   ------------
     Net Loss                          $   (765,455)
     Less: Preferred stock dividends            -0-
                                       ------------
     Basic EPS                         $   (765,455)            100   $  (7,654.55)
                                       ------------

     Diluted EPS                       $   (765,455)            100   $  (7,654.55)
                                       ============    ============   ============

As of September 30, 2004, the Company had no securities, either authorized or issued, that could potentially dilute basic earning per share.

There have been no subsequent transactions that would change the number of common shares or potential common shares presented in these earnings per share calculations.

10.      ACQUISITION OF THE COMPANY
At the close of business on April 28, 2005, each of the Company's three shareholders entered into a formal share swap agreement with Legend Motors Worldwide, Inc. ("Legend"). Pursuant to the three agreements, the Company's shareholders exchanged all of their shares in the Company for shares of Legend. As a result of the exchanges, the Company became a wholly-owned subsidiary of Legend.

     No dealer, salesman or other
person is authorized to give any
information or to make any
representations not contained in
this prospectus in connection with
the offer made hereby, and, if
given or made, such information or
representations must not be relied
upon as having been authorized by
Legend Motors.  This prospectus
does not constitute an offer to
sell or a solicitation to an offer
to buy the securities offered
hereby to any person in any state
or other jurisdiction in which such
offer or solicitation would be
unlawful.  Neither the delivery of
this prospectus nor any sale made
hereunder shall, under any
circumstances, create any
implication that the information
contained herein is correct as of
any time subsequent to the date
hereof.

Until _________ __, 2006 (90 days
after the date of this prospectus)
all dealers that effect
transactions in these securities,
whether or not participating in
this offering, may be required to
deliver a prospectus.  This is in
addition to the dealer's obligation
to deliver a prospectus when acting
as underwriters and with respect to
their unsold allotments or
subscriptions.




                             Legend Motors Worldwide, Inc.


                                 12,000,000 SHARES


                                    ----------


                                    PROSPECTUS

                                    ----------


                                  January 11, 2006

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

             ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Article 11 of our Articles of Incorporation includes certain provisions permitted by Section 78.7502 of the Nevada Revised
Statutes, which provides for indemnification of directors and officers against certain liabilities.

     In general, Section 78.7502 permits us to indemnify our officers and directors in situations where they (1) rely on information, opinions, reports, books of account or statements, including financial statements and other financial data that are prepared or presented by:
      (a) One or more directors, officers or employees of the corporation reasonably believed to be reliable and competent in the matters prepared or presented;
      (b) Counsel, public accountants, financial advisers, valuation advisers, investment bankers or other persons as to matters reasonably believed to be within the preparer's or presenter's professional or expert competence; or
      (c) A committee on which the director or officer relying thereon does not serve, established in accordance with NRS 78.125, as to matters within the committee's designated authority and matters on which the committee is reasonably believed to merit confidence, unless such director or officer is not entitled to rely on such information, opinions, reports, books of account or statements if he has knowledge concerning the matter in question that would cause reliance thereon to be unwarranted., or

     (2) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.


     Pursuant to our Articles of Incorporation, our officers and directors are indemnified, to the fullest extent available under Nevada Law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by us.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     At the close of business on April 28, 2005, the Company issued 6,534,166 of its common shares to a private equity firm. The Company received no cash in exchange for the issuance of these shares. In exchange for the stock issuance, the private equity firm committed to paying the costs required to undertake a public offering of the Company's common stock. The Company has no obligation or intent to reimburse any costs incurred by the private equity firm. The private equity firm anticipates that it will incur costs in connection with this registration statement as follows:


SEC registration fee                          $4,237.20
Legal fees and expenses                     $125,000.00
Accounting fees and expenses                 $85,000.00
Miscellaneous                                $15,762.80
                                          -------------
Total                                       $230,000.00

                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     The following information is furnished with regard to all securities sold by Legend Motors Worldwide, Inc. within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering. None of the foregoing transactions involved a distribution or public offering.




Date                    Name                               Number of Shares        Total Price
----                    ----                               ----------------        -----------

July 1, 2005            Commerce Street Venture Group           1,582,492         (1)

July 1, 2005            Vern Kauffman                           1,647,084         (2)

June 28, 2005           Lowell G. Hancher, Jr.                  434,220           $864,220 (3)

June 28, 2005           Commerce Street Venture Group           566,740           $1,133,480 (3)

June 28, 2005           Magellan Financial Media Group, Inc.    63,750            $127,500 (3)

April 28, 2005          Lowell G. Hancher, Jr.                  1,647,084         (4)

April 28, 2005          Andrew Broadley                         100,000           (4)

April 28, 2005          George Recentio                         100,000           (4)

April 28, 2005          Commerce Street Venture Group           6,534,166         (5)

October 5, 2004 Anthony D. Altavilla                            25,000 (6)        $50,000

October 5, 2004 Marlin G. Molinaro                              12,500 (7)        $25,000

October 5, 2004 Alan G. Shoaf                                   12,500 (7)        $25,000



(1)	issued in exchange for 49% of the outstanding common stock of LA West.
(2)	issued in exchange for 51% of the outstanding common stock of LA West.
(3)	Issued upon conversion of note payable at a price of $2.00 per share.
(4)	Represents a portion of the 1,847,084 issued in exchange for 100% of the outstanding common stock of GT 40 North America, Inc.
(5) In exchange for the stock issuance, CSVG committed to paying the costs required to undertake a registration of Legend's common stock. Legend has no obligation or intent to reimburse any costs incurred by CSVG. CSVG anticipates that it will incur costs in the amount of $230,000 in the course of the registration process.

(6)	Issuance also included warrants to purchase 6,250 shares of our common stock at an exercise price of $4.00 per share.
(7)	Also included warrants to purchase 3,125 shares of our common stock at an exercise price of $4.00 per share.


     On July 1, 2005, Lowell G. Hancher, Jr. voluntarily surrendered 2,226,304 shares of Legend's common stock to Legend and CSVG voluntarily surrendered 2,149,232 shares of Legend's common stock to Legend. Legend then issued 145,000 of those shares to Vern Kauffman and 1,505,000 of those shares to GT 40. No consideration was received for the issued shares.


     On April 28, 2005, Legend Motors issued 1,987,500 of its warrants with an exercise price of four dollars each for its common shares to the following four recipients:

Name                                      Amount
----                                      ------
Vern Kauffman                           1,000,000
Gretchen C. Hancher                       400,000
Commerce Street Venture Group, Inc.       400,000
Magellan Financial Media Group, Inc.      187,500
                                        ---------
Total                                   1,987,500

ITEM 27. EXHIBITS

Exhibit Number		Description

3.1	Amended and Restated Articles of Incorporation of
        Legend Motors Worldwide, Inc.

3.2	Bylaws of Legend Motors Worldwide, Inc.

4.1	Specimen certificate of the Common Stock of
        Legend Motors Worldwide, Inc.

4.2	Specimen form of Warrant

5.1	Opinion of Law Office of James G. Dodrill II,
        P.A. as to legality of securities being
        registered*

10.1	Employment Agreement with Vern Kauffman

10.2	Lease of Business Property entered July 1, 2005
        between the Company and Lowell G. Hancher, Jr.

10.3	Lease of Business Property entered August 18,
        1999 between the LA West and LA Investments LLC

10.4	Lease of Equipment entered June 23, 2000 between
        LA West and Varilease Corporation

10.5	Promissory Note dated June 27, 2005 with Lowell
        G. Hancher, Jr.

10.6	Promissory Note dated June 27, 2005 with Commerce
        Street Venture Group

10.7	Promissory Note dated June 27, 2005 with Magellan

10.8	Share Swap Agreement between the Company and
        Lowell G. Hancher, Jr.

10.9	Share Swap Agreement between the Company and
        Andrew Broadley

10.10	Share Swap Agreement between the Company and
        George Recentio

10.11	Share Swap Agreement between the Company and Vern
        Kauffman

10.12	Share Swap Agreement between the Company and
        Commerce Street Venture Group


10.13   Converter Pool Agreement with Ford Motor Company

10.14   Pool Agreement with DaimlerChrysler Corporation

10.15 Special Vehicle Manufacturer Converters Agreement with General Motors Corporation


23.1	Consent of Tedder, James, Worden & Associates,
        P.A., independent registered certified public accounting firm, regarding Legend Motors
        Worldwide, Inc.

23.2	Consent of Tedder, James, Worden & Associates,
        P.A., independent registered certified public accounting firm, regarding LA West.

23.3	Consent of Tedder, James, Worden & Associates,
        P.A., independent registered certified public accounting firm, regarding GT40.

23.4	Consent of James G. Dodrill II, P.A. (included in
        Exhibit 5.1)



* to be filed by amendment.

                             ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
          i. Include any prospectus required by Section 10(a)(3) of the Securities Act;
          ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.
          iii. Include any additional or changed material information on the plan of distribution.
  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
  (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
  (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.
  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of LaGrange state of Indiana on January 11, 2006.

        LEGEND MOTORS WORLDWIDE, INC.

        By:     /s/ L. G. Hancher, Jr.
            --------------------------
                    L. G. Hancher, Jr.
                Principal Executive Officer and Director


	In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 11, 2006.

By:     /s/ L. G. Hancher, Jr.          Principal Executive Officer and
   -----------------------------
            L. G. Hancher, Jr.          Director



By:     /s/ Vern Kauffman               Director
   -----------------------------
            Vern Kauffman



By:	/s/ John G. Pendl		Treasurer, Principal Financial Officer
   -----------------------------
            John G. Pendl                Principal Accounting Officer and
                                         Director



By:     /s/ Joel Updike                 Director
   -----------------------------
            Joel Updike


By:	/s/ Dennis Severson		Director
   -----------------------------
            Dennis Severson